As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lloyds Banking Group plc

(Exact Name of Registrant as Specified in Its Charter)

Scotland

(State or Other Jurisdiction of Incorporation or Organization)

6029

(Primary Standard Industrial Classification Code Number)

Not Applicable

(I.R.S. Employer Identification No.)

25 Gresham Street

London  EC2V 7HN

United Kingdom

Tel. No.: 011-44-207-626-1500

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Adriana Maestas

Chief Legal Officer

North America

Lloyds Bank Corporate Markets

1095 Avenue of the Americas

New York, New York 10036

United States

Tel. No.: 212-930-5007

(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

John W. Banes DAVIS POLK & WARDWELL LLP 450 Lexington Avenue New York, New York 10017 United States Tel. No.: 212-450-4000	Diana Billik ALLEN & OVERY LLP 52 avenue Hoche CS 90005 75379 Paris Cedex 08, France Tel. No.: +33 (0)1 40 06 5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its

Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041 (the “New Notes”)	$750,000,000	100%	$750,000,000	$ 69,525.00

(1)	The securities being registered hereby are offered in exchange for the securities described in this prospectus. The registration fee has been computed based on the face value of the securities pursuant to Rule 457 under the Securities Act.

(2)	Calculated using a registration fee rate of $92.70 per million.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

PRELIMINARY PROSPECTUS, DATED NOVEMBER 10, 2021

Lloyds Banking Group plc

Offer to Exchange

Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041 (“New Notes”)

plus (if applicable) the relevant Cash Consideration Amount (as defined herein), plus a cash payment for any accrued and unpaid dividends or interest (as the case may be), plus (if applicable) cash amounts in lieu of any fractional New Notes for

certain Existing Securities listed in the table below

THE EXCHANGE OFFER (as defined below) will expire AT 11:59 P.M., NEW YORK CITY TIME, ON december 9, 2021 (such time and date, as the same may be extended, THE “EXPIRATION DEADLINE”). EXISTING SECURITIES (AS DEFINED BELOW) TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DEADLINE (such time and date, as the same may be extended, the “Withdrawal deadline”), BUT NOT thereafter. IN ADDITION, IF NOT PREVIOUSLY RETURNED, YOU MAY WITHDRAW EXISTING SECURITIES THAT YOU TENDER THAT ARE NOT ACCEPTED BY US FOR EXCHANGE AFTER THE EXPIRATION OF 40 BUSINESS DAYS FOLLOWING COMMENCEMENT OF THE EXCHANGE OFFER.

Lloyds Banking Group plc (“LBG”) is offering to exchange, on the terms and conditions described in this prospectus, Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041 (the “New Notes”), to be issued by LBG plus (if applicable) the relevant Cash Consideration Amount, plus accrued and unpaid dividends or interest (as the case may be) in cash, plus (if applicable) cash amounts in lieu of any fractional New Notes, for:

(1) any and all of the outstanding American Depositary Shares (“ADSs”) representing LBG’s 6.413%  Non-Cumulative Fixed to Floating Rate Preference Shares (the “Series 1 Preference Shares”), ADSs representing LBG’s 6.657% Non-Cumulative Fixed to Floating Rate Preference Shares (the “Series 2 Preference Shares” and, collectively with the Series 1 Preference Shares, the “Preference Shares”) and 6.00% Subordinated Notes due 2033 issued by HBOS plc (the “Series 1 Existing Subordinated Notes”) (the “Any and All Offer”), and

(2) up to the Cap Amount (as defined below) of LBG’s 4.582% Subordinated Debt Securities due 2025 (the “Series 3 Existing Subordinated Notes”) and LBG’s 4.500% Fixed Rate Subordinated Debt Securities due 2024 (the “Series 2 Existing Subordinated Notes” and, collectively with the Series 1 Existing Subordinated Notes and Series 3 Existing Subordinated Notes, the “Existing Subordinated Notes”) (the “Capped Offer” and, together with the Any and All Offer, the “Exchange Offer”).

The Series 1 Existing Subordinated Notes and the Preference Shares are collectively referred to as the “Any and All Offer Securities” and the Series 2 Existing Subordinated Notes and the Series 3 Existing Subordinated Notes are collectively referred to herein as the “Capped Offer Notes”. The Preference Shares and the Existing Subordinated Notes are collectively referred to herein as the “Existing Securities”. The Exchange Offer is being made upon the terms and subject to the conditions set forth in this prospectus (as it may be amended or supplemented from time to time, the “prospectus”).

The following table sets forth certain terms of the Exchange Offer:

Title of Security	Issuer	ISIN/CUSIP	Principal Amount Outstanding	Call Date	Exchange Priority(1)	Reference UST Security	Maturity Date	Minimum Denominations / Integral multiples	Bloomberg Reference Page(2)	Fixed Spread (basis points)	Cash Consideration Amount(3)	Hypothetical Total Exchange Consideration(4)
Any and All Offer
ADSs representing 6.413% Non-Cumulative Fixed to Floating Rate Preference Shares	LBG	144A: US539439AC38 / 539439AC3 Reg S: USG5533WAA56 / G5533WAA5	$374,810,000	October 1, 2035	N/A	1.250% U.S. Treasury Notes due August	N/A	$100,000/ $1,000	FIT1	+107	$146.00	$1,449.81
ADSs representing 6.657% Non-Cumulative Fixed to Floating Rate Preference Shares	LBG	144A: US539439AF68 / 539439AF6 Reg S: US539439AE93 / 539439AE9	$434,350,000	May 21, 2037	N/A	1.750% U.S. Treasury Notes due August 15, 2041	N/A	$100,000/ $1,000	FIT1	+83	$110.00	$1,496.46
6.00% Subordinated Notes due 2033	HBOS plc	144A: US4041A2AF14 / 4041A2AF1 Reg S: US4041A3AG79 / 4041A3AG7	$466,113,000	N/A	N/A	1.250% U.S. Treasury Notes due August 15, 2031	November 1, 2033	$1,000/ $1,000	FIT1	+100	$145.00	$1,362.74
Capped Offer
4.500% Fixed Rate Subordinated Debt Securities due 2024	LBG	US53944YAA10 / 53944YAA1	$1,000,000,000	N/A	1	0.750% U.S. Treasury Notes due November 15, 2024	November 4, 2024	$200,000/ $1,000	FIT1	+50	$0.00	$1,092.88
4.582% Subordinated Debt Securities due 2025	LBG	US539439AM10 / 539439AM1	$1,327,685,000	N/A	2	1.125% U.S. Treasury Notes due October 31, 2026	December 10, 2025	$200,000/ $1,000	FIT1	+50	$0.00	$1,115.48

(1)	The aggregate principal amount of the Capped Offer Notes of each series that are accepted for exchange pursuant to the Capped Offer will be based on the order of Exchange Priority for such series as set forth in the table above, subject to the Cap Amount and proration arrangements applicable to the Capped Offer. See “The Exchange Offer – Terms of the Exchange Offer – Capped Offer – Acceptance of Existing Securities; Exchange Priority; Proration” for more details.

(2)	The applicable page on Bloomberg from which the Dealer Managers (as defined below) will quote the bid-side prices of the applicable Reference UST Security for the purposes of determining the Reference UST Yield.

(3)	Per $1,000 principal amount of Existing Securities accepted for exchange pursuant to the Exchange Offer. The Cash Consideration Amount is already included in the Total Exchange Consideration calculated from the applicable Fixed Spread.

(4)	Hypothetical Total Exchange Consideration per $1,000 principal amount of Existing Securities as of 6:00 a.m., New York City time, on November 9, 2021 assuming a Settlement Date on December 14, 2021. See Annex C for a hypothetical pricing example for calculation of the Total Exchange Consideration. The Total Exchange Consideration includes both the Cash Consideration Amount and the New Notes Exchange Consideration. (as defined below).

The following table sets forth certain terms of the New Notes:

Title of Series	Benchmark Security	Bloomberg Reference Page	Spread to Benchmark Security	Optional Redemption Date	Maturity Date	Reset Coupon	Reset Date	Issue Price
Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041	1.750% U.S. Treasury Notes due August 15, 2041	FIT1	+150 bps	From (and including) September 14, 2041 to (and including) December 14, 2041	December 14, 2046	5-year US Treasury Rate +1.50%	December 14, 2041	100%

The aggregate principal amount of the Capped Offer Notes of each series that are accepted for exchange will be based on the order of Exchange Priority for such series as set forth in the table above, subject to the Cap Amount and proration arrangements applicable to the Capped Offer. The Cap Amount is a principal amount of Capped Offer Notes that would result in a principal amount of $750,000,000 of the New Notes (the “Maximum Capped Offer New Notes Size”) being issued pursuant to the Exchange Offer (after taking into account the principal amount of the New Notes to be issued pursuant to the Any and All Offer). In case the principal amount of the Any and All Offer Securities accepted pursuant to the Any and All Offer is such that the principal amount of the New Notes to be issued pursuant to the Any and All Offer is equal to or exceeds $750,000,000, all validly tendered Any and All Offer Securities will be accepted in full and no Capped Offer Notes will be accepted pursuant to the Capped Offer. See also “The Exchange Offer – Terms of the Exchange Offer – Capped Offer – Acceptance of Existing Securities; Exchange Priority; Proration”.

The Exchange Offer is subject to a minimum new issue size of at least $500,000,000 in aggregate principal amount of New Notes being issued in exchange for Existing Securities validly tendered pursuant to the Exchange Offer (the “Minimum New Issue Size”). The Exchange Offer is also subject to certain other conditions set out under “The Exchange Offer—Terms of the Exchange Offer—Exchange Offer Conditions”.

The New Notes will be delivered on the Settlement Date, expected to be on or around December 14, 2021, unless the Expiration Deadline is extended. We will not deliver fractional New Notes pursuant to the Exchange Offer. Instead, each tendering holder of Existing Securities that are accepted for exchange will receive a cash amount in lieu of any fractional New Notes that a tendering holder of Existing Securities would have otherwise been entitled to receive. Any cash amounts payable pursuant to the Exchange Offer will be rounded to the nearest U.S.$0.01, with U.S.$0.005, being rounded upwards.

The Offeror may extend, re-open, amend, limit, waive any condition of, or terminate the Exchange Offer at any time (subject to applicable law and as provided in this prospectus). Details of any such extension, re-opening, amendment, limitation, waiver (if permitted) or termination will be announced wherever applicable as provided in this prospectus as soon as reasonably practicable after the relevant decision is made. For more information, see “The Exchange Offer”.

Questions and requests for assistance in connection with (i) the Exchange Offer may be directed to the Dealer Managers and (ii) the delivery of Exchange Instructions (as defined herein) may be directed to Lucid Issuer Services Limited (the “Exchange Agent”), as applicable, the contact details for whom are on the back cover page of this prospectus.

We expect to apply to list the New Notes on the New York Stock Exchange in accordance with its rules.

Before deciding whether to exchange your Existing Securities for New Notes, you are encouraged to read and carefully consider this prospectus (including the documents incorporated by reference herein) in its entirety.  See “Risk Factors” beginning on page 12 for a discussion of risk factors that you should consider prior to deciding whether to tender your Existing Securities in the Exchange Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Offer or the securities to be issued in the Exchange Offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Global Coordinators and Joint Lead Dealer Managers

BofA Securities	Credit Suisse	Lloyds Securities

The date of this prospectus is              , 2021

v

Page

Prospectus

About this Prospectus	vi
Important Notices	vii
Incorporation of Information by Reference	ix
Forward-Looking Statements	ix
Important Information	x
Enforceability of Civil Liabilities	x
Prospectus Summary	1
Risk Factors	12
Use of Proceeds and Rationale of the Exchange Offer	23
Capitalization of the Group	24
Market Information and Dividend Policy	25
The Exchange Offer	28
Description of the New Notes	44
Comparison of Certain Material Terms of the Preference Shares and the New Notes	59
Comparison of Certain Material Terms of the Series 1 Existing Subordinated Notes and the New Notes	82
Comparison of Certain Material Terms of the Capped Offer Notes and the New Notes	102
Taxation Considerations	126
Certain Benefit Plan Investor Considerations	135
Validity of the New Notes	137
Experts	137
Index to Financial Statements	137
Annex A—Formula to Determine the Total Exchange Consideration and New Notes Exchange Consideration	138
Annex B—Formula to Determine the Interest Rate on New Notes	139
Annex C—Hypothetical Calculation of Total Exchange Consideration and New Notes Exchange Consideration	140
Annex D—Hypothetical Calculation of the Interest Rate Applicable to the New Notes	142

You should rely only on the information contained or incorporated by reference in this prospectus (including any free writing prospectus issued or authorized by us). Neither we nor the Dealer Managers have authorized anyone to provide you with additional, different or inconsistent information. We are not, and the Dealer Managers are not, making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates.

About this Prospectus

In this prospectus, we use the following terms:

·	“we”, “us”, “our”, “the Issuer”, “LBG” and “Lloyds Banking Group” mean Lloyds Banking Group plc;

·	“Group” means Lloyds Banking Group plc together with its subsidiaries and associated undertakings;

·	“SEC” refers to the Securities and Exchange Commission;

·	“pound sterling”, “pence”, “£” and “p” refer to the currency of the United Kingdom;

·	“U.S. dollars”, “$” and “cents” refer to the currency of the United States;

·	“euro”, “€” and “euro cents” refer to the currency of the member states of the European Union (the “EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended; and

·	“U.K.” means the United Kingdom.

Important Notices

If a holder decides to tender Existing Securities pursuant to the Exchange Offer, the holder must arrange for a Direct Participant (as defined below) to electronically transmit an electronic tender instruction (each a “Tender Instruction”) through DTC’s Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible (holders are not required to submit a letter of transmittal to tender their Existing Securities pursuant to the Exchange Offer). If a holder holds Existing Securities through either Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream” and, together with DTC and Euroclear, the “Clearing Systems” and each a “Clearing System”) and decides to tender Existing Securities pursuant to the Exchange Offer, the holder must arrange for the relevant accountholder to submit an electronic tender and blocking instruction in the form specified in the form of notice to be sent to accountholders by each of Euroclear and Clearstream on or about the date of this prospectus informing accountholders of the procedures to be followed in order to participate in the Exchange Offer. Euroclear and Clearstream will arrange for the relevant instructions to be submitted through ATOP. See “The Exchange Offer—Procedures for Participating in the Exchange Offer”.

If you are a beneficial owner of Existing Securities that are held by or registered in the name of a bank, broker, custodian or other nominee, and you wish to participate in the Exchange Offer, you must promptly contact your bank, broker, custodian or other nominee to instruct it to tender your Existing Securities, to agree to the terms of the Exchange Offer and to cause the timely transmission of an Exchange Instruction on your behalf to the Exchange Agent.  You are urged to instruct your bank, broker, custodian or other nominee at least five Business Days prior to the Expiration Deadline in order to allow adequate processing time for your instruction.

The Exchange Offer is subject to certain jurisdictional restrictions. See “The Exchange Offer—Certain Matters Relating to Non-U.S. Jurisdictions”. This document does not constitute a “prospectus” for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”) or the U.K. Prospectus Regulation (as defined herein) and no such prospectus is required for the issue of the New Notes.

Existing Securities can be tendered in the Exchange Offer only in accordance with the procedures described in “The Exchange Offer—Procedures for Participating in the Exchange Offer”. Holders who do not participate in the Exchange Offer, or whose Existing Securities are not accepted for purchase, will continue to hold their Existing Securities.

Holders must comply with all laws that apply to them in any place in which they possess this prospectus. Holders must also obtain any consents or approvals that they need in order to tender their Existing Securities. None of LBG, the Dealer Managers or the Exchange Agent (or any of their respective directors, employees or affiliates) is responsible for holders’ compliance with these legal requirements. See “The Exchange Offer—Certain Matters Relating to Non-U.S. Jurisdictions”. The applicable provisions of the U.K. Financial Services and Markets Act 2000 must be complied with in respect of anything done in relation to the Exchange Offer in, from or otherwise involving the United Kingdom.

See “Taxation Considerations” for a description of material United Kingdom tax and United States federal income tax considerations that should be considered carefully in evaluating the Exchange Offer.

Unless the context otherwise requires, all references in this prospectus to a “holder” or “holder of the Existing Securities” include:

(a)	each person who is shown in the records of DTC as a holder of the Existing Securities (also referred to as “Direct Participants” and each a “Direct Participant”);

(b)	any broker, dealer, commercial bank, trust company or other nominee or custodian who holds Existing Securities; and

(c)	each beneficial owner of Existing Securities holding such Existing Securities, directly or indirectly, in accounts in the name of a Direct Participant acting on the beneficial owner’s behalf,

except that for the purposes of the exchange of Existing Securities pursuant to the Exchange Offer and the payment of any cash payments, to the extent the beneficial owner of the relevant Existing Securities is not a Direct Participant, the relevant New Notes and any cash payments will only be delivered and paid to the relevant Direct

Participant and the delivery of such New Notes and payment of cash payments to such Direct Participant will satisfy any obligations of LBG, the Exchange Agent and DTC in respect of the exchange of such Existing Securities.

The Offeror is not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of the Clearing Systems prior to the Expiration Deadline.  Tenders received by the Exchange Agent after the Expiration Deadline will be disregarded and of no effect.

LBG is incorporating by reference into this document important business and financial information that is not included in or delivered with this document.  This information is available without charge to security holders upon written or oral request.  Requests should be directed to:

Lloyds Banking Group
25 Gresham Street
London EC2V 7HN
United Kingdom
Telephone Number: +44 207 626 1500

In order to ensure timely delivery of such documents, holders must request this information no later than five Business Days before the date they must make their investment decision.  Accordingly, any request for information should be made by 11:59 p.m., New York City time, on December 1, 2021 to ensure timely delivery of the documents prior to the Expiration Deadline.

See “Risk Factors”, beginning on page 12 for a description of certain factors relating to a decision to tender your Existing Securities in the Exchange Offer, including information about our business.

The terms of the New Notes will be substantially different from those of the Existing Securities.  In addition to differences in financial terms, which include, among others, the interest rate and payment dates, the terms of the New Notes differ in respect of maturity, optional redemption dates, ranking (in the case of Preference Shares) and the issuer (in the case of the Series 1 Existing Subordinated Notes). Investors should carefully consider these differences in addition to those described under “Comparison of Certain Material Terms of the Preference Shares and the New Notes”, “Comparison of Certain Material Terms of the Series 1 Existing Subordinated Notes and the New Notes” and “Comparison of Certain Material Terms of the Capped Offer Notes and the New Notes” in deciding whether to tender Existing Securities for exchange in connection with the Exchange Offer.

None of the Offeror, the Dealer Managers or any of their respective representatives are making any representation to you regarding the legality of participation in the Exchange Offer by you under applicable investment or similar laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of a decision whether to tender your Existing Securities in the Exchange Offer.

All references in this prospectus to a “cash payment” or “cash payments” payable on the Settlement Date of the Exchange Offer with respect to a series of Existing Securities include (i) if applicable, the Cash Consideration Amount, (ii) all accrued and unpaid interest payments or dividend payments, as the case may be, on such series of Existing Securities from and including the latest interest payment date or dividend payment date, as the case may be, for such series of Existing Securities through, but not including, the Settlement Date, and (iii) if applicable, any cash amounts in lieu of any fractional New Notes that a tendering holder of Existing Securities would have otherwise been entitled to receive. Any cash amounts payable pursuant to the Exchange Offer will be rounded to the nearest U.S.$0.01, with U.S.$0.005, being rounded upwards.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the exchange of Existing Securities for New Notes include all cash payments made in connection with the exchange of such Existing Securities for New Notes.

The New Notes will be available initially only in book-entry form, represented in one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). You will hold beneficial interests in the New Notes through DTC and its direct and indirect participants, including Euroclear and Clearstream, and DTC and its direct and indirect participants will record your beneficial interest on their books.

We intend to apply to list the New Notes on the New York Stock Exchange in accordance with its rules.

Incorporation of Information by Reference

We file annual, semi-annual and special reports and other information with the Securities and Exchange Commission. The SEC’s website, at http://www.sec.gov, contains, free of charge, reports and other information in electronic form that we have filed. You may also request a copy of any filings referred to below (excluding exhibits) at no cost, by contacting us at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone +44 207 626 1500.

The SEC allows us to incorporate by reference much of the information that we file with them. This means:

·	incorporated documents are considered part of this prospectus;

·	we can disclose important information to you by referring you to these documents; and

·	information that we file with the SEC will automatically update and supersede this prospectus.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on February 26, 2021, (ii) LBG’s report on Form 6-K filed with the SEC on July 29, 2021 announcing its interim report, which includes the unaudited consolidated half-year results for the half-year ended 30 June 2021; (iii) LBG’s report on Form 6-K filed with the SEC on October 28, 2021 announcing its interim results for the nine months ended September 30, 2021; and (iv) LBG’s report on Form 6-K filed with the SEC on October 28, 2021 disclosing the Group’s capitalization and indebtedness on a consolidated basis as at September 30, 2021.

We have also filed with the SEC a Tender Offer Statement on Schedule TO (the “Schedule TO”), pursuant to Section 13(e) of the Exchange Act and Rule 13e-4 thereunder, furnishing certain information with respect to the Offer. The Schedule TO, together with any exhibits and any amendments thereto, may be examined and copies may be obtained at the same places and in the same manner as set forth above.

Forward-Looking Statements

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events. Words such as ‘believes’, ‘anticipates’, ‘estimates’, ‘expects’, ‘intends’, ‘aims’, ‘potential’, ‘will’, ‘would’, ‘could’, ‘considered’, ‘likely’, ‘estimate’ and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon circumstances that will or may occur in the future. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in this prospectus and “Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference herein.

In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus or any information incorporated by reference, might not occur. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus. We undertake to publicly update, to the extent required by U.S. federal securities laws, any forward-looking statement to reflect certain events or circumstances after such dates or to reflect the occurrence of unanticipated events.

Important Information

MiFID II product governance / Professional investors and eligible counterparties only target market – Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the New Notes, taking into account the five categories referred to in item 18 of the Guidelines published by ESMA on 5 February 2018 has led to the conclusion that: (i) the target market for the New Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the New Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the New Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the New Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

U.K. MiFIR product governance – Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the New Notes has led to the conclusion that: (i) the target market for the New Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“U.K. MiFIR”); and (ii) all channels for distribution of the New Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the New Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the New Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

EU PRIIPs Regulation / Prohibition of sales to EEA retail investors – The New Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended the “EU PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

U.K. PRIIPs Regulation / Prohibition of sales to U.K. retail investors – The New Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”) (the “U.K. Prospectus Regulation”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

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Enforceability of Civil Liabilities

LBG is a public limited company incorporated and registered in Scotland. All of LBG’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of LBG’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors (i) to effect service of process within the United States upon LBG or those persons or (ii) to enforce against LBG or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish counsel, CMS Cameron McKenna Nabarro Olswang LLP (as to Scots law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Scotland.

Prospectus Summary

The following is a summary of this prospectus and should be read as an introduction to, and in conjunction with, the remainder of this prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of the New Notes” below shall have the same meanings in this summary.

The Issuer

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, U.K. and its principal executive offices in England, U.K. are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 (0) 20 7626 1500. LBG maintains a website at www.lloydsbankinggroup.com.  The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

The following summary contains selected information about the Exchange Offer. It is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Exchange Offer, see “The Exchange Offer”.

The Offeror	Lloyds Banking Group plc
Purpose of the Exchange Offer

From January 1, 2022, LBG will update the regulatory classification of its preference shares to classify any remaining outstanding preference shares as ineligible for regulatory capital purposes. The legal ranking of the U.S. dollar preference shares will remain unchanged.

This update to the future regulatory classification follows the ‘Dear CFO’ letter sent by the Prudential Regulation Authority to all major U.K. deposit takers dated November 16, 2020 requesting all firms to take steps to remediate the prudential treatment of legacy instruments. The Group’s updated capital instruments report as at December 31, 2021 will be published in February 2022 together with the Group’s full year results for 2021. The Group reserves the right to review such classification in the future, to the extent permitted by applicable law and regulation.

LBG is also undertaking the Exchange Offer in order to provide the holders of the Existing Securities with an opportunity to exchange their Existing Securities for the relevant Total Exchange Consideration consisting of New Notes and, where applicable, a Cash Consideration Amount. The voluntary Exchange Offer is part of the Group’s continuous review and management of its outstanding capital base, maintaining a prudent approach to the management of the Group’s capital position. Preference Shares which are not validly exchanged and accepted for purchase pursuant to the Exchange Offer will remain outstanding after completion of the Exchange Offer and shall remain subject to their existing terms and conditions.

LBG has launched, separately and concurrently with the launch of the Exchange Offer, a liability management exercise in respect of three series of sterling preference shares issued by LBG.

The Exchange Offer	LBG is offering to exchange, on the terms and conditions described in this prospectus, New Notes, plus (i) (if applicable) the Cash Consideration Amount, (ii) accrued and unpaid dividends or interest (as the case may be) in cash, and (iii) (if applicable) cash amounts in lieu of any fractional New Notes for (1) any and all of the Any and All Offer Securities and (2) up to the Cap Amount of the Capped Offer Notes.
Securities Offered	Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041 (the “New Notes”) to be issued by LBG, which will be registered under the Securities Act. See “Description of the New Notes”.
Existing Securities	Preference Shares and Existing Subordinated Notes
Preference Shares

·     American Depositary Shares representing 6.413% Non-Cumulative Fixed to Floating Rate Preference Shares (ISIN 144A US539439AC38 and Reg S USG5533WAA56); and

·     American Depositary Shares representing 6.657% Non-Cumulative Fixed to Floating Rate Preference Shares (ISIN 144A US539439AF68 and Reg S US539439AE93).

Existing Subordinated Notes

·     6.00% Subordinated Notes due 2033 (ISIN 144A US4041A2AF14 and Reg S US4041A3AG79) issued by HBOS plc;

·     4.500% Fixed Rate Subordinated Debt Securities due 2024 (ISIN US53944YAA10) issued by LBG; and

·     4.582% Subordinated Debt Securities due 2025 (ISIN US539439AM10) issued by LBG.

Cap Amount	The Cap Amount is a principal amount of Capped Offer Notes that would result in a principal amount of $750,000,000 of the New Notes being issued pursuant to the Exchange Offer (after taking into account the principal amount of the New Notes to be issued pursuant to the Any and All Offer). In case the principal amount of the Any and All Offer Securities accepted pursuant to the Any and All Offer is such that the principal amount of the New Notes to be issued pursuant to the Any and All Offer is equal to or exceeds $750,000,000, all validly tendered Any and All Offer Securities will be accepted in full and no Capped Offer Notes will be accepted pursuant to the Capped Offer.

Exchange Priority

There will be no priority of acceptance in the Any and All Offer.

The order, on a series by series basis, in which tenders of Capped Offer Notes will be accepted in the Capped Offer, is set out in the table on the front cover page of this prospectus.

Exchange Offer Period	From the commencement of the Exchange Offer on November 10, 2021 to the Expiration Deadline, which is expected to be 11:59 p.m., New York City time, on December 9, 2021, subject to extension.
Withdrawal Rights

If you decide to tender your Existing Securities in the Exchange Offer, you may withdraw them at any time prior to 11:59 p.m. New York City time on December 9, 2021. Holders may not rescind their withdrawal of tenders of Existing Securities, and any Existing Securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Properly withdrawn Existing Securities may, however, be re-tendered again by following the procedures described herein at any time prior to the Expiration Deadline.

In addition, if not previously returned, you may withdraw Existing Securities that you tender that are not accepted by us for exchange after the expiration of 40 Business Days following the commencement of the Exchange Offer.

Total Exchange Consideration

The Total Exchange Consideration for each Series of Existing Securities will be calculated as set out herein with reference to the sum of (i) the rate on the relevant Reference UST Security at the Pricing Time plus (ii) the relevant Fixed Spread.

The Total Exchange Consideration will consist of the Cash Consideration Amount (if applicable) and the New Notes Exchange Consideration. The New Notes Exchange Consideration will be equal to the Total Exchange Consideration minus the Cash Consideration Amount (if applicable).

Accrued Interest / Accrued Dividends	Holders whose Existing Securities are accepted in the Exchange Offer will receive payment in cash of an amount equal to the accrued and unpaid interest or dividends, as applicable, if any, in respect of such Existing Securities, as applicable, from the last interest or dividend payment date, as applicable, for such securities to, but not including, the applicable Settlement Date.
Fractional Entitlements	No fractional New Notes will be delivered pursuant to the Exchange Offer. Instead, each tendering holder of Existing Securities that are accepted for exchange will receive a cash amount in lieu of any fractional New Notes that a tendering holder of Existing Securities would have otherwise been entitled to receive. Any cash amounts payable pursuant to the Exchange Offer will be rounded to the nearest U.S.$0.01, with U.S.$0.005, being rounded upwards.

Conditions of the Exchange Offer	The Exchange Offer is subject to a Minimum New Issue Size of at least $500,000,000 in aggregate principal amount of New Notes being issued in exchange for Existing Securities validly tendered pursuant to the Exchange Offer. The Exchange Offer is also subject to the satisfaction or waiver of certain other conditions, which are set forth in “The Exchange Offer—Terms of the Exchange Offer—Exchange Offer Conditions”.
Amendment of Terms of the Exchange Offer	Subject to applicable laws and as provided herein, the Offeror may extend, re-open, amend, limit, waive any condition of, or terminate the Exchange Offer at any time. Details of any such extension, re-opening, amendment, limitation, waiver (if permitted) or termination will be announced wherever applicable as provided in this prospectus as soon as reasonably practicable after the relevant decision is made.
Settlement Date	The New Notes plus the cash payment for any accrued and unpaid interest, (including, if applicable, cash amounts in lieu of any fractional New Notes) and the Cash Consideration Amount (if applicable) will be delivered on the Settlement Date, which is expected to be on or around December 14, 2021. Any cash amounts payable pursuant to the Exchange Offer will be rounded to the nearest U.S.$0.01, with U.S.$0.005, being rounded upwards.
Offer Restrictions	The Exchange Offer is subject to certain offer restrictions. See “The Exchange Offer—Certain Matters Relating to Non-U.S. Jurisdictions”.
Use of Proceeds	LBG will not receive any proceeds from the issuance of the New Notes in the Exchange Offer.
Dealer Managers

The Global Coordinators and Joint Lead Dealer Managers for the Exchange Offer are BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Lloyds Securities Inc.

Lloyds Securities Inc. is an affiliate of LBG. Any participation in the Exchange Offer by Lloyds Securities Inc. will be made in compliance with applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc.

Exchange Agent	Lucid Issuer Services Limited.
Brokerage Commission	No brokerage commissions are payable by the holders to the Offeror, the Dealer Managers or the Exchange Agent. If your Existing Securities are held through a broker or other nominee that tenders the Existing Securities on your behalf, such broker or other nominee may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

No Recommendation	None of the Offeror, the Dealer Managers or the Exchange Agent (or any of their respective directors, employees or affiliates) is providing holders of Existing Securities with any legal, business, tax or other advice in the prospectus, nor is making any recommendation as to whether or not holders should tender any Existing Securities in the Exchange Offer or refrain from tendering any Existing Securities, and none of them has authorized any person to make any such recommendation. Holders should consult their own advisers as needed to assist them in making an investment decision.
Further Information

If you have questions about the terms of the Exchange Offer, please contact your bank, broker or professional investment advisor, or you may contact the Dealer Managers.  If you have questions regarding the procedures for tendering your Existing Securities, please contact the Exchange Agent.  The Exchange Agent’s and Dealer Managers’ contact details are set forth on the back cover page of this prospectus.

As required by the Securities Act, we have filed a registration statement relating to the Exchange Offer with the SEC.  This document is a part of that registration statement, which includes additional information.

U.S. Federal Income Tax Considerations	The exchange of Existing Securities of any series for New Notes will be a taxable transaction for U.S. federal income tax purposes. For a discussion of material U.S. federal income tax considerations of the Exchange Offer applicable to holders of Existing Securities, see “Taxation Considerations—Material U.S. Federal Income Tax Considerations”.

The New Notes

Issuer	Lloyds Banking Group plc
Securities	Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041
Issue Date	December 14, 2021
Maturity	We will pay the New Notes at 100% of their principal amount plus accrued interest (and additional amounts, if any) on December 14, 2046, subject to any early redemption as described in “Description of the New Notes—Optional Redemption”, “Description of the New Notes—Tax Redemption” and “Description of the Notes Notes—Capital Disqualification Event Redemption”.

Interest Rate

Interest will accrue on the New Notes from (and including) the Issue Date to (but excluding) the Reset Date, at a rate per annum equal to (a) the yield, rounded to three decimal places when expressed as a percentage and calculated by the Dealer Managers in accordance with standard market practice, that corresponds to the bid-side price of 1.750% U.S. Treasury Notes due August 15, 2041 as of the Pricing Time as displayed on the Bloomberg Government Pricing Monitor page FIT1 (or any recognized quotation source selected by LBG in its sole discretion if such quotation report is not available or is manifestly erroneous) plus (b) a fixed spread of 150 basis points, and (2) from (and including) the Reset Date to (but excluding) the Maturity Date, at a rate per annum calculated by the Calculation Agent on the Reset Determination Date as being equal to the sum of the applicable U.S. Treasury Rate and 1.50%, such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down).

Reset Date	December 14, 2041
Interest Payment Dates	June 14 and December 14 in each year, commencing on June 14, 2022 to (and including) the Maturity Date.
Regular Record Dates	15 calendar days immediately preceding the related Interest Payment Date, as applicable, whether or not a Business Day.
Business Day Convention	Following, unadjusted
Day Count Basis	30/360 (in case of an incomplete month, based on actual number of days elapsed in such period)
Ranking

The New Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of LBG. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the New Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the New Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of LBG.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary. See also “Risk Factors— The New Notes are obligations exclusively of LBG and LBG is structurally subordinated to the creditors of its subsidiaries.”

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the New Notes by acquiring or holding the New Notes, each holder (including each beneficial owner) of the New Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the New Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the New Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the New Notes; and/or (iii) the amendment or alteration of the maturity of the New Notes, or amendment of the amount of interest due on the New Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the New Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the New Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the New Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the

United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the New Notes having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the New Notes would be treated equally in respect of the exercise of the U.K. bail-in power with all other claims that would rank pari passu with the New Notes upon an insolvency of LBG.

No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the New Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the New Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes will be a default or an event of default for any purpose.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Subordinated Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the New Notes”.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-in Power	No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group.
Additional Issuances	We may, without the consent of the holders of the New Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the New Notes described in this prospectus except for the price to the public, issue date and first Interest Payment Date, provided however that such additional notes that form part of the same series as the New Notes must be fungible with the outstanding New Notes for U.S. federal income tax purposes. Any such additional notes, together with the New Notes offered by this prospectus, will constitute a single series of securities under the Indenture. There is no limitation on the amount of New Notes or other debt securities that we may issue under the Indenture.
Tax Redemption	If certain changes in certain tax laws or regulations of the United Kingdom has occurred that, among other things, impose certain withholding taxes or other deductions on the payments in respect of the New Notes, results in certain tax liability or results in certain other consequences including in treatment of the New Notes, LBG may, subject to the satisfaction of the conditions described under “Description of the New Notes—Conditions to Redemption, Purchase, Substitution or Variation”, redeem the New Notes, in whole but not in part, at any time, at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption. See “Description of the New Notes—Tax Redemption” for more information.

Capital Disqualification Event Redemption

We may redeem the New Notes, in whole but not in part, at any time, upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the New Notes, if, at any time immediately prior to the giving of the notice, a Capital Disqualification Event has occurred.  “Capital Disqualification Event” shall be deemed to have occurred if at any time LBG determines that there is a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) in the regulatory classification of the New Notes which becomes effective after the Issue Date and that results, or would be likely to result, in the entire principal amount of the New Notes being excluded from the Tier 2 Capital of LBG and/or the Group (other than as a result of any applicable limitation on the amount of such capital).

In the event of such a redemption, the redemption price of the New Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. See “Description of the New Notes—Capital Disqualification of Event Redemption” for more information.  Any right of redemption will be subject to the conditions set forth under “Description of the New Notes—Conditions to Redemption, Purchase, Substitution or Variation”.

Substitution or Variation	If a Capital Disqualification Event (described above) has occurred and is continuing, then LBG may, subject to “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”, but without any requirement for the consent or approval of the holders of the New Notes, at any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the New Notes for, or vary the terms of the New Notes so that they remain or, as appropriate, become, Compliant Securities (as defined below), and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the New Notes, as the case may be.
Purchases of the New Notes	We may at any time, and from time to time, purchase New Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. New Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all New Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”.

Book-Entry Issuance, Settlement and Clearance

Book-entry interests in the New Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The New Notes shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with DTC, and will be registered in the name of such depositary or its nominee.

Beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream, Luxembourg.

Listing and Trading	We intend to apply to list the New Notes on the New York Stock Exchange.
Trustee, Paying Agent and Calculation Agent	The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the state of New York, acting through its London branch, having its corporate trust office at One Canada Square, London E14 5AL, United Kingdom, will act as the Trustee and will act as initial Paying Agent, and The Bank of New York Mellon, acting through its London branch, will act as Calculation Agent for the New Notes.
Subordinated Debt Security Registrar	The Bank of New York Mellon SA/NV, Dublin Branch.
Governing Law	The Subordinated Indenture (as defined below), the Ninth Supplemental Indenture (as defined below) and the New Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the New Notes which are governed by and construed in accordance with the laws of Scotland.

Risk Factors

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus and as set out below as well as the other information set out elsewhere in this prospectus (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to the New Notes.

Set out below and incorporated by reference herein are certain risk factors that could have a material adverse effect on our business, operations, financial condition or prospects, and cause our future results to be materially different from expected results. Our results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties we face. We have described only those risks relating to our operations or an investment in the New Notes that we consider to be material. There may be additional risks that we currently consider not to be material or of which we are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies that may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear our solvency risk. Each of the risks highlighted below could have a material adverse effect on the amount of principal and interest that investors will receive in respect of the New Notes. In addition, each of the highlighted risks could adversely affect the trading price of the New Notes or the rights of investors under the New Notes and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the New Notes.

We believe that the factors described below as relating to the New Notes represent the principal risks inherent in investing in New Notes, but we may be unable to pay interest, principal or other amounts on or in connection with the New Notes for other reasons and we do not represent that the statements below regarding the risks of holding the New Notes are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to LBG and the Group

For a description of the risks associated with LBG and the Group, see the section entitled “Risk Factors” of LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference herein.

Risks relating to the Exchange Offer

The trading markets for the Existing Securities may be adversely affected by the Exchange Offer.

The trading markets for the Existing Securities that remain outstanding following the completion of the Exchange Offer may be characterized by significantly lower levels of liquidity than before the Exchange Offer. Such outstanding Existing Securities may command a lower price than a comparable issue of securities with greater market liquidity. A reduced market value may also make the trading price of the remaining Existing Securities more volatile. As a result, the market price for the Existing Securities that remain outstanding after the completion of the Exchange Offer may be materially and adversely affected as a result of the Exchange Offer.

Some or all series of Existing Securities may not be actively traded. Quotations for securities that are not widely traded, such as the Existing Securities, may differ from actual trading prices and should be viewed as approximations. Investors are urged to contact their brokers with respect to current market prices for the Existing Securities.

There are significant differences between the Existing Securities and the New Notes.

The terms of the New Notes will be substantially different from those of the Existing Securities.  In addition to differences in financial terms which include, among others, the coupon and payment dates, the terms of the New Notes differ in respect of maturity, redemption dates, redemption prices, interest rate reset and, in the case of Preference Shares, ranking. In addition, the issuer of the Series 1 Existing Subordinated Notes was HBOS plc, not LBG.

Investors should carefully consider the differences described under “Comparison of Certain Material Terms of the Preference Shares and the New Notes”, “Comparison of Certain Material Terms of the Series 1 Existing Subordinated Notes and the New Notes” and “Comparison of Certain Material Terms of the Capped Offer Notes and the New Notes” in deciding whether to tender Existing Securities for exchange in connection with the Exchange Offer.

Existing Securities may be acquired by the Offeror or its affiliates other than through the Exchange Offer in the future.

From time to time in the future, to the extent permitted by applicable law, the Offeror or its affiliates may acquire Existing Securities that remain outstanding, whether or not the Exchange Offer is consummated, through tender offers, exchange offers or otherwise, upon such terms and at such prices as it may determine, which may be more or less than the price to be paid pursuant to the Exchange Offer and could be for cash or other consideration.  There can be no assurance as to which, if any, of these alternatives (or combinations thereof) LBG or its affiliates may pursue.

Legality of purchase.

None of LBG, the Dealer Managers or any of their respective affiliates has or assumes responsibility for the lawfulness of the acquisition of the New Notes by a prospective investor of the New Notes, whether under the laws of the jurisdiction of its incorporation or the jurisdiction in which it operates (if different), or for compliance by that prospective investor with any law, regulation or regulatory policy applicable to it.

Failure by a holder to comply with the procedures for participating in the Exchange Offer may result in the holder being excluded from participation.

Holders are responsible for complying with all of the procedures for submitting Exchange Instructions pursuant to the terms of this prospectus. In particular, holders should note that only one Exchange Instruction may be submitted by or on behalf of a beneficial owner in respect of a particular series of Existing Securities. Multiple Exchange Instructions submitted by or on behalf of a beneficial owner in respect of any one series of Existing Securities will be invalid and may be rejected by the relevant Offeror. None of LBG, the Dealer Managers or the Exchange Agent assumes any responsibility for informing holders of irregularities with respect to Exchange Instructions from such holders.

LBG may not accept all Existing Securities validly tendered for exchange in the Capped Offer.

In the case of the Capped Offer, LBG will, if it accepts any tenders, accept tenders of Capped Offer Notes (subject to the Exchange Priority) in an aggregate principal amount that will result in LBG issuing New Notes (after taking into account the New Notes to be issued pursuant to the Any and All Offer) in an aggregate principal amount that is no greater than the Maximum Capped Offer New Notes Size, unless such limit is increased, decreased or waived, subject to applicable law. Depending on the aggregate principal amount of Existing Securities validly tendered in the Exchange Offer, LBG may have to accept Existing Securities in accordance with the Exchange Priority and may have to prorate or reject certain of the Capped Offer Notes tendered in the Capped Offer. See “The Exchange Offer—Terms of the Exchange Offer—Acceptance of Existing Securities; Exchange Priority; Proration”. If the acceptances in the Any and All Offer would lead to issuing New Notes in an amount that is greater than the Maximum Capped Offer New Notes Size, all validly tendered Any and All Offer Securities will be accepted in full and no Capped Offer Notes will be accepted by the LBG. The Offeror reserves the right at its absolute discretion, but is under no obligation, to increase, decrease or waive the Cap Amount at any time, subject to compliance with applicable law.

Subject to applicable law, tenders of Existing Securities may be rejected by LBG, and LBG is not under any obligation to holders to furnish any reason or justification for refusing to accept a tender of Existing Securities. For example, Existing Securities may be rejected if the Exchange Offer is terminated, if the Exchange Offer does not comply with the relevant requirements of a particular jurisdiction, if any of the conditions to the Exchange Offer are not met, or for other reasons.

The consummation of the Exchange Offer is subject to certain conditions, including a Minimum New Issue Size Condition, and may not occur or may be delayed. Failure to complete any Exchange Offer could negatively affect the price of the Existing Securities subject to the Exchange Offer.

LBG is not obligated to complete the Exchange Offer. Several conditions must be satisfied or waived in order to complete the Exchange Offer, including among others, that there has been no change or development that, in the reasonable judgment of LBG, may materially reduce the anticipated benefits of the Exchange Offer or that has had or could reasonably be expected to have, an adverse effect on LBG, its business, condition (financial or otherwise) or prospects, or the market for the New Notes. See “The Exchange Offer—Exchange Offer Conditions.” In addition, the Exchange Offer is subject to the condition that the Minimum New Issue Size is satisfied, meaning that a sufficient number of Existing Securities are validly tendered pursuant to the Exchange Offer, such that at least $500,000,000 aggregate principal amount of the New Notes will be issued by LBG.

The foregoing conditions may not be satisfied, and if not satisfied or waived, the Exchange Offer may not occur or may be delayed. LBG may also extend or otherwise amend the Exchange Offer at its sole discretion. Even if the Exchange Offer is completed, it may not be completed on the schedule described in this prospectus or any subsequent notices of extension. Accordingly, holders of Existing Securities participating in the Exchange Offer may have to wait longer than expected to receive their New Notes, during which time those holders of Existing Securities will not be able to effect transfers of their Existing Securities tendered in the Exchange Offer. In addition, if an Exchange Offer is not completed or is delayed, the market price of the applicable Existing Securities may decline to the extent that the current market price of the Existing Securities reflects a market assumption that the Exchange Offer has been or will be completed.

The Exchange Offer may be extended, reopened, amended, limited, terminated or withdrawn at any time, subject to applicable law, and any such action may adversely affect any perceived benefits of the Exchange Offer.

Completion of the Exchange Offer is conditioned upon the satisfaction or waiver of the conditions to the Exchange Offer set out herein. In addition, subject as provided herein, the Offeror may, subject to applicable law, extend, re-open, amend, terminate or withdraw the Exchange Offer at any time prior to the announcement of whether it accepts valid tenders of Existing Securities. For details, see “The Exchange Offer—Amendment and Termination”.

Submitting an Exchange Instruction will restrict a holder’s ability to transfer its Existing Securities.

When considering whether to participate in the Exchange Offer, holders should take into account that restrictions on the transfer of Existing Securities by holders will apply from the time of submission of an Exchange Instruction to DTC. A holder will, on submitting an Exchange Instruction to DTC, agree that its Existing Securities will be blocked in the relevant account in DTC from the date the Exchange Instruction is submitted to DTC until the earlier of (i) the time of settlement on the Settlement Date and (ii) the date of any termination of the Exchange Offer (including where such Existing Securities are not accepted by the Offeror for exchange) or on which the Exchange Instruction is withdrawn, in the circumstances in which such withdrawal is permitted.

A failure of a holder or beneficial owner to consult its own advisors may result in it suffering adverse tax, accounting, financial or legal consequences.

Holders and beneficial owners should consult their own tax, accounting, financial and legal advisers as they may deem appropriate regarding the suitability to themselves of the tax, accounting, financial and legal consequences of participating or declining to participate in the Exchange Offer and an investment in the New Notes. In particular, due to the number of different jurisdictions where tax laws may apply to a holder or beneficial owner and save as set out under “Taxation Considerations”, this prospectus does not discuss the tax consequences for holders arising from the exchange of their Existing Securities in the Exchange Offer and the receipt of New Notes. Holders are urged to consult their own professional advisers regarding the possible tax consequences under the laws of the jurisdictions that apply to them. Holders are liable for their own taxes and have no recourse to LBG, the Dealer Managers or the Exchange Agent with respect to taxes arising in connection with the Exchange Offer.

The exchange of Existing Securities for New Notes will be a taxable transaction and the New Notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

An exchange of Existing Securities of any series for New Noes will be a taxable transaction for U.S. federal income tax purposes and accordingly could result in tax liabilities for exchanging U.S. owners. In addition, the treatment of the New Notes for U.S. federal income tax purposes is not entirely clear, and the New Notes may be issued with OID for U.S. federal income purposes. For further information, see “Taxation Considerations—Material U.S. Federal Income Tax Considerations”.

The Offeror has not obtained a third-party determination that the Exchange Offer is fair to the holders.

No one is making a recommendation as to whether holders should exchange Existing Securities in the Exchange Offer.  The Offeror has not retained, and does not intend to retain, any unaffiliated representative to act on behalf of the holders for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer.  Holders must make their own independent decision regarding participation in the Exchange Offer.

Risks relating to the New Notes

There are limitations on the remedies available to you and the Trustee should we fail to pay principal or interest on the New Notes.

The sole remedy in the event of any non-payment of principal or interest on the New Notes is that the Trustee may, on your behalf, subject to applicable laws, institute proceedings for the winding up of LBG. In the event of a winding up of LBG, whether or not instituted by the Trustee, the Trustee may file proofs of claim with respect to any of our obligations arising under the New Notes in any such winding up.

The Trustee may not, however, declare the principal amount of any outstanding New Note to be due and payable in the event of such non-payment of principal or interest.

See “Description of the New Notes—Events of Default; Default; Limitation of Remedies” for further details.

LBG’s obligations under the New Notes are subordinated.

The obligations of LBG under the New Notes will be unsecured and subordinated and will, in the event of the winding-up of LBG, rank junior in priority of payment to the current and future claims of LBG’s creditors, other than claims in respect of any liability that is, or is expressed to be, subordinated. In a winding up, all payments on the New Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors. We expect from time to time to incur additional indebtedness or other obligations that will constitute senior indebtedness, and the Indenture does not contain any provisions restricting our ability to incur senior indebtedness. Although the New Notes may pay a higher rate of interest than comparable notes that are not so subordinated, there is a real risk that an investor in such New Notes will lose all or some of its investment should LBG become insolvent since the assets of LBG would be available to pay such amounts only after all the Senior Creditors of LBG have been paid in full. See also “—Holders of the New Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

An active trading market may not develop for the New Notes.

Prior to the exchange offer, there was no existing trading market for the New Notes. We intend to apply for listing of the New Notes on the New York Stock Exchange. If, however, an active trading market does not develop or is not maintained, the market price and liquidity of the New Notes may be adversely affected. In that case, holders of the New Notes may not be able to sell New Notes at a particular time or may not be able to sell New Notes at a favorable price. The liquidity of any market for the New Notes will depend on a number of factors including:

·	the number of holders of the New Notes;

·	LBG’s credit ratings published by major credit rating agencies;

·	our financial performance;

·	the market for similar securities;

·	the interest of securities dealers in making a market in the New Notes;

·	prevailing interest rates; and

·	the introduction of any financial transaction tax.

We cannot assure you that an active market for the New Notes will develop or, if developed, that it will continue.  Further, unlike certain bank deposits, holders of the New Notes have no ability to require repayment of their investment unless a Default or Event of Default occurs and then only in the limited circumstances described in “Description of the New Notes—Events of Default; Default; Limitation of Remedies”.

LBG’s credit ratings may not reflect all risks of an investment in the New Notes and a downgrade in credit ratings, including as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks, could adversely affect the trading prices of the New Notes.

LBG’s credit ratings may not reflect the potential impact of all risks relating to the market values of the New Notes. However, real or anticipated changes in LBG’s credit ratings will generally affect the market values of the New Notes. Credit rating agencies continually revise their ratings for companies that they follow, including LBG, and as such, the credit rating of LBG may be revised, suspended or withdrawn at any time by the assigning rating organization at its sole discretion. Any ratings downgrade could adversely affect the trading prices of the New Notes or the trading markets for the New Notes to the extent trading markets for the New Notes develop, and any ratings improvement will not necessarily increase the value of the New Notes and will not reduce market risk and other investment risks related to the New Notes. Credit ratings (i) do not reflect the risk that interest rates may rise, which may affect the values of the New Notes, which accrue interest at a fixed rate, (ii) do not address the price, if any, at which the New Notes may be resold prior to maturity (which may be substantially less than the original offering price of the New Notes), and (iii) are not recommendations to buy, sell or hold the New Notes.

The New Notes have early redemption risk.

We retain the option (subject to, if and to the extent then required by the Relevant Regulator or the relevant Applicable Regulations (as defined in “Description of the New Notes”), our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) to redeem the New Notes, in whole, but not in part, on the applicable redemption date on at least 15 calendar days’ but no more than 30 calendar days’ prior written notice. It is more likely that we will redeem the New Notes prior to their maturity date to the extent that the interest payable on the New Notes is greater than the interest that would be payable on other instruments of ours of a comparable maturity, of comparable terms and of a comparable credit rating trading in the market. If the New Notes are redeemed prior to their maturity date, you may have to re-invest the proceeds in a lower interest rate environment.

We may redeem the New Notes at any time for certain tax reasons.

We may (subject to, if and to the extent then required by the Relevant Regulator or the relevant Applicable Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem the New Notes at any time in whole (but not in part) upon the occurrence of certain tax changes as described in this prospectus.

We may redeem the New Notes at any time following a Capital Disqualification Event.

We may (subject to, if and to the extent then required by the Relevant Regulator or the relevant Applicable Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem the New Notes at any time in whole (but not in part) upon the occurrence of a Capital Disqualification Event as described in this prospectus.

We may substitute the New Notes or vary their terms without holder consent.

If a Capital Disqualification Event has occurred, then LBG may, subject to the conditions described in “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”, but without any requirement for the consent or approval of the holders of the New Notes, at any time (whether before or following the Reset Date) either substitute all (but not some only) of the New Notes for, or vary the terms of the New Notes so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall agree to such substitution or variation, as provided in “Description of the New Notes —Substitution or Variation”. In the case of a substitution or variation of the terms of the New Notes, while the new substituted or modified securities must have terms that are not materially less favorable to an investor than the New Notes, there can be no assurance that, whether due to the particular circumstances of each holder of New Notes or otherwise, such substituted or modified securities will be as favorable to each holder of New Notes in all respects.

Holders cannot require us to redeem the New Notes early.

Holders have no right to require us to redeem the New Notes prior to the maturity date thereof.

Limitation on our gross-up obligation under the New Notes.

Our obligation to pay additional amounts in respect of certain withholding taxes under the terms of the New Notes applies only to payments of interest due and paid under New Notes and not to payments of principal. We will not be required to pay any additional amounts under the terms of the New Notes to the extent any withholding or deduction applied to payments of principal. Accordingly, if any such withholding or deduction were to apply to any payments of principal under the New Notes, you may receive less than the full amount due under the New Notes, and the market value of the New Notes may be adversely affected.

Because the New Notes accrue interest at a fixed rate, the amount of interest payable on the New Notes on each interest payment date may be below market interest rates.

Because interest payable on the New Notes accrues at a fixed rate, there can be no guarantee that the interest you will receive on each interest payment date will be equal to or greater than the market interest rate on that date. LBG does not have any control over a number of factors that may affect market interest rates, including economic, financial, and political events, such as the tightening of monetary policy, that are important in determining the existence, magnitude, and longevity of these risks and their results. See also “—The interest rate on the New Notes will reset on the Reset Date”. You should have a view as to the fixed interest rate on the New Notes and its level relative to market interest rates before investing.

The interest rate on the New Notes will reset on the Reset Date.

The interest rate on the New Notes will initially be a fixed rate per annum from, and including, the Settlement Date to, but excluding, the Reset Date. From, and including, the Reset Date to, but excluding, December 14, 2046, the interest rate on the New Notes will be a rate per annum calculated by the Calculation Agent on the Reset Determination Date as being equal to the sum of the applicable U.S. Treasury Rate and 1.50%.

As a result, the interest rate on the New Notes following the Reset Date may be less than the initial interest rate, which would affect the amount of any interest payments and, by extension, could affect their market value.

The historical U.S. Treasury Rates are not an indication of future U.S. Treasury Rates.

In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

Under the terms of the New Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. See “—Holders of the New Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the New Notes, by acquiring or holding the New Notes, each holder (including each beneficial owner) of the New Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the New Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the New Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the New Notes, or amendment of the amount of interest due on the New Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the New Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power.  With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the New Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the New Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. See “—Holders of the New Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power). For more information, see “Description of the New Notes—Agreement with Respect to the Exercise of the U.K. Bail-in Power”.

Holders of the New Notes may be required to absorb losses in the event we become subject to recovery and resolution action.

The stated aim of the Bank Recovery and Resolution Directive (the “BRRD”) is to provide authorities designated by Member States to apply the resolution tools and exercise the resolution powers set forth in the BRRD (the “resolution authorities”) with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. The BRRD was implemented in the United Kingdom under the Banking Act (as amended) before the U.K.’s withdrawal from the EU. The powers granted to the U.K. resolution authorities under the Banking Act include (but are not limited to) (i) a “write-down and conversion power” relating to Tier 1 and Tier 2 capital instruments (including the New Notes) and (ii) a “bail-in” power relating to eligible liabilities (including the New Notes). Such powers give resolution authorities the ability to write down or write off all or a portion of the claims of certain unsecured creditors of a failing institution or group and/or to convert certain debt claims into another security, including ordinary shares of the surviving Group entity, if any, which ordinary shares may also be subject to write-down or write-off.

The write-down and conversion power may be used prior to resolution and for these purposes the point of nonviability will be the point at which the relevant U.K. resolution authority determines that LBG or a member of its group meets the conditions for resolution (but no resolution action has yet been taken) or that the relevant entity will no longer be viable unless the relevant capital instruments are written down or converted or the relevant entity requires extraordinary public support, without which the relevant U.K. resolution authority determines that the relevant entity would no longer be viable. The conditions for use of the bail-in power are, in summary, that (i) the regulator determines that the bank is failing or likely to fail, (ii) having regard to timing and other relevant circumstances, it is not reasonably likely that (ignoring the stabilization powers) action will be taken by or in respect of the bank to avoid the failure of the bank, (iii) the relevant U.K. resolution authority determines that it is necessary having regard to the public interest to exercise the bail-in power in the advancement of one of the statutory objectives of resolution and (iv) that one or more of those objectives would not be met to the same extent by the winding up of the bank. The Banking Act contains certain other limited safeguards for creditors in specific circumstances which (a) in the case of the write-down and conversion power, may provide compensation to holders of the relevant capital instruments via the issue or transfer of ordinary shares or other equity securities of the bank or its parent undertaking in certain circumstances and (b) in the case of senior creditors, aim to ensure that they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings.

As the parent company of U.K. banks, we are subject to the “Special Resolution Regime” under the Banking Act, that gives wide powers in respect of U.K. banks and their parent and other group companies to HM Treasury, the Bank of England (including the Prudential Regulation Authority (the “PRA”)), and the Financial Conduct Authority (the “FCA”) in circumstances where a U.K. bank has encountered or is likely to encounter financial difficulties.

It is possible that the exercise of other powers under the Banking Act, to resolve failing banks in the United Kingdom and give the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers, could have a material adverse effect on the rights of holders of the New Notes and/or a material adverse effect on the price of the New Notes. The Banking Act also gives the Bank of England the power to override, vary or impose contractual obligations between a U.K. bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the U.K. Treasury to amend the law (excluding provisions made by or under the Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect.

In addition, the Banking Act may be further amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers.

Finally, the determination that all or part of the principal amount of the New Notes will be subject to bail-in is likely to be inherently unpredictable and may depend on a number of factors which may be outside of our control. This determination will also be made by the relevant U.K. resolution authority and there may be many factors, including factors not directly related to us or the Group, which could result in such a determination. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of a U.K. bail-in power may occur which would result in a principal write-off or conversion to other securities, including equity. Moreover, as the criteria that the relevant U.K. resolution authority will be obliged to consider in exercising any U.K. bail-in power provide it with considerable discretion, holders of the New Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and consequently its potential effect on us, the Group and the New Notes. Potential investors in the New Notes should consider the risk that a holder may lose all of its investment, including the principal amount plus any accrued interest, if such statutory loss absorption measures are acted upon.

Holders of New Notes may have limited rights or no rights to challenge any decision of the relevant U.K. resolution authority to exercise the U.K. bail-in power or to have that decision reviewed by a judicial or administrative process or otherwise.

Accordingly, trading behavior in respect of the New Notes is not necessarily expected to follow the trading behavior associated with other types of securities that are not subject to such recovery and resolution powers. Potential investors in the New Notes should consider the risk that a holder of the New Notes may lose all of its investment, including the principal amount plus any accrued and unpaid interest, if such statutory loss absorption measures are acted upon or that the New Notes may be converted into ordinary shares. Further, the introduction or amendment of such recovery and resolution powers, and/or any implication or anticipation that they may be used, may have a significant adverse effect on the market price of the New Notes, even if such powers are not used.

Your rights may be limited in respect of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the U.K. bail-in power (including the New Notes) and to the broader resolution powers of the relevant U.K. resolution authority. For example, although under the Banking Act the Bank of England’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the Bank of England considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including the New Notes). Accordingly, you may have limited or circumscribed rights to challenge any decision of the Bank of England or other relevant U.K. resolution authority to exercise its U.K. bail-in power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the New Notes.

In addition to the capital instruments write-down and conversion power and the bail-in tool, the Banking Act includes powers to (a) transfer all or some of the securities issued by a U.K. bank or its parent, or all or some of the property, rights and liabilities of a U.K. bank or its parent (which would include the New Notes), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the Bank of England); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a U.K. bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a U.K. bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the U.K. bank to operate effectively.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the New Notes, and the value of your New Notes may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant U.K. resolution authority would exercise its U.K. bail-in power or other resolution tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your New Notes.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals), as well as the manner in which such powers would affect us and our securities (including the New Notes) if such powers were exercised. For example, although the exercise of the capital instruments write-down and conversion power and certain other resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the Bank of England would consider in deciding whether to exercise such powers with respect to us or our securities. In particular, because the Banking Act allows for the Bank of England to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the Bank of England’s resolution powers will result in a principal write-off or conversion to equity. You may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the New Notes.

Accordingly, it is not yet possible to assess the full impact of the exercise of the U.K. bail-in power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in the New Notes and/or our ability to satisfy our obligations under the New Notes.

The New Notes may not be a suitable investment for investors.

An investor should reach a decision to invest in the New Notes after carefully considering, in conjunction with his or her advisors, the suitability of the New Notes in light of his or her investment objectives and the other information set out in this prospectus. The issue price, interest rate and yield to maturity of the New Notes are expected to reflect the additional risks borne by investors in the New Notes when compared to those of Senior Creditors and bank depositors. Neither LBG nor the Dealer Managers make any recommendation as to whether the New Notes are a suitable investment for any person. See “Important Information—MiFID II product governance / Professional investors and ECPs only target market,” “Important Information—PRIIPS Regulation / Prohibition of sales to EEA retail investors” and “Important Information— U.K. PRIIPs Regulation / Prohibition of sales to U.K. retail investors.”

There is no limit on the amount or type of further securities or indebtedness that LBG may issue or incur.

There is no restriction on the amount of securities or other liabilities that LBG may issue or incur and which rank senior to, or pari passu with, the New Notes. The issue of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the New Notes on a winding up of LBG and may limit LBG’s ability to meet its obligations under the New Notes. In addition, the New Notes do not contain any restriction on LBG’s ability to issue securities that may have preferential rights similar to those of the New Notes or securities having similar or different provisions.

The New Notes are obligations exclusively of LBG and LBG is structurally subordinated to the creditors of its subsidiaries.

The New Notes are obligations exclusively of LBG. LBG is a holding company and conducts substantially all of its operations through its subsidiaries. LBG’s subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due or to provide LBG with funds to meet any of LBG’s payment obligations. LBG’s rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where LBG is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of LBG’s subsidiaries were to be wound up, liquidated or dissolved, (i) the holders of the New Notes would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including holders (which may include LBG) of any preference shares and other tier 1 capital instruments of such other subsidiary, before LBG, to the extent LBG is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

The New Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The New Notes are our obligations but are not bank deposits. In the event of our insolvency, the New Notes will rank equally with our other unsecured, subordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund, the U.K. Financial Services Compensation Scheme or any other government agency. Moreover, the Issuer is not a member institution of the Canada Deposit Insurance Corporation, and the liability incurred by the Issuer through the issuance of the New Notes is not a deposit in Canada. The Issuer is not regulated as a financial institution in Canada.

Changes in law may adversely affect the rights of holders of the New Notes or may adversely affect the Group’s business, financial performance and capital plans.

Any changes in law or regulations after the date hereof that trigger a Capital Disqualification Event or a Tax Event would entitle LBG, at its option, to redeem the New Notes, in whole but not in part, as described in more detail under “Description of the New Notes—Redemption due to a Capital Disqualification Event” and “Description of the New Notes—Tax Redemption”. See also “—We may redeem the New Notes at any time for certain tax reasons” and “—We may redeem the New Notes at any time following a Capital Disqualification Event”.

Holders of the New Notes may find it difficult to enforce civil liabilities against LBG or LBG’s directors or officers.

LBG is incorporated as a public limited company and is registered in Scotland and LBG’s directors and officers reside outside of the United States. In addition, all or a substantial portion of LBG’s assets are located outside of the United States. As a result, it may be difficult for holders of the New Notes to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws.

Investors should be aware that the materialization of any of the above risks (including those risks incorporated herein by reference) may adversely affect the value of the New Notes.

Use of Proceeds and Rationale of the Exchange Offer

LBG will not receive any cash proceeds from the issuance of the New Notes.

From January 1, 2022, LBG will update the regulatory classification of its preference shares to classify any remaining outstanding preference shares as ineligible for regulatory capital purposes. The legal ranking of the U.S. dollar preference shares will remain unchanged.

This update to the future regulatory classification follows the ‘Dear CFO’ letter sent by the Prudential Regulation Authority to all major U.K. deposit takers dated November 16, 2020 requesting all firms to take steps to remediate the prudential treatment of legacy instruments. The Group’s updated capital instruments report as at December 31, 2021 will be published in February 2022 together with the Group’s full year results for 2021. The Group reserves the right to review such classification in the future, to the extent permitted by applicable law and regulation.

LBG is also undertaking the Exchange Offer in order to provide the holders of the Existing Securities with an opportunity to exchange their Existing Securities for the relevant Total Exchange Consideration consisting of New Notes and, where applicable, a Cash Consideration Amount. The voluntary Exchange Offer is part of the Group’s continuous review and management of its outstanding capital base, maintaining a prudent approach to the management of the Group’s capital position. Preference Shares which are not validly exchanged and accepted for purchase pursuant to the Exchange Offer will remain outstanding after completion of the Exchange Offer and shall remain subject to their existing terms and conditions.

LBG has launched, separately and concurrently with the launch of the Exchange Offer, a liability management exercise in respect of three series of sterling preference shares issued by LBG.

Capitalization of the Group

The Group’s capitalization and indebtedness as at September 30, 2021 is set out in the report on Form 6-K filed with the SEC on October 28, 2021, which is incorporated by reference herein.

The New Notes will be exchanged for Existing Securities as described in this prospectus. Accordingly, the completion of the Exchange Offer will not generate any proceeds to LBG. In accordance with IFRS, the Existing Securities (including the Preference Shares), are classified as debt and are included as subordinated liabilities in LBG’s capitalization and indebtedness table as at September 30, 2021, which is incorporated by reference herein. The New Notes will also be classified as debt and included as subordinated liabilities.

Market Information and Dividend Policy

The Ordinary Shares of LBG are listed and traded on the London Stock Exchange under the symbol “LLOY.L”. The prices for shares as quoted in the official list of the London Stock Exchange are in sterling. The following table shows the reported high and low closing prices for the ordinary shares on the London Stock Exchange. This information has been extracted from publicly available documents from various sources, including officially prepared materials from the London Stock Exchange, and has not been prepared or independently verified by LBG.

	Price per Ordinary Share
	High	Low
	(in pence)
Annual prices:
2020	63.71	23.98
2019	67.25	48.58
2018	72.12	50.03
2017	73.10	62.20
2016	73.74	47.55
Quarterly prices:
2021
Third quarter	47.71	42.41
Second quarter	50.00	41.62
First quarter	43.10	33.00
2020
Fourth quarter	39.50	26.53
Third quarter	31.85	23.98
Second quarter	36.88	27.73
First quarter	63.71	30.57
2019
Fourth quarter	67.25	50.70
Third quarter	58.26	48.58
Monthly prices:
October 2021	50.22	44.80
September 2021	46.57	42.41
August 2021	47.31	43.76
July 2021	47.71	43.50
June 2021	50.00	46.43
May 2021	49.91	45.05

On November 8, 2021, the closing price of Ordinary Shares on the London Stock Exchange was 49.16 pence, equivalent to $0.67 per Ordinary Share translated at the Bloomberg Generic Composite Rate of £1.00 = $1.356.

Since November 27, 2001, LBG’s American Depositary Shares representing LBG’s Ordinary Shares (“LBG ADSs”) have been listed on the New York Stock Exchange under the symbol “LYG”. Each such LBG ADS represents four Ordinary Shares.

The following table shows the reported high and low closing prices for LBG ADSs on the New York Stock Exchange.

	Price per LBG ADS
	High	Low
	(in U.S. dollars)
Annual prices:
2020	3.34	1.18
2019	3.57	2.31
2018	4.19	2.48
2017	3.86	3.17
2016	4.40	2.55
Quarterly prices:
2021
Third quarter	2.60	2.27
Second quarter	2.83	2.28
First quarter	2.33	1.76
2020
Fourth quarter	2.09	1.31
Third quarter	1.54	1.18
Second quarter	1.85	1.29
First quarter	3.34	1.34
2020
Fourth quarter	3.57	2.44
Third quarter	2.89	2.31
Monthly prices:
October 2021	2.72	2.40
September 2021	2.48	2.27
August 2021	2.60	2.35
July 2021	2.59	2.33
June 2021	2.83	2.53
May 2021	2.83	2.49

On November 8, 2021, the closing price of LBG ADSs on the New York Stock Exchange was $2.61.

Dividend Policy

For information on the LBG’s ability to pay dividends, see our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 under the heading “Dividends”.

Existing Securities

The ADSs, the Preference Shares and the Series 1 Existing Subordinated Notes are admitted to the Official List of the U.K. Financial Conduct Authority and are traded on the London Stock Exchange’s Regulated Market. The Series 2 Existing Subordinated Notes and the Series 3 Existing Subordinated Notes are traded on the New York Stock Exchange.

The high and low quoted sales prices for the Existing Securities for each quarter during the past two years are as follows:

	Trading Price(1)
	Q3 2019		Q4 2019		Q1 2020		Q2 2020		Q3 2020		Q4 2020		Q1 2021		Q2 2021		Q3 2021
	Max	Min	Max	Min	Max	Min	Max	Min	Max	Min	Max	Min	Max	Min	Max	Min	Max	Min
Series 1 Preference Shares	105.635	103.838	117.000	105.155	121.139	102.744	109.179	103.160	116.173	108.600	124.343	115.649	125.899	123.823	136.167	125.000	141.097	135.887

Series 2 Preference Shares	107.432	105.409	120.055	106.883	124.990	107.624	113.060	107.958	119.042	112.659	127.344	118.668	128.932	126.984	139.341	128.585	144.958	138.909

Series 1 Existing Subordinated Notes	124.497	116.914	127.744	120.452	146.394	102.871	134.423	114.108	138.384	132.683	137.860	131.116	137.352	128.625	133.944	129.488	137.537	131.978

Series 2 Existing Subordinated Notes	105.593	103.589	107.050	104.483	110.592	94.846	110.212	96.262	110.542	108.477	112.000	108.735	112.458	110.683	111.413	110.479	111.010	109.752

Series 3 Existing Subordinated Notes	105.758	103.429	108.520	104.768	111.894	91.723	111.879	95.863	113.285	109.319	114.502	110.018	114.653	111.417	112.866	111.310	113.159	111.570

(1)	Reflects, for the periods indicated, the high and low sales prices per security as reported by Composite Bloomberg Bond Trader (CBBT) in relation to the Series 1 Preference Shares and Series 2 Preference Shares, Bloomberg Valuation Service (BVAL) in relation to the Series 1 Existing Subordinated Notes and Benchmark (BMRK) in relation to the Series 2 Existing Subordinated Notes and Series 3 Existing Subordinated Notes.

The Exchange Offer

Timetable for the Exchange Offer

Holders should confirm with any bank, securities broker or other intermediary through which they hold Existing Securities whether such intermediary needs to receive instructions from a holder before the deadlines specified in this prospectus in order for that holder to be able to participate in, or (in the circumstances in which withdrawal is permitted) withdraw their instruction to participate in, the Exchange Offer.

The times and dates below are subject, where applicable, to the right of the Offeror to extend, re-open, amend, limit, terminate or withdraw the Exchange Offer, subject to applicable law. Accordingly, the actual timetable may differ significantly from the expected timetable set out below. If any of the above times and/or dates change, the revised time and/or date will be notified by announcement as soon as reasonably practicable.

Events	Dates and Times
Commencement of the Exchange Offer
Exchange Offer announced. Prospectus made available to holders of Existing Securities.	November 10, 2021
Price Determination Date / Pricing Time
The date and time when the Total Exchange Consideration applicable to each Series of Existing Securities and the interest rate on the New Notes will be determined.	10:00 a.m., New York City time, on December 7, 2021
Announcement of Pricing
Announcement of the Total Exchange Consideration applicable to each Series of Existing Securities and the interest rate on the New Notes.	Promptly after the Pricing Time
Withdrawal Deadline
The deadline for holders to validly withdraw tenders of Existing Securities.	11:59 p.m., New York City time, on December 9, 2021
Expiration Deadline
The deadline for receipt of all Exchange Instructions.	11:59 p.m., New York City time, on December 9, 2021
Announcement of Exchange Offer Results
Announcement of (i) the aggregate principal amounts of each series of Existing Securities which LBG will be accepting for exchange; (ii) in the case of the Capped Offer, whether tenders of each series of Existing Securities are to be accepted in full (if at all) or on a pro rata basis and, where accepted on a pro rata basis, the extent to which such tenders will be scaled; (iii) the aggregate principal amount of New Notes to be issued in the Exchange Offer; and (iv) the Settlement Date.	December 10, 2021

Events	Dates and Times
Settlement Date
Settlement Date of the Exchange Offer, including delivery of the New Notes plus the cash payment for any Cash Consideration Amount (where applicable), any accrued and unpaid dividend (in the case of the Preference Shares) or interest (in the case of the Existing Subordinated Notes), and including, if applicable, cash amounts in lieu of any fractional New Notes in exchange for Existing Securities accepted in the Exchange Offer.	Expected on December 14, 2021

Unless stated otherwise, announcements in connection with the Exchange Offer will be made (i) by the issuance of a press release to a recognized financial news service or services (e.g. Reuters/Bloomberg) as selected by the Issuer (“Notifying News Service”), (ii) by the delivery of notices to the relevant Clearing System for communication to Direct Participants and (iii) through The Regulatory News Service provided by the London Stock Exchange plc (being a Regulated Information Service that is on the list of Regulated Information Services maintained by the Financial Conduct Authority) (“RNS”), and may also be found on the relevant Reuters International Insider Screen. Copies of all such announcements, press releases and notices can also be obtained from the Exchange Agent, the contact details for which are at the end of this prospectus.

Purpose of the Exchange Offer

See “Use of Proceeds and Rationale of the Exchange Offer” for an explanation of the rationale of the Exchange Offer.

Terms of the Exchange Offer

Any And All Offer

LBG is offering to exchange, on the terms and conditions described in this prospectus, the New Notes, plus the Cash Consideration Amount (if applicable), plus accrued and unpaid dividends (in the case of the Preference Shares) or interest (in the case of Series 1 Existing Subordinated Notes), in each case in cash, plus (if applicable) cash amounts in lieu of any fractional New Notes, for any and all of the outstanding Any and All Offer Securities.

Capped Offer

LBG is offering to exchange, on the terms and conditions described in this prospectus, New Notes, plus the Cash Consideration Amount (if applicable), plus accrued and unpaid interest in cash, plus (if applicable) cash amounts in lieu of any fractional New Notes, for up to the Cap Amount of the outstanding Capped Offer Notes (subject to the Exchange Priority).

The Cap Amount is a principal amount of Capped Offer Notes that would result in a principal amount of $750,000,000 of the New Notes being issued pursuant to the Exchange Offer (after taking into account the principal amount of the New Notes to be issued pursuant to the Any and All Offer). In case the principal amount of the Any and All Offer Securities accepted pursuant to the Any and All Offer is such that the principal amount of the New Notes to be issued pursuant to the Any and All Offer is equal to or exceeds $750,000,000, all validly tendered Any and All Offer Securities will be accepted in full and no Capped Offer Notes will be accepted pursuant to the Capped Offer. See also “The Exchange Offer – Terms of the Exchange Offer – Capped Offer – Acceptance of Existing Securities; Exchange Priority; Proration” and “Risk Factors – Risks relating to LBG and the Group – LBG may not accept all Existing Securities validly tendered for exchange in the Capped Offer.”

Exchange Offer Period

The Exchange Offer commences on November 10, 2021 and will end at 11:59 p.m., New York City time, on December 9, 2021, as such date may be extended (the “Expiration Deadline”). If the Expiration Deadline is extended by the Offeror, an announcement to that effect will be made by the Offeror as described below in “—Announcements” no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Deadline.

Total Exchange Consideration, Cash Consideration Amount and New Notes Exchange Consideration

Upon the terms and subject to the conditions set forth in this prospectus, if you validly tender Existing Securities prior to the Expiration Deadline and do not validly withdraw such tendered Existing Securities prior to the Expiration Deadline, and such Existing Securities are accepted by us, you will receive, for each $1,000 principal amount of Existing Securities tendered and accepted, the relevant Total Exchange Consideration, consisting of a principal amount of New Notes equal to the applicable New Notes Exchange Consideration plus an amount in cash equal to the relevant Cash Consideration Amount (where applicable). The principal amount of New Notes issued to a holder in exchange for validly tendered Existing Securities (on a per series basis) will be rounded down to the nearest $1,000 (being the minimum integral multiple of the New Notes) and subject to the minimum denomination of the New Notes of $200,000.

In addition to the applicable Total Exchange Consideration, holders with Existing Securities that are accepted for exchange will receive a cash payment representing (i) all or a portion of the accrued and unpaid dividends (in the case of the Preference Shares) or interest (in the case of Existing Subordinated Notes) to, but not including, the Settlement Date, and (ii) amounts due in lieu of any fractional amounts of New Notes, in each case, as described under this section and “—Cash Instead of Fractional New Notes”. As DTC is the record holder of the Existing Securities, all holders of any Existing Securities will also receive any applicable accrued and unpaid dividend or interest, as the case may be, on those Existing Securities in accordance with DTC procedures, regardless of the record dates with respect to each series of Existing Securities.

The “Pricing Time” will be 10:00 a.m., New York City time, on December 7, 2021, unless the Expiration Deadline is extended, in which case a new Pricing Time may be established with respect to the Exchange Offer.

The “Total Exchange Consideration” (calculated at the Pricing Time and in accordance with the formula set forth in Annex A to this prospectus, as illustrated by the hypothetical pricing example included in Annex C to this prospectus) for the Existing Securities validly tendered and not validly withdrawn prior to the Expiration Deadline is equal to the discounted value on the Settlement Date of the remaining payments of principal and interest or dividends (calculated assuming all scheduled interest or dividends are paid in full on the relevant payment date) per $1,000 principal amount of the Existing Securities through the applicable maturity date or (in the case of the Preference Shares) the first call date of the Existing Securities (assuming the relevant Existing Securities were redeemed on such maturity date or first call date, as applicable), using a yield equal to the sum of: (i) the bid-side yield, as calculated by the Dealer Managers in accordance with standard market practice, that corresponds to the bid-side price on the Reference UST Security set forth with respect to each series of Existing Securities on the front cover of this prospectus plus (ii) the applicable Fixed Spread set forth with respect to each series of Existing Securities on the front cover of this prospectus, minus accrued and unpaid dividends or interest, as applicable, on such series of Existing Securities up to but not including the Settlement Date.

The bid-side price for the relevant Reference UST Security will be the relevant bid-side price appearing at the Pricing Time on the Bloomberg Reference Page appearing on the front cover of this prospectus for such series of Existing Securities (or any other recognized quotation source selected by LBG in consultation with the Dealer Managers if such quotation report is not available or manifestly erroneous).

The “Cash Consideration Amount”, where payable, is stated on the front cover of this prospectus and is included in the Total Exchange Consideration.

The “New Notes Exchange Consideration” will be equal to the Total Exchange Consideration minus the Cash Consideration Amount. Where no Cash Consideration Amount applies, the Total Exchange Consideration will equal the New Notes Exchange Consideration.

Interest Rate and Issue Price of the New Notes

The interest rate applicable to the New Notes from the Settlement Date to the Reset Date will be calculated at the Pricing Time in accordance with the formula set forth in Annex B to this prospectus, as illustrated by the hypothetical pricing example included in Annex D to this prospectus, and shall equal the sum of the (i) the bid-side yield, as calculated by the Dealer Managers in accordance with standard market practice, that corresponds to the bid-side price on the Benchmark Security set forth with respect to the New Notes on the front cover of this prospectus plus (ii) the Spread to Benchmark Security set forth with respect to the New Notes on the front cover of this prospectus.

The bid-side price for the Benchmark Security will be the bid-side price appearing at the Pricing Time on the Bloomberg Reference Page appearing on the front cover of this prospectus (or any other recognized quotation source selected by LBG in consultation with the Dealer Managers if such quotation report is not available or manifestly erroneous).

Each New Note will be issued at a price (the “Issue Price”) equal to 100% of the nominal principal amount of such New Note.

The Dealer Managers will calculate the interest rate of the New Notes, the Total Exchange Consideration, New Notes Exchange Consideration, accrued dividend or interest, as applicable, and cash amounts in lieu of any fractional New Notes, as applicable, for each of the Existing Securities, and their calculations will be final and binding absent manifest error. We will announce the interest rate of the New Notes and each Total Exchange Consideration and New Notes Exchange Consideration promptly after they are determined by the Dealer Managers. The formula that will be used by the Dealer Managers in making the calculations of the Total Exchange Consideration is attached hereto as Annex A. A hypothetical pricing example for the calculation of the Total Exchange Consideration is set forth in Annex C attached hereto.

You can obtain recently calculated hypothetical quotes of the yield for each Reference UST Security set forth with respect to each series of Existing Securities on the front cover of this prospectus, the hypothetical interest rate of the New Notes, the hypothetical Total Exchange Consideration and the hypothetical New Notes Exchange Consideration prior to the Pricing Time, and can obtain the actual yield for any Reference UST Security set forth with respect to each series of Existing Securities on the front cover of this prospectus, the interest rate of the New Notes and the Total Exchange Consideration for the Existing Securities after the Pricing Time, by contacting the Dealer Managers at the addresses and telephone numbers set forth on the back cover of this prospectus as well as at https://deals.lucid-is.com/lbg-us. Although the Dealer Managers will calculate the Total Exchange Consideration for the Existing Securities based solely on the yield on the applicable Reference UST Security set forth with respect to each series of Existing Securities on the front cover of this prospectus, you can also find information regarding the closing yield to maturity for each Reference UST Security on any trading day in the online versions of The Wall Street Journal and The New York Times.

Capped Offer – Acceptance of Existing Securities; Exchange Priority; Proration

In the case of the Capped Offer, LBG will accept tenders in accordance with the Exchange Priority set out in the table on the front cover page of this prospectus, until either (i) all of the Capped Offer Notes validly offered for exchange have been accepted or (ii) the maximum principal amount of Existing Securities have been accepted without exceeding the Cap Amount, being a principal amount of Capped Offer Notes that would result in a principal amount of $750,000,000 of the New Notes being issued pursuant to the Exchange Offer (after taking into account the principal amount of the New Notes to be issued pursuant to the Any and All Offer). Where the acceptance in accordance with the Exchange Priority of all valid tenders of a series of Capped Offer Notes would result in the Cap Amount being exceeded, Capped Offer Notes validly tendered and not validly withdrawn prior to the Expiration Deadline will be accepted in accordance with the Exchange Priority and, in the case of that particular series, on a pro rata basis up to the Cap Amount. Tenders of a series of Capped Offer Notes with a lower Exchange Priority than the lowest ranking series of Capped Offer Notes with respect to which any tenders are accepted, will not be accepted. The Offeror reserves the right at its absolute discretion, but is under no obligation, to increase or waive the Cap Amount at any time, subject to compliance with applicable law.

If acceptance of all validly tendered Capped Offer Notes of a particular Exchange Priority (together with all validly tendered Capped Offer Notes with a higher Exchange Priority and the Any and All Offer Securities) would cause the Offeror to issue a principal amount of New Notes greater than the Maximum Capped Offer New Notes Size, then the Exchange Offer will be oversubscribed and (unless the Cap Amount is increased) if the Offeror accepts any Capped Offer Notes with that Exchange Priority in the Exchange Offer, the Offeror will accept for exchange tendered Capped Offer Notes with that Exchange Priority on a prorated basis, with the aggregate principal amount of each holder’s validly tendered Capped Offer Notes with that Exchange Priority accepted for exchange determined by multiplying each holder’s tender by the applicable proration factor, and rounding the product down to the nearest $1,000 principal amount for such holder’s Capped Offer Notes with that Exchange Priority. In that event, no Capped Offer Notes with an Exchange Priority lower than the Exchange Priority of the Capped Offer Notes being prorated will be accepted for exchange. Depending on the amount tendered and the proration factor applied, if the principal amount of Capped Offer Notes returned to a holder as a result of proration would result in less than the minimum denomination of $200,000 being returned to such holder or would result in less than the minimum denomination of $200,000 being accepted, the Offeror will either accept or reject all of such holder’s validly tendered Capped Offer Notes in its sole discretion.

Holders whose Capped Offer Notes tendered in the Exchange Offer are not accepted, who validly withdraw their tenders prior to the Expiration Deadline or who do not participate in the Exchange Offer, will not be eligible to receive New Notes and any Cash Consideration Amount, if applicable, in exchange for such Capped Offer Notes and shall continue to hold such Capped Offer Notes subject to their terms and conditions.

A holder whose Capped Offer Notes are accepted for exchange in the Exchange Offer and who, following the exchange of such Capped Offer Notes on the Settlement Date, will continue to hold in its account with the relevant Clearing System a principal amount of Capped Offer Notes which is less than the minimum denomination for such series, will need to purchase a principal amount of Capped Offer Notes of such series such that its holding amounts to at least the amount of such minimum denomination. Otherwise such residual holding may not be tradeable in the Clearing Systems.

For the avoidance of doubt, the Any and All Offer is not subject to any limit on Any and All Offer Securities that may be accepted in the Any and All Offer.

Minimum Denominations

The New Notes will only be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. To be eligible to receive New Notes, holders will be required to submit Existing Securities (on a per series basis) in a principal amount or liquidation preference amount, as applicable, to receive $200,000 in principal amount of New Notes.

Cash Instead of Fractional New Notes

No fractional New Notes will be delivered pursuant to the Exchange Offer. Instead, each tendering holder of Existing Securities that are accepted for exchange will receive a cash amount in lieu of any fractional New Notes that a tendering holder of Existing Securities would have otherwise been entitled to receive. Any cash amounts payable pursuant to the Exchange Offer will be rounded to the nearest U.S.$0.01, with U.S.$0.005, being rounded upwards.

Results

Unless the Exchange Offer is extended, the Offeror will announce (1) promptly after the Pricing Time, each Total Exchange Consideration and the interest rate of the New Notes, and (2) on December 10, 2021, (i) the aggregate principal amounts of each series of Existing Securities which LBG will be accepting for exchange; (ii) whether tenders of each series of Capped Offer Notes are to be accepted in full (if at all) or on a pro rata basis and, where accepted on a pro rata basis, the extent to which such tenders will be scaled; (iii) the aggregate principal amount of New Notes to be issued in the Exchange Offer; and (iv) the Settlement Date. Such information will be notified to holders as described below in “—Announcements” and shall, absent manifest error, be final and binding on LBG and the holders.

Once the Offeror has announced the results of the Exchange Offer in accordance with applicable law, LBG’s acceptance of Exchange Instructions in accordance with the terms of the Exchange Offer will be irrevocable. Exchange Instructions which are so accepted will constitute binding obligations of the submitting holders and the Offeror to settle the Exchange Offer.

Existing Securities which have not been validly tendered and accepted for exchange pursuant to the Exchange Offer will remain outstanding after the Settlement Date.

Settlement

The New Notes will be delivered on the Settlement Date, expected to be on or around December 14, 2021.

Costs and Expenses

Any charges, costs and expenses incurred by the holders or any intermediary in connection with the Exchange Offer shall be borne by such holder. No brokerage costs are being levied by the Dealer Managers or the Exchange Agent. Holders should check whether their brokers or custodians will charge any fees.

Announcements

Unless stated otherwise, announcements in connection with the Exchange Offer will be made by the Offeror (i) by the issuance of a press release to a Notifying News Service, (ii) by the delivery of notices to the relevant Clearing System for communication to Direct Participants and (iii) through RNS, and may also be found on the relevant Reuters International Insider Screen. Copies of all such announcements, press releases and notices can also be obtained from the Exchange Agent, the contact details for whom are on the last page of this prospectus. Any announcement of an extension of the Exchange Offer will be made prior to 9:00 a.m., New York City time, on the Business Day immediately following the previously scheduled Expiration Deadline.

U.K. Companies Act

In the case of the ADSs representing Preference Shares, each holder whose ADSs are accepted for exchange by the Offeror acknowledges and agrees with the Offeror that, for the purposes of U.K. company law, the Exchange Offer is deemed to comprise of the following transactions: (1) the agreement by each such holder to subscribe for the relevant New Notes and (2) the purchase by the Offeror of the Preference Shares represented by such ADSs for cash pursuant to Section 701 of the U.K. Companies Act 2006, pursuant to which the issuance of the relevant New Notes, the payment of the relevant Cash Consideration Amount (if applicable), the relevant amount of accrued and unpaid dividends and the payment of any applicable cash sum due in respect of any fractional entitlement to New Notes are conditions to the purchase of the relevant Preference Shares.

Accordingly, by tendering its ADSs for exchange in the Exchange Offer, each holder whose ADSs are accepted for exchange by the Offeror agrees to (i) subscribe the relevant New Notes on the Settlement Date for a cash purchase price equal to the relevant New Notes Exchange Consideration and (ii) transfer the Preference Shares represented by such ADSs to the Offeror, free of all encumbrances and with full title guarantee, on the Settlement Date, for a cash purchase price equal to the relevant Total Exchange Consideration plus the relevant amount of accrued and unpaid dividends, it being agreed that the Offeror will waive each such holder’s obligation to pay the cash purchase price referred to in (i) in consideration for the transfer to the Offeror of the relevant Preference Shares represented by such ADSs, and that each such holder will waive the Offeror’s obligation to pay the cash purchase price described in (ii) in consideration for the issuance to that holder of the relevant New Notes, the payment of the relevant Cash Consideration Amount (if applicable), the relevant amount of accrued and unpaid dividends and the payment of any applicable cash sum due in respect of any fractional entitlement to New Notes. Each such holder also acknowledges and agrees that in the event that, as at the Settlement Date, an order has been made, or a resolution has been passed, for the winding-up of the Offeror, or an administrator of the Offeror has been appointed or a resolution instrument has been made in respect of the Offeror, no such holder shall have any claim to any cash sum in respect of the Exchange Offer, without prejudice to any other rights which such holder may be entitled to exercise.

No Recommendation

None of the Offeror, the Dealer Managers or the Exchange Agent (or any of their respective directors, employees or affiliates) is providing holders of Existing Securities with any legal, business, tax or other advice in the prospectus, nor is making any recommendation as to whether or not holders should tender any Existing Securities in the Exchange Offer or refrain from tendering any Existing Securities, and none of them has authorized any person to make any such recommendation. Holders should consult their own advisers as needed to assist them in making an investment decision.

Exchange Offer Conditions

Minimum New Issue Denomination

Upon the terms and subject to the conditions set forth in this prospectus, tenders of the Preference Shares that would result in the tendering holder receiving less than the minimum denomination of $200,000 in principal amount of the New Notes, will be accepted. Tenders of the Series 1 Existing Subordinated Notes that would result in the tendering holder receiving less than the minimum denomination of $200,000 in principal amount of the New Notes, will not be accepted. In addition, tenders of a series of Capped Offer Notes that would result in the tendering holder receiving less than the minimum denomination of $200,000 in principal amount of the New Notes, will not be accepted. Holders should note that only one Exchange Instruction may be submitted by or on behalf of a beneficial owner in respect of a particular series of Existing Securities.

Minimum New Issue Size

The Exchange Offer is subject to a Minimum New Issue Size of at least $500,000,000 in aggregate principal amount of New Notes being issued in exchange for Existing Securities validly tendered pursuant to the Exchange Offer. The Offeror reserves the right at its absolute discretion, but is under no obligation, to waive the Minimum New Issue Size condition at any time, subject to compliance with applicable law.

General Conditions

Subject to applicable law, LBG will not be required to (i) accept for exchange any Existing Securities tendered pursuant to the Exchange Offer or (ii) issue any New Notes in exchange for validly tendered Existing Securities, and LBG may terminate, extend or amend the Exchange Offer, unless the conditions listed below have been satisfied or, if permissible under applicable law, waived. All of the conditions shall be deemed to have been satisfied on the Expiration Deadline, unless any of the following conditions shall have occurred on or after the date of this prospectus and be continuing at the time of the Expiration Deadline with respect to any series of the Existing Securities:

(a)	there is any change or development that, in the reasonable judgment of LBG, may materially reduce the anticipated benefits to the Group of the Exchange Offer or that has had, or could reasonably be expected to have, an adverse effect on the Group, its businesses, condition (financial or otherwise) or prospects, or the market for the New Notes;

(b)	there has been instituted or threatened any action, proceeding or investigation by or before any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality, that relates in any manner to the Exchange Offer and that in the reasonable judgment of LBG makes it advisable to terminate the Exchange Offer; or

(c)	there has occurred: (i) any general suspension of or limitation on prices for trading in securities in the United Kingdom or the U.S. securities or financial markets; (ii) any disruption in the trading of the ordinary shares of LBG; (iii) any disruption in securities settlement, payment or clearing services in the United Kingdom or the United States; (iv) a declaration of a banking moratorium or any suspension of payments with respect to banks in the United Kingdom or the United States; or (v) a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United Kingdom or its citizens or the United States or its citizens.

The Offeror expressly reserves the right to amend or terminate the Exchange Offer and to reject for exchange any Existing Securities not previously accepted for exchange, if any of the conditions to the Exchange Offer specified above are not satisfied. In addition, the Offeror expressly reserves the right, at any time or at various times, to waive any conditions to the Exchange Offer, in whole or in part. All conditions to the Exchange Offer must be satisfied or waived prior to the Expiration Deadline.

These conditions are (except as set out below) for the sole benefit of the Offeror, and it may assert them regardless of the circumstances that may give rise to them, or waive them in whole or in part, at any or at various times. If the Offeror fails at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Offeror may assert at any time or at various times.

Procedures for Participating in the Exchange Offer

If you wish to participate in the Exchange Offer and your Existing Securities are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Existing Securities on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five Business Days prior to the Expiration Deadline, as the case may be, in order to allow adequate processing time for their instruction.

To participate in the Exchange Offer, you must comply with the ATOP procedures for book-entry transfer described below prior to the Expiration Deadline. We have not provided guaranteed delivery procedures in conjunction with the Exchange Offer. No letter of transmittal will be used in connection with the Exchange Offer. The valid electronic transmission of acceptance through ATOP shall constitute delivery of your Existing Securities in connection with the Exchange Offer.

If you wish to tender Existing Securities held on your behalf by a nominee with DTC, you must:

·	inform your nominee of your interest in tendering your Existing Securities pursuant to the applicable Exchange Offer; and

·	instruct your nominee to tender all Existing Securities you wish to be tendered in the Exchange Offer in accordance with the procedures described below.

For a holder to validly tender Existing Securities pursuant to the Exchange Offer, an Agent’s Message transmitted through DTC must be received by the Exchange Agent at or prior to the Expiration Deadline, and the Existing Securities must be transferred pursuant to the procedures for book-entry transfer described below and a Book-Entry Confirmation (as defined below) must be received by the Exchange Agent, in each case at or prior to the Expiration Deadline. In all cases, the exchange of Existing Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

·	a Book-Entry Confirmation with respect to such Existing Securities; and

·	an Agent’s Message transmitted through DTC.

Any acceptance of an Agent’s Message transmitted through ATOP is at the election and risk of the person transmitting such Agent’s Message and delivery will be deemed made only when actually received by the Exchange Agent. No documents should be sent to us, the trustee or the Dealer Managers.

The Exchange Agent will establish an account with respect to each series of Existing Securities at DTC for purposes of the Exchange Offer, and any financial institution that is a nominee in DTC, including Euroclear and Clearstream, may make book-entry delivery of Existing Securities by causing DTC to transfer such Existing Securities into the Exchange Agent’s account in accordance with the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an Agent’s Message to the Exchange Agent. The Agent’s Message, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at or prior to the Expiration Deadline in order to be eligible to receive the Total Exchange Consideration, as applicable. The confirmation of a book-entry transfer into the Exchange Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express and unconditional acknowledgment from the participant in DTC described in such Agent’s Message, stating (i) the aggregate principal amount of Existing Securities that have been tendered by such participant pursuant to the Exchange Offer, (ii) that such participant has received the prospectus and agrees to be bound by the terms of the Exchange Offer as described in this prospectus and (iii) that we may enforce such agreement against such participant.

If you are a beneficial owner that holds Existing Securities through Euroclear or Clearstream and wish to tender your Existing Securities, you are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Existing Securities.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Existing Securities will be determined by us in our absolute discretion, which determination will be final and binding, subject to holders of Existing Securities disputing such determination in a court of competent jurisdiction. We reserve the absolute right to reject Any and All Offer Securities determined by us not to be in proper form or not to be tendered properly or any tendered Existing Securities our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Existing Securities, whether or not waived in the case of other Existing Securities. Our interpretation of the terms and conditions of the Exchange Offer, including the terms and instructions in this prospectus, will be final and binding on all parties, subject to holders of Existing Securities disputing such determination in a court of competent jurisdiction. Unless waived, any defects or irregularities in connection with tenders of Existing Securities must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Existing Securities, neither we, nor the Exchange Agent, the Dealer Managers or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Existing Securities will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose Existing Securities have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee (in the case of the Existing Subordinated Notes) or the registrar (in the case of the Preference Shares). Holders may contact the Exchange Agent for assistance with these matters.

Withdrawal Rights

Validly tendered Existing Securities and any Exchange Instruction relating thereto, may be withdrawn at any time prior to the Expiration Deadline but not thereafter.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal or a properly transmitted “Request Message” through ATOP must be received by the Exchange Agent prior to the Expiration Deadline. The withdrawal notice must:

1.	specify the name of the tendering holder of Existing Securities (or, if tendered by book-entry transfer, the name of the participant in the book-entry transfer facility whose name appears on the security position listing as the owner of such Existing Securities);

2.	bear a description, including the series, of the Existing Securities to be withdrawn;

3.	specify, in the case of Existing Securities tendered by delivery of certificates for those Existing Securities, the certificate numbers shown on the particular certificates evidencing those Existing Securities;

4.	specify the aggregate principal amount represented by those Existing Securities; and

5.	specify, in the case of Existing Securities tendered by delivery of certificates for those Existing Securities, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of Existing Securities tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Existing Securities.

Withdrawal of tenders of Existing Securities may not be rescinded, and any Existing Securities validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. Validly withdrawn Existing Securities may, however, be re-tendered by again following the procedures described in “—Procedures for Participating in the Exchange Offer” on or before the Expiration Deadline.

Acknowledgements, Representations, Warranties and Undertakings

By submitting an Exchange Instruction each holder and the relevant Direct Participant (on behalf of the relevant holder and beneficial owner), represents, warrants and undertakes that:

(a)	it has received, reviewed, acknowledged, accepted and agreed to the terms of this prospectus (including, without limitation, the offering restrictions set forth in this prospectus);

(b)	by blocking Existing Securities in the relevant Clearing System it will be deemed to consent to the relevant Clearing System providing details concerning its identity to the Offeror, the Dealer Managers, the Exchange Agent and their respective legal advisers;

(c)	upon the terms and subject to the conditions of the Exchange Offer, it offers to exchange the principal amount of Existing Securities in its account in the relevant Clearing System that is the subject of the relevant Exchange Instruction for the relevant number of New Notes;

(d)	it will only submit (or arrange to have submitted on its behalf) a separate Exchange Instruction on behalf of each beneficial owner and one Exchange Instruction in respect of any one series of the Existing Securities tendered by it in the Exchange Offer;

(e)	it agrees to ratify and confirm each and every act or thing that may be done or effected by LBG, any of its directors or any person nominated by LBG in the proper exercise of his or her powers and/or authority hereunder;

(f)	it agrees to do all such acts and things as shall be necessary and execute any additional documents deemed by LBG to be desirable, in each case to complete the transfer of the Existing Securities to LBG, as the case may be, or its nominee in exchange for the New Notes and/or to perfect any of the authorities expressed to be given hereunder;

(g)	it has observed the laws of all relevant jurisdictions; obtained all requisite governmental, exchange control or other required consents; complied with all requisite formalities; and paid any issue, transfer or other taxes or requisite payments due from it in each respect in connection with any offer or acceptance in any jurisdiction and that it has not taken or omitted to take any action in breach of the terms of the Exchange Offer, or which will or may result in the Offeror, the Dealer Managers, the Exchange Agent, or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Exchange Offer;

(h)	all authority conferred or agreed to be conferred pursuant to its representations, warranties and undertakings and all of its obligations shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy, insolvency practitioners and legal representatives and shall not be affected by, and shall survive, its death, incapacity, bankruptcy, insolvency, or any other similar proceedings;

(i)	except to the extent of the information set forth under “Taxation Considerations”, no information has been provided to it by the Offeror, the Dealer Managers or the Exchange Agent with regard to the tax consequences to holders, beneficial owners or Direct Participants arising from the exchange of Existing Securities in the Exchange Offer or the receipt of New Notes. It hereby acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Exchange Offer, and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Offeror, the Dealer Managers, the Exchange Agent or any other person in respect of such taxes and payments;

(j)	it is not a person to whom it is unlawful to make an invitation pursuant to the Exchange Offer under applicable laws and has (before submitting, or arranging for the submission on its behalf, as the case may be, of the Exchange Instruction in respect of the Existing Securities which it is offering for exchange) complied with all laws and regulations applicable to it for the purposes of its participation in the Exchange Offer;

(k)	it is not resident and/or located in a member state of the EEA to which the Prospectus Regulation is applicable (“Relevant Member State”) or, if it is resident and/or located in a Relevant Member State, (a) it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation;

(l)	it is not resident and/or located in the United Kingdom or, if it is resident and/or located in the United Kingdom, it is an existing member or creditor of a Group Company or a person within Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or any other person to whom these documents and/or materials may lawfully be communicated;

(m) it is outside Belgium or, if it is located in Belgium, it is a person which is a “qualified investor” in the sense of Article 2(e) of the Prospectus Regulation, acting on its own account, which does not qualify as a consumer (consommateur/consument) within the meaning of the Belgian Code of Economic Law (Code de droit économique/Wetboek van economisch recht), as amended;

(n)	it is not located or resident in France or, if it is located or resident in France, it is a qualified investor (investisseur qualifié) as defined and in accordance Article 2(e) of the Prospectus Regulation;

(o)	it is not a person or entity resident and/or located in the Republic of Italy;

(p)	it is not a person or entity resident and/or located in any province or territory of Canada.

(q)	it has full power and authority to submit for exchange and transfer the Existing Securities hereby submitted for exchange and if such Existing Securities are accepted for exchange, such Existing Securities will be transferred to, or to the order of, LBG, with full title free from all liens, charges and encumbrances, not subject to any adverse claim and together with all rights attached thereto;

(r)	it holds and will hold, until the time of settlement on the Settlement Date, the Existing Securities blocked in DTC and, in accordance with the requirements of DTC and by the deadline required by DTC, it has submitted, or has caused to be submitted, an Exchange Instruction to the DTC to authorize the blocking of the submitted Existing Securities with effect on and from the date thereof so that, at any time pending the transfer of such Existing Securities on the Settlement Date to LBG, as the case may be, or their agents on its behalf, no transfers of such Existing Securities may be effected;

(s)	the terms and conditions of the Exchange Offer shall be deemed to be incorporated in, and form a part of, the Exchange Instruction which shall be read and construed accordingly and that the information given by or on behalf of such existing Holder in the Exchange Instruction is true and will be true in all respects at the time of the exchange; and

(t)	it understands and agrees that the Offeror, the Dealer Managers and the Exchange Agent will rely upon the truth and accuracy of the foregoing representations, warranties and undertakings.

The receipt from a holder or from a Direct Participant on behalf of a beneficial owner of an Exchange Instruction by the relevant Clearing System will constitute instructions to debit from such holder’s or Direct Participant’s account on the Settlement Date the principal amount of Existing Securities that such holder or Direct Participant has tendered for exchange and which have been accepted, upon receipt by the relevant Clearing System of an instruction from the Exchange Agent to receive those Existing Securities for the account of LBG, as the case may be, and (where applicable) against delivery of New Notes subject to the automatic withdrawal of those instructions in the event that the Exchange Offer is terminated by the Offeror or the withdrawal of such Exchange

Instruction (in the circumstances in which such withdrawal is permitted) in accordance with the procedure set out in this prospectus.

Responsibility for Delivery of Exchange Instructions

None of the Offeror, the Dealer Managers or the Exchange Agent, as the case may be, will be responsible for the communication of tenders and corresponding Exchange Instructions by (i) beneficial owners to the Direct Participant through which they hold Existing Securities or (ii) the Direct Participant to the relevant Clearing System.

If a beneficial owner holds its Existing Securities through a Direct Participant, such beneficial owner should contact that Direct Participant to discuss the manner in which exchange acceptances and transmission of the corresponding Exchange Instruction and, as the case may be, transfer instructions may be made on its behalf.

In the event that the Direct Participant through which a beneficial owner holds its Existing Securities is unable to submit an Exchange Instruction, such beneficial owner should telephone the Exchange Agent, as applicable, for assistance on the numbers provided in this prospectus.

Holders, Direct Participants and beneficial owners are solely responsible for arranging the timely delivery of their Exchange Instructions.

If a beneficial owner offers its Existing Securities through a Direct Participant, such beneficial owner should consult with that Direct Participant as to whether it will charge any service fees in connection with the participation in the Exchange Offer.

Amendment and Termination

Notwithstanding any other provision of the Exchange Offer, the Offeror may, subject to applicable laws, at its option, at any time before it announces whether it accepts valid tenders of Existing Securities pursuant to the Exchange Offer:

(a)	extend the Expiration Deadline or re-open the Exchange Offer, as applicable (in which case all references in this prospectus to “Expiration Deadline” shall, unless the context otherwise requires, be to the latest date and time to which the Expiration Deadline has been so extended or the Exchange Offer re-opened);

(b)	otherwise extend, re-open or amend the Exchange Offer in any respect (including, but not limited to, any extension, re-opening, increase, decrease or other amendment, as applicable, in relation to the Expiration Deadline and/or the Settlement Date);

(c)	waive, decrease or increase the Cap Amount (in which case all references in this prospectus to the “Cap Amount” shall be to the Cap Amount as so modified);

(d)	delay acceptance or, subject to applicable law, exchange of Existing Securities validly tendered for exchange in the Exchange Offer until satisfaction or waiver (if permitted) of the conditions to the Exchange Offer;

(e)	terminate the Exchange Offer in respect of any one or more or all series of Existing Securities, including with respect to Exchange Instructions submitted before the time of such termination; or

(f)	in respect of any series of Existing Securities, choose not to accept all valid tenders received by the Exchange Agent prior to the Expiration Deadline.

The Offeror also reserves the right at any time to waive, where permissible, any or all of the conditions of the Exchange Offer as set out in this prospectus.

The Offeror will ensure holders are notified of any such extension, re-opening, amendment or termination as soon as is reasonably practicable after the relevant decision is made (i) by the issuance of a press release to a Notifying News Service, (ii) by the delivery of notices to the relevant Clearing System for communication to Direct Participants and (iii) through RNS, and such announcements may also be found on the relevant Reuters International

Insider Screen. Copies of all such announcements, press releases and notices can also be obtained from the Exchange Agent, the contact details for whom are on the last page of this prospectus. Any announcement of an extension of the Exchange Offer will be made prior to 9:00 a.m., New York City time, on the Business Day immediately following the previously scheduled Expiration Deadline.

Notwithstanding the irrevocability of all Exchange Instructions, on the termination of the Exchange Offer, all Exchange Instructions will be deemed to be withdrawn automatically.

Compliance with “Short Tendering” Rule

It is a violation of Rule 14e-4 under the Exchange Act (“Rule 14e-4”) for a person, directly or indirectly, to tender securities in a partial tender offer for his own account unless the person so tendering its securities (a) has a net long position equal to or greater than the aggregate principal amount of the securities being tendered and (b) will cause such securities to be delivered in accordance with the terms of the tender offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

A tender of Capped Offer Notes in the Capped Offer under any of the procedures described above will constitute a binding agreement between the tendering holder and the Offeror with respect to the Capped Offer upon the terms and subject to the conditions of the Capped Offer, including the tendering holder’s acceptance of the terms and conditions of the Capped Offer, as well as the tendering holder’s representation and warranty that (a) such holder has a net long position in the Capped Offer Notes being tendered pursuant to the Capped Offer within the meaning of Rule 14e-4 and (b) the tender of such Capped Offer Notes complies with Rule 14e-4.

Irregularities

All questions as to the validity, form and eligibility (including the time of receipt) of any Exchange Instruction, tenders of Existing Securities or revocation or revision thereof or delivery of Existing Securities will be determined by the Offeror in its sole discretion, which determination will be final and binding. The Offeror reserves the absolute right to reject any and all Exchange Instructions not in proper form or for which any corresponding agreement would, in its opinion, be unlawful. The Offeror also reserves the absolute right to waive any of the conditions to the Exchange Offer or defects in Exchange Instructions with regard to any Existing Securities. A waiver with respect to any conditions to the Exchange Offer or defects in Exchange Instructions with regard to one tender of Existing Securities shall not constitute a waiver with respect to any other tender of Existing Securities unless the Offeror expressly provides otherwise. None of the Offeror, the Dealer Managers or the Exchange Agent shall be under any duty to give notice to holders, Direct Participants or beneficial owners of any irregularities in Exchange Instructions; nor shall any of them incur any liability for failure to give notification of any material amendments to the terms and conditions of the Exchange Offer.

Dealer Managers and Exchange Agent

The Offeror has retained BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Lloyds Securities Inc., to act as Global Coordinators and Joint Lead Dealer Managers (the “Dealer Managers”), and Lucid Issuer Services Limited to act as Exchange Agent in connection with the Exchange Offer. The services of the Dealer Managers may be provided through their affiliates in certain jurisdictions.  The Offeror has agreed to pay the Dealer Managers customary fees for their services in connection with the Exchange Offer and has also agreed to reimburse the Dealer Managers for their reasonable out-of-pocket expenses and to indemnify them against specific liabilities, including liabilities under U.S. federal securities laws.

The Dealer Managers and their affiliates have provided in the past, are currently providing and may provide in the future, other investment banking, commercial banking and financial advisory services to the Offeror and its affiliates for customary fees and expenses in the ordinary course of business.

At any given time, the Dealer Managers or affiliates of the Dealer Managers may trade the Existing Securities, the New Notes and other securities issued by the Offeror or its subsidiaries for their own accounts, or for the accounts of their customers, and accordingly may hold a long or short position in the Existing Securities, the New Notes or other securities.  The Dealer Managers are not obligated to make a market in the New Notes. The Dealer Managers may also tender into the Exchange Offer the Existing Securities they may hold or acquire, but are under no obligation to do so.

None of the Dealer Managers or the Exchange Agent assumes any responsibility for the accuracy or completeness of the information concerning the Exchange Offer, the Offeror, any of its affiliates, the Existing Securities or the New Notes contained in this prospectus or in the documents incorporated by reference herein, or for any failure by the Offeror to disclose events that may have occurred and may affect the significance or accuracy of that information.

The Exchange Agent is an agent of the Offeror and owes no duty to any holders of Existing Securities.

Certain Matters Relating to Non-U.S. Jurisdictions

This prospectus does not constitute an offer or an invitation to participate in the Exchange Offer in any jurisdiction in or from which, or to any person to whom, it is unlawful to make the relevant offer or invitation under applicable laws. The distribution of the prospectus in certain jurisdictions may be restricted by law. Persons into whose possession the prospectus comes are required by each of the Offeror, the Dealer Managers and the Exchange Agent to inform themselves about, and to observe, any such restrictions.

United Kingdom

The communication of this prospectus and any other documents or materials relating to the Exchange Offer is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials is exempt from the restriction on financial promotions under section 21 of the FSMA on the basis that it is only directed at and may be communicated to (1) those persons who are existing members or creditors of the Group or other persons within Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, and (2) any other persons to whom these documents and/or materials may lawfully be communicated.

Belgium

Neither this prospectus nor any other documents or materials relating to the Exchange Offer have been submitted to or will be submitted for approval or recognition to the Financial Services and Markets Authority (Autorité des services et marchés financiers / Autoriteit voor financiële diensten en markten) and, accordingly, the Exchange Offer may not be made in Belgium by way of a public offering, as defined in Articles 3 and 6 of the Belgian Law of April 1, 2007 on public takeover bids as amended or replaced from time to time. Accordingly, the Exchange Offer may not be advertised, and neither this prospectus nor any other documents or materials relating to the Exchange Offer (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium unless such person is (i) a “qualified investor” in the sense of Article 2(e) of the Prospectus Regulation, acting on its own account, which (ii) is not a consumer (consommateur/consument) within the meaning of the Belgian Code of Economic Law (Code de droit économique/Wetboek van economisch recht), as amended. This prospectus has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the Exchange Offer. Accordingly, the information contained in this prospectus may not be used for any other purpose or disclosed to any other person in Belgium.

France

This prospectus and any other documents or offering materials relating to the Exchange Offer may not be distributed in the Republic of France except to qualified investors (investisseurs qualifiés) as defined in Article 2(e) of the Prospectus Regulation. This prospectus has not been and will not be submitted for clearance to the Autorité des marchés financiers.

Republic of Italy

The Exchange Offer and any solicitation in respect thereof are not being made, directly or indirectly, in or into the Republic of Italy and have not received clearance from the Commissione Nazionale per le Societa e la Borsa (CONSOB) pursuant to Italian securities laws and implementing regulations. Accordingly, Italian holders of the Existing Securities are hereby notified that, to the extent such holders of Existing Securities are persons or entities resident and/or located in the Republic of Italy, the Exchange Offer is not available to them and they may not accept the Exchange Offer and, as such, any tenders of Existing Securities received from such persons or entities shall be ineffective and void.  None of the Exchange Offer, the Prospectus or any other documents or materials relating to the Exchange Offer has been registered pursuant to Italian securities legislation and, accordingly, no New Notes may be offered, sold, delivered or exchanged, nor may copies of the Prospectus or of any other document relating to the New Notes and the Exchange Offer be distributed or made available in the Republic of Italy.

Canada

The Exchange Offer and any solicitation in respect thereof, and the sale of the New Notes, are not being made, directly or indirectly, in Canada or to holders of the Existing Securities who are resident and/or located in any province or territory of Canada. This prospectus has not been filed with any securities commission or similar regulatory authority in Canada in connection with the Exchange Offer, and the New Notes have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus, any other documents or materials relating to the Exchange Offer or the merits of the New Notes and any representation to the contrary is an offence. Accordingly, Canadian holders of the Existing Securities are hereby notified that, to the extent such holders of Existing Securities are persons or entities resident and/or located in Canada, the Exchange Offer is not available to them and they may not accept the Exchange Offer. As such, any tenders of Existing Securities received from such persons or entities shall be ineffective and void. No New Notes may be offered, sold, delivered or exchanged, nor may copies of this Prospectus or of any other document relating to the New Notes and the Exchange Offer be distributed or made available in Canada. This prospectus and any other documents or offering materials relating to the Exchange Offer or the New Notes may not be distributed in Canada and this prospectus does not constitute an offer or an invitation to participate in the Exchange Offer to any person resident in Canada.

General

The Exchange Offer does not constitute an offer to buy or the solicitation of an offer to sell Existing Securities and/or New Notes in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities or other laws require the Exchange Offer to be made by a licensed broker or dealer or registered dealer and the Dealer Manager or, where the context so requires, any of its affiliates is such a licensed broker or dealer or registered dealer in that jurisdiction, the Exchange Offer shall be deemed to be made on behalf of LBG by such Dealer Manager or affiliate (as the case may be) in such jurisdiction.

Governing Law

The terms of the Exchange Offer, including without limitation each Exchange Instruction, and any non-contractual obligations arising out of or in connection with the Exchange Offer shall be governed by, and construed in accordance with, New York law. By submitting an Exchange Instruction, a holder or Direct Participant irrevocably and unconditionally agrees for the benefit of the Offeror, the Dealer Managers and the Exchange Agent that the courts of New York are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Exchange Offer or any of the documents referred to above and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

Miscellaneous

Holders who need assistance with respect to the procedure relating to tendering their Securities should contact the Exchange Agent, the contact details for whom appear on the back cover of this prospectus.

Description of the New Notes

The following is a summary of certain terms of the New Notes. It does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Subordinated Debt Securities Indenture dated as of November 4, 2014 (the “Subordinated Indenture”), between LBG as Issuer and The Bank of New York Mellon acting through its London Branch as Trustee, as supplemented by a Ninth Supplemental Indenture which we expect to be dated as of the Settlement Date (the “Ninth Supplemental Indenture”). The Subordinated Indenture, together with the Ninth Supplemental Indenture are together referred to herein as the “Indenture”.

The New Notes will mature on December 14, 2046 (the “Maturity Date”). Interest will accrue on the New Notes (1) from (and including) the Issue Date (as defined herein) to (but excluding) December 14, 2041 (the “Reset Date”), at a rate per annum equal to (a) the yield, rounded to three decimal places when expressed as a percentage and calculated by the Dealer Managers in accordance with standard market practice, that corresponds to the bid-side price of 1.750% U.S. Treasury Notes due August 15, 2041 as of the Pricing Time as displayed on the Bloomberg Government Pricing Monitor page FIT1 (or any recognized quotation source selected by Lloyds Banking Group (“LBG”) in its sole discretion if such quotation report is not available or is manifestly erroneous) plus (b) a fixed spread of 150 basis points (the “Initial Interest Rate”), and (2) from (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), at a rate per annum calculated by the Calculation Agent on the Reset Determination Date (as defined below) as being equal to the sum of the applicable U.S. Treasury Rate (as defined below) and 1.50% (the “Margin”), such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (the “Reset Rate of Interest”). Interest will be payable semi-annually in arrears on June 14 and December 14 of each year (each, an “Interest Payment Date”), commencing on June 14, 2022 to (and including) maturity. Interest will be paid to holders of record of the New Notes as of 15 calendar days immediately preceding the related Interest Payment Date, as applicable, whether or not a Business Day.

Interest on the New Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date.  If the scheduled maturity date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on LBG, the Calculation Agent, the Trustee, the Paying Agent and on the holders of the New Notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards) unless otherwise specified herein.

The Reset Rate of Interest will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

In this description of the New Notes, the following expressions have the following meanings:

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and prudential supervision (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing (and for so long as the same are applicable in the United Kingdom), any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to LBG or the Group (as defined below)).

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

“Capital Disqualification Event” shall be deemed to have occurred if at any time LBG determines that there is a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) in the regulatory classification of the New Notes which becomes effective after December 14, 2021 (the “Issue Date”) and that results, or would be likely to result, in the entire principal amount of the New Notes being excluded from the Tier 2 Capital of LBG and/or the Group (other than as a result of any applicable limitation on the amount of such capital).

“Group” means LBG and its subsidiaries and subsidiary undertakings from time to time.

“Relevant Regulator” means the Bank of England acting as the Prudential Regulation Authority through its Prudential Regulation Committee or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group in such circumstances.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

“Senior Creditors” means in respect of LBG (i) creditors of LBG whose claims are admitted to proof in the winding-up or administration of LBG and who are unsubordinated creditors of LBG and (ii) creditors of LBG whose claims are or are expressed to be subordinated to the claims of other creditors of LBG (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of LBG, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the New Notes).

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

Determination of U.S. Treasury Rate

“U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the yield on actively traded U.S. Treasury securities adjusted to constant maturity on the Reset Determination Date and appearing under the caption “Treasury constant maturities” on the Reset Determination Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of five years; or (2) if such release (or any successor release) is not published on the Reset Determination Date, or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

The U.S. Treasury Rate shall be calculated by the Calculation Agent (as defined below).

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to LBG equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity of five years) on the Reset Determination Date.

“Calculation Agent” means The Bank of New York Mellon, London Branch, or its successor appointed by LBG from time to time in accordance with the Calculation Agent Agreement between the Company and The Bank of New York Mellon, London Branch, dated as of the Issue Date.

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by LBG with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date received by LBG (calculated on the Reset Determination Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by LBG, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by LBG, then such Reference Treasury Dealer Quotation as quoted in writing to LBG by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by LBG, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors (as long as such successors are also primary U.S. Treasury securities dealers), or (ii) market makers in pricing comparable corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

General

The New Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of LBG. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the New Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the New Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of LBG.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The New Notes will constitute a separate series of subordinated debt securities issued under the indenture dated as of November 4, 2014 (the “Subordinated Indenture”) between us and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as amended by a ninth supplemental indenture to be dated as of the Issue Date (the “Ninth Supplemental Indenture” and, together with the Subordinated Indenture, the “Indenture”) between us and the Trustee.  Book-entry interests in the New Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the paying agent.  We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the New Notes in fully registered form.  The New Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (“DTC”). You will hold beneficial interest in the New Notes through DTC and its participants.  We expect the New Notes to be delivered through the facilities of DTC on the Issue Date.  For a more detailed summary of the form of the New Notes and settlement and clearance arrangements, you should read “—Form of New Notes; Book-Entry System”.  Indirect holders trading their beneficial interests in the New Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds.  Secondary market trading will occur in the ordinary way following the applicable rules and clearing system and operating procedures of DTC, including those of its indirect participants, Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “—Form of New Notes; Book-Entry System”.

Payment of principal of and interest on the New Notes, so long as the New Notes are represented by global securities, will be made in immediately available funds.  Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

All payments in respect of the New Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts”, no additional amounts will be paid on the New Notes with respect to any such amounts withheld.  For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the New Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the New Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the New Notes by acquiring or holding the New Notes, each holder (including each beneficial owner) of the New Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the New Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the New Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the New Notes; and/or (iii) the amendment or alteration of the maturity of the New Notes, or amendment of the amount of interest due on the New Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the New Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the New Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the New Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the New Notes having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the New Notes would be treated equally in respect of the exercise of the U.K. bail-in power with all other claims that would rank pari passu with the New Notes upon an insolvency of LBG.

No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the New Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the New Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes will be a default or an event of default for any purpose.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Subordinated Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes.

By its acquisition of the New Notes, each holder and each beneficial owner of the New Notes to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes.

By its acquisition of the New Notes, each holder and each beneficial owner of the New Notes acknowledges and agrees that:

(i) the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA, as amended;

(ii) upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, the Trustee shall not be required to take any further directions from holders of the New Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the New Notes to direct certain actions relating to the New Notes. The Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the New Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the New Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the New Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture, unless LBG and the Trustee agree that a supplemental indenture is not necessary; and

(iii) it shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the New Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such New Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the New Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes only.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the New Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the New Notes shall result if either:

·	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

·	an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute an Event of Default.

If an Event of Default occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the New Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, any accrued but unpaid payments. However, after such declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the New Notes may rescind or annul the declaration of acceleration and its consequences, but only if all Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Defaults

In addition to Events of Default, the Indenture also separately provides for Defaults. It shall be a “Default” with respect to the New Notes if:

·	any installment of interest upon any New Notes is not paid on or before the date specified for its payment in the Indenture and such failure continues for 14 days; or

·	all or any part of the principal of the New Notes is not paid when it becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs and is continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.

However, a failure to make any payment on the New Notes shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an opinion of counsel to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the New Notes.

By accepting the New Notes, each holder and the Trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the New Notes or the Indenture (or between obligations which LBG may have under or in respect of any New Notes and any liability owed by a holder or the Trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

Events of Default and Defaults–General

The holder or holders of not less than a majority in aggregate principal amount of the New Notes may waive any past Event of Default or Default with respect to the New Notes, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any New Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of New Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs and is continuing with respect to the New Notes, the Trustee will be under no obligation to take direction from any holder or holders of the New Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding New Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the New Notes, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the New Notes of such series not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default with respect to the New Notes, give to each holder of the New Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived; provided that the Trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the New Notes.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the New Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the New Notes described in this prospectus except for the price to the public, issue date and first Interest Payment Date, provided however that such additional notes that form part of the same series as the New Notes must be fungible with the outstanding New Notes for U.S. federal income tax purposes. Any such additional notes, together with the New Notes offered by this prospectus, will constitute a single series of securities under the Indenture.  There is no limitation on the amount of New Notes or other debt securities that we may issue under the Indenture.

Optional Redemption

The New Notes will, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, be redeemable in whole, but not in part, at the option of LBG on any day falling in the period commencing on (and including) September 14, 2041 and ending on (and including) the Reset Date at 100% of their principal amount, together with any accrued and unpaid interest on the New Notes (“Accrued Interest”) to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the New Notes will be given to holders not less than 15 nor more than 30 calendar days prior to the date fixed for redemption in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Tax Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the New Notes, in whole but not in part, at any time, at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1) as a result of a Tax Law Change, in making any payments on the New Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “—Payment of Additional Amounts” below and/or

(2) a Tax Law Change would:

·	result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the New Notes in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

·	prevent the New Notes from being treated as loan relationships for United Kingdom tax purposes;

·	as a result of the New Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

·	result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the New Notes or the conversion of the New Notes into shares or other obligations of LBG (including, pursuant to the terms and conditions of the New Notes or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

·	result in a New Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the New Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Notice of any redemption of the New Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee (i) a legal opinion, in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an officer’s certificate confirming that (1) all the conditions necessary for redemption have occurred and that LBG could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG on the Issue Date. The Trustee shall be entitled to accept such opinion and officer’s certificate without any further inquiry and without liability to any person, in which event such opinion and officer’s certificate shall be conclusive and binding on the Trustee and the holders of the New Notes.

Capital Disqualification Event Redemption

We may redeem the New Notes, in whole but not in part, at any time, upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the New Notes, if at any time immediately prior to the giving of the notice referred to above a Capital Disqualification Event has occurred. In the event of such a redemption, the redemption price of the New Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “—Conditions to Redemption, Purchase, Substitution or Variation” below.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the New Notes.

Substitution or Variation

If a Capital Disqualification Event has occurred and is continuing, then LBG may, subject to “—Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the New Notes, at any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the New Notes for, or vary the terms of the New Notes so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the New Notes, as the case may be.

Notice of any substitution or variation of the New Notes due to the occurrence of a Capital Disqualification Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of substitution or variation (as applicable), and to the Trustee at least five (5) Business Days prior to the date of such notice to holders, unless a shorter notice period shall be satisfactory to the Trustee. Such notice shall specify the date fixed for substitution or, as the case may be, variation of the New Notes and shall, except as otherwise provided herein, be irrevocable.

Prior to the giving of any notice of substitution or variation, LBG must deliver to the Trustee an officer’s certificate stating that a Capital Disqualification Event has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry and without liability to any person, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the New Notes.

“Compliant Securities” means securities issued directly by LBG that:

(a) have terms not materially less favorable to an investor than the terms of the New Notes (as reasonably determined by LBG in consultation with an investment bank or financial adviser of international standing (which in either case is independent of LBG)) and provided that LBG has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further inquiry and without liability to any person) prior to the issue or variation of the relevant securities);

(b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Tier 2 capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the New Notes; (3) rank pari passu with the ranking of the New Notes; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled; and (5) preserve the obligations of LBG as to payments of principal in respect of the New Notes, including (without limitation) as to the timing and amount of such payments;

(c) are (1) listed on the New York Stock Exchange or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by LBG; and

(d) where the New Notes which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, LBG) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

Purchases

We may at any time, and from time to time, purchase New Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. New Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all New Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “—Conditions to Redemption, Purchase, Substitution or Variation” below.

Conditions to Redemption, Purchase, Substitution or Variation

Any redemption, purchase, substitution or variation of the New Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the New Notes, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations); and

(b) in respect of any redemption of the New Notes proposed to be made prior to the fifth anniversary of the date of issuance of the New Notes, if and to the extent then required under the Applicable Regulations:  (A) in the case of an optional redemption due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date; or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(c) if and to the extent then required under the Applicable Regulations, either: (A) LBG having replaced the New Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG; or (B) (save in the case of sub-paragraph (d)(A) below) LBG demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption, purchase, substitution or variation exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the date of issuance of the New Notes, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) LBG having, before or at the same time as such purchase, replaced the New Notes with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant New Notes being purchased for market-making purposes in accordance with the Applicable Regulations.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Modification and Waiver

We and the Trustee may make certain modifications and amendments to the Indenture without the consent of the holders of the New Notes. Other modifications and amendments may be made to the Indenture with the consent of the holder or holders of not less than two-thirds in aggregate outstanding principal amount of the New Notes outstanding that are affected by the modification or amendment. However, no modifications or amendments may be made without the consent of the holder of each New Note affected that would:

·	change the stated maturity of the principal amount of any New Note;

·	reduce the principal amount of, or the interest rates on, any New Note;

·	change any obligation to pay Additional Amounts;

·	change the currency of payment;

·	impair the right to institute suit for the enforcement of any payment due and payable;

·	reduce the percentage in aggregate principal amount of outstanding New Notes necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture and any Event of Default or Default (as such terms are defined herein);

·	modify the subordination provisions or change the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the New Notes in a manner adverse to the holders; or

·	modify any of the above requirements.

In addition, variations in the terms and conditions of the New Notes, including modifications relating to subordination, redemption, an Event of Default or Default (as such terms are defined herein) require the permission of, or consent from, the PRA.

Payment of Additional Amounts

Amounts to be paid on New Notes will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to withholding or deduction on payments of interest (but not principal or any other payments) on the New Notes (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of the New Notes, after the deduction or withholding, shall equal the amounts which would have been payable on the New Notes if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

·	the holder or the beneficial owner of the New Notes is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of the New Notes or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any New Notes;

·	except in the case of a winding-up in the United Kingdom, the New Notes are presented (where presentation is required) for payment in the United Kingdom;

·	the New Notes are presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the New Notes for payment at the close of that 30 day period;

·	the holder or the beneficial owner of the New Notes or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the New Notes failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

·	the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

·	any combination of the above items,

nor shall Additional Amounts be paid with respect to any payment on the New Notes to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus, in any context, to the payment of interest payments on the New Notes, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Waiver of Right to Set-Off

Subject to applicable law, no holder or beneficial owner of the New Notes may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with the New Notes and each holder and beneficial owner of the New Notes shall, by virtue of its holding of any New Notes, be deemed to have waived any right of set-off, counterclaim, or combination of accounts, compensation and retention with respect to such New Note or the Indenture (or between our obligations under or in respect of any New Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any New Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

LBG’s obligations to reimburse and indemnify the Trustee in accordance with Section 6.07 of the Subordinated Indenture (as amended by the Ninth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes and the Indenture.

By accepting the New Notes, each holder (including each beneficial owner) of the New Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the New Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, and (b) neither the Subordinated Indenture nor the Ninth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the New Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such New Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the New Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the New Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which could subject the Trustee to risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus.

Subsequent Holders’ Agreement

Holders and beneficial owners of the New Notes that acquire the New Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the New Notes that acquire the New Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the New Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the New Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Subordinated Indenture, the Ninth Supplemental Indenture and the New Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the New Notes, which are governed by, and construed in accordance with, the laws of Scotland.

Form of New Notes; Book-Entry System

General

The New Notes shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with DTC, and will be registered in the name of such depositary or its nominee. Unless and until the New Notes are exchanged in whole or in part for other securities under the terms of the Indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

Beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream, Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as DTC, or its nominee, is the holder of a global debt security, DTC or its nominee will be considered the sole holder of such global debt security for all purposes under the Indenture. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have New Notes registered in its name, receive or be entitled to receive physical delivery of New Notes in definitive form or be considered the owner or holder of the New Notes under the Indenture. Each person having an ownership or other interest in the New Notes must rely on the procedures of DTC, and, if a person is not a participant in DTC, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the Indenture or the New Notes.

Payments on Global Securities

Payments of any amounts in respect of the New Notes will be made by the Paying Agent upon receipt to DTC. Payments will be made to beneficial owners of the New Notes in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC and any beneficial owner of an interest in the New Notes, or the failure of DTC or any intermediary to pass through to any beneficial owner any payments that we make to DTC.

The Clearing Systems

DTC has advised us as follows: DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. DTC has a Standard & Poor’s rating of AA+. DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Issuance of Definitive Securities

So long as DTC holds global securities in respect of the New Notes, such global securities will not be exchangeable for definitive securities unless:

·	DTC notifies the Trustee that it is unwilling or unable to continue to act as depositary for the New Notes or DTC ceases to be a clearing agency registered under the Exchange Act;

·	we are wound up and we fail to make a payment on the New Notes when due; or

·	at any time we determine at our option and in our sole discretion, that the global securities of the New Notes should be exchanged for definitive securities in registered form.

Each person having an ownership or other interest in the New Notes must rely exclusively on the rules or procedures of DTC and any agreement with any direct or indirect participant of DTC or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The Indenture permits us to determine at any time and in our sole discretion that the New Notes shall no longer be represented by global securities. DTC has advised us that under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Definitive New Notes will be issued in registered form only. To the extent permitted by law, we, the Trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register. Payments will be made in respect of the New Notes by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive New Notes in exchange for a particular global security, DTC, as holder of that global security, will surrender it against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive securities to the persons and in the amounts that DTC specifies pursuant to its internal procedures.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for the New Notes, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three Business Days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the subordinated debt security register. The new certificate representing the securities that were transferred will be sent to the transferee within three Business Days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Notices

All notices to holders of registered New Notes shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the subordinated debt security register maintained by the Subordinated Debt Security Registrar.

Consent to Service of Process

Under the Indenture, we irrevocably designated our Chief Legal Officer, currently at 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or any New Note brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and we and irrevocably submitted to the jurisdiction of those courts.

Comparison of Certain Material Terms of the Preference Shares and the New Notes

The following is a summary comparison of the material terms of the Preference Shares and the New Notes. This summary does not purport to be complete and is subject to, and qualified by reference to, the “Description of the New Notes” section above, all of the definitions and provisions of the Indenture.

	Preference Shares	New Notes
Issuer	Lloyds Banking Group plc (formerly Lloyds TSB Group plc)	Lloyds Banking Group plc
Securities	Series 1 Preference Shares: American Depositary Shares representing 6.413% Non-Cumulative Fixed to Floating Rate Preference Shares; and Series 2 Preference Shares: American Depositary Shares representing 6.657% Non-Cumulative Fixed to Floating Rate Preference Shares	Fixed Rate Reset Subordinated Debt Securities
Maturity Date	The Preference Shares are perpetual securities and have no fixed maturity or fixed redemption date.	December 14, 2046
Dividend or Interest Payments

Series 1 Preference Shares: from (and including) the date of issuance to (but excluding) October 1, 2035 (the “Series 1 First Call Date”), the dividends on the Series 1 Preference Shares will accrue at a rate of 6.413% per annum. From (and including) Series 1 First Call Date, the Series 1 Preference Shares will accrue dividends at the rate, reset quarterly, of 1.495% per annum above the London interbank offered rate for three-month U.S. dollar deposits.

Series 2 Preference Shares: from (and including) the date of issuance to (but excluding) May 21, 2037 (the “Series 2 First Call Date”), the dividends on the Series 2 Preference Shares will accrue at a rate of 6.657% per annum. From (and including) Series 2 First Call Date, the Series 2 Preference Shares will accrue dividends at the rate, reset quarterly, of 1.27% per annum above the London interbank offered rate for three-month U.S. dollar deposits.

Interest will accrue on the New Notes from (and including) the Issue Date to (but excluding) the Reset Date, at a rate per annum equal to (a) the yield, rounded to three decimal places when expressed as a percentage and calculated by the Dealer Managers in accordance with standard market practice, that corresponds to the bid-side price of 1.750% U.S. Treasury Notes due August 15, 2041 as of the Pricing Time as displayed on the Bloomberg Government Pricing Monitor page FIT1 (or any recognized quotation source selected by LBG in its sole discretion if such quotation report is not available or is manifestly erroneous) plus (b) a fixed spread of 150 basis points, and (2) from (and including) the Reset Date to (but excluding) the Maturity Date, at a rate per annum calculated by the Calculation Agent on the Reset Determination Date as being equal to the sum of the applicable U.S. Treasury Rate and 1.50%, such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down).

Preference Shares	New Notes
Reset Dates for Dividend or Interest Rate	Series 1 Preference Shares: Series 1 First Call Date and thereafter each dividend payment date. Series 2 Preference Shares: Series 2 First Call Date and thereafter each dividend payment date.	December 14, 2041
Dividend/Interest Payment Dates

Series 1 Preference Shares: in respect of the period from the issue date to the Series 1 First Call Date, payable April 1 and October 1 in each year, and thereafter January 1, April 1, July 1 and October 1 in each year.

Series 2 Preference Shares: in respect of the period from the issue date to the Series 2 First Call Date, payable May 21 and November 21 in each year, and thereafter February 21, May 21, August 21 and November 21 in each year.

June 14 and December 14 in each year from (and including) June 14, 2022 to (and including) the Maturity Date.
Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest/ Dividend Cancellation (if any)

Dividends are payable at the discretion of the Board of Directors or the Committee. Dividends will be paid only to the extent that payment of the same can be made out of profits of LBG available for distribution and permitted by law to be distributed as at each dividend payment date. The Board of Directors or the Committee may in its discretion decide that a dividend will not be declared at all or will be declared only in part even when distributable profits are available for distribution.

If the Board of Directors or the Committee decides not to declare a dividend payable on a dividend payment date or declares that it shall be payable only in part, then the rights of holders of the Preference Shares to receive the dividend in respect of the preceding dividend period will be lost either entirely or as to the part not declared, as applicable, and LBG will have no obligation in respect of the amount of dividend not declared either to pay the dividend accrued for such period or to pay interest thereon, whether or not dividends on the Preference Shares are declared for any future dividend period.

Not applicable.

Preference Shares	New Notes
Restrictions on Dividend or Interest Payments

If LBG has not declared or paid in full a dividend stated to be payable on the Preference Shares as a result only of the exercise of the discretion of the Board of Directors or the Committee, then LBG shall not during the Stopper Period: (a) redeem, purchase, cancel, reduce or otherwise acquire in any other way any Junior Share Capital or the 2004 Preference Shares, or (b) declare, or pay or set aside any sum for payment of any distribution or dividend or make any other payment on, and will procure that no distribution, dividend or other payment is made, on any Junior Share Capital or the 2004 Preference Shares.

“Board of Directors” means the board of directors of LBG

“Committee” means a duly authorized committee of the Board of Directors.

“Junior Share Capital” means the ordinary shares, or any other shares ranking, or expressed to rank junior to the Preference Shares, (either issued directly by LBG or by a subsidiary undertaking and the terms of which securities benefit from a guarantee or support agreement ranking or expressed to rank junior to the Preference Shares).

“Parity Securities” means the most senior ranking class or classes of non-cumulative preference shares in the capital of LBG from time to time and any other obligations ranking or expressed to rank pari passu with the Preference Shares other than the 2004 Preference Shares.

“Stopper Period” means with respect to any Dividend Payment Date or the equivalent term in respect of any Parity Security, one calendar year from and including the earlier of the date (i) on which a full Dividend is not paid on the Preference Shares or (ii) on which a full scheduled dividend or distribution on

Not applicable.

Preference Shares	New Notes
any Parity Security has not been paid. “2004 Preference Shares” means the 400 6% Non-Cumulative Redeemable Preference Shares of £0.25 par value each issued in 2004.
Ranking/Subordination	Holders of the Preference Shares will rank as regards participation in the profits of LBG in priority to the payment of any dividend to the holders of any class of shares in the capital of LBG ranking junior to the Preference Shares and in such regard pari passu with the holders of any class of shares in issue or which may be issued which are expressed to rank equally with the Preference Shares in the capital of LBG and other Parity Securities.

The New Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of LBG. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the New Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the New Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of LBG.

In addition, because we are a holding company, our rights to

Preference Shares	New Notes
participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.
No Set-off	Not applicable	Subject to applicable law, no holder or beneficial owner of the New Notes may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with the New Notes and each holder and beneficial owner of the New Notes shall, by virtue of its holding of any New Notes, be deemed to have waived any right of set-off, counterclaim, or combination of accounts, compensation and retention with respect to such New Note or the Indenture (or between our obligations under or in respect of any New Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any New Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Preference Shares	New Notes
Rights upon Liquidation

On a return of capital or distribution of assets, whether or not on a winding-up (but other than a redemption or purchase by LBG of any of its share capital permitted by its articles of association and under applicable law), holders of Preference Shares will rank in the application of the assets of LBG available to shareholders; (1) equally in all respects with holders of the most senior class of preference shares and any other class of shares of LBG in issue or which may be issued by LBG which are expressed to rank equally with the Preference Shares and (2) in priority to the holders of any other share capital of LBG (including the Junior Share Capital).

Subject to such ranking, in such event holders of the Preference Shares will be entitled to receive out of the surplus assets of LBG remaining after payment of LBG’s prior-ranking liabilities a sum equal to the aggregate of; (1) U.S.$1,000 per Preference Share, (2) the amount of any dividend which is due for payment on the Preference Shares on or after the date of commencement of the winding-up or other return of capital but which is payable in respect of a period ending on or before such date and (3) the proportion of any dividend (whether or not declared or earned) that would otherwise be payable and is not otherwise paid in respect of any period that begins before, but ends after, the date of commencement of the winding-up or other return of capital and which is attributable to the part of the period that ends on such date.

Not applicable.
Optional Redemption

The Preference Shares are perpetual securities and have no maturity date. However, all or some only of the Preference Shares are redeemable, at the option of LBG, subject to confirmation from the FSA that it has no objection to the redemption (if required), on the Series 1 First Call Date for the Series 1 Preference Shares or First Call Date for the Series 2 Preference Shares or any dividend payment date thereafter at the redemption price per Preference Share.

The New Notes will, subject to the satisfaction of the conditions described under “Description of the New Notes—Conditions to Redemption, Purchase, Substitution or Variation”, be redeemable in whole, but not in part, at the option of LBG on any day falling in the period commencing on (and including) September 14, 2041 and ending on (and including) the Reset Date at 100% of their principal amount,

Preference Shares	New Notes
“FSA” means the Financial Services Authority or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary bank supervisory authority.

together with any Accrued Interest to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the New Notes will be given to holders not less than 15 nor more than 30 calendar days prior to the date fixed for redemption in accordance with “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Capital Disqualification Event Redemption

“Capital Disqualification Event” shall be deemed to have occurred if (a) the Preference Shares would cease to be eligible to qualify (save where such non-qualification is only as a result of any applicable limitation on the amount of such capital) as regulatory capital for LBG under Applicable Regulatory Capital Requirements and (b) the FSA has confirmed to LBG that the Preference Shares would cease to be eligible to qualify as regulatory capital for LBG.

Notwithstanding the Board of Directors’ discretion to forego dividends as described above, dividends on the Preference Shares will be mandatorily payable on each dividend payment date upon which (i) a Capital Disqualification Event has occurred and (ii) LBG is in compliance with its Applicable Regulatory Capital Requirements, subject always to the existence of sufficient distributable profits.

“Applicable Regulatory Capital Requirements” means any requirements contained in Capital Regulations for the maintenance of capital from time to time applicable to LBG on a solo and/or consolidated basis, including transitional rules and waivers.

We may redeem the New Notes, in whole but not in part, at any time, upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the New Notes, if at any time immediately prior to the giving of the notice referred to above a Capital Disqualification Event (as defined under “Description of the New Notes”) has occurred. In the event of such a redemption, the redemption price of the New Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant

Preference Shares	New Notes
change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the New Notes.
Tax Redemption	Not applicable

If at any time a Tax Event (as defined under “Description of the New Notes”) has occurred, LBG may, subject to the satisfaction of the conditions described under “Description of the New Notes—Conditions to Redemption, Purchase, Substitution or Variation”, redeem the New Notes, in whole but not in part, at any time, at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1) as a result of a Tax Law Change, in making any payments on the New Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “Description of the New Notes —Payment of Additional Amounts” and/or

(2) a Tax Law Change would:

·    result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the New Notes in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

Preference Shares	New Notes

·    prevent the New Notes from being treated as loan relationships for United Kingdom tax purposes;

·    as a result of the New Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

·    result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the New Notes or the conversion of the New Notes into shares or other obligations of LBG (including, pursuant to the terms and conditions of the New Notes or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

·    result in a New Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes, in each case, provided that, LBG could not avoid the foregoing in connection with the New Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the

Preference Shares	New Notes

United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Notice of any redemption of the New Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the relevant redemption date in accordance with “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Substitution or Variation	Subject to the articles of association of LBG, the provisions of the Companies Act and all other laws and regulations applying to LBG and to confirmation from the FSA that it has no objection, LBG may substitute the Preference Shares in whole, but not in part, with Qualifying Non-Innovative Tier 1 Securities, at any time without any requirement for consent or approval of	If a Capital Disqualification Event has occurred and is continuing, then LBG may, subject to “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”, but without any requirement for the consent or approval of the holders of the New Notes, at

Preference Shares	New Notes

the holders of the Preference Shares. Upon such substitution, the Preference Shares shall be exchanged for, or redeemed by, the relevant Qualifying Non-Innovative Tier 1 Securities or the proceeds of redemption of the Preference Shares shall be mandatorily applied to the subscription or purchase of the Qualifying Non-Innovative Tier 1 Securities so issued.

“Qualifying Non-Innovative Tier 1 Securities” means securities whether debt, equity or otherwise, issued directly or indirectly by LBG that:

(a) have terms not materially less favourable to a holder of Preference Shares, as reasonably determined by an independent investment bank appointed by LBG, than the terms of the Preference Shares, provided that they shall (1) include a ranking at least equal to that of the Preference Shares, (2) have the same dividend or distribution rate or rate of return and Dividend Payment Dates from time to time applying to the Preference Shares, (3) be issued in an amount at least equal to the total number of Preference Shares multiplied by £1, (4) comply with the then current requirements of the FSA in relation to Non-Innovative Tier 1 Capital, and (5) preserve any existing rights under the Preference Shares to any accrued dividend which has not been paid in respect of the period from (and including) the Dividend Payment Date last preceding the Substitution Date to (but excluding) the Substitution Date; and

(b) are listed on the London Stock Exchange, the Luxembourg Stock Exchange or such other stock exchange as is a recognised stock exchange.

If applicable law permits, the rights, preferences and privileges attached to the Preference Shares may be varied or abrogated only with the written consent of the holders of 75 per cent. in nominal value of the outstanding Preference Shares or with the sanction of an extraordinary resolution passed at a separate class meeting of the holders of any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the New Notes for, or vary the terms of the New Notes so that they remain or, as appropriate, become, Compliant Securities (as defined under “Description of the New Notes—Substitution or Variation”), and the Trustee shall (subject to “Description of the New Notes—Substitution or Variation”) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the New Notes, as the case may be.

Preference Shares	New Notes

the outstanding Preference Shares. An extraordinary resolution will be adopted if passed by a majority of 75 per cent. of those holders voting in person or by proxy at the meeting. The quorum required for any such class meeting will be two persons at least holding or representing by proxy one-third in nominal amount of the outstanding Preference Shares affected, except at any adjourned meeting where this quorum requirement is not met, where any two holders present in person or by proxy will constitute a quorum.

The written consent of the holders of 75 per cent. in nominal value of the outstanding Preference Shares or the sanction of an extraordinary resolution passed at a separate class meeting of holders of the outstanding Preference Shares will be required if the Board of Directors proposes to authorise, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in LBG’s profits or assets, in priority to the Preference Shares.

If LBG has paid the most recent dividend payable on the Preference Shares in full, the rights attached to the Preference Shares will not be deemed to be varied by the creation or issue of any further non-cumulative preference shares or of any other further shares ranking equally as regards participation in LBG’s profits or assets with, or junior to, the Preference Shares, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion whether denominated in U.S. dollars or any other currency.

Voting Rights	Holders of Preference Shares will only be entitled to receive notice of and to attend any general meeting of shareholders of LBG and to speak or vote upon any resolution proposed at such meeting if a resolution is proposed either varying or abrogating any of the rights and restrictions attached to the Preference Shares or to wind-up, or in	Not applicable.

Preference Shares	New Notes
relation to the winding-up of, LBG (and then in each case only to speak and vote upon any such resolution) subject to the terms and conditions (including where dividends have not been paid on the previous dividend payment date).
Conditions to Redemption, Purchase, Substitution or Variation

Redemption is subject to confirmation from the FSA that it has no objection to the redemption (if required).

Substitution is subject to the articles of association of LBG, the provisions of the Companies Act and all other laws and regulations applying to LBG and to confirmation from the FSA that it has no objection.

Any redemption, purchase, substitution or variation of the New Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the New Notes, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations); and

(b) in respect of any redemption of the New Notes proposed to be made prior to the fifth anniversary of the date of issuance of the New Notes, if and to the extent then required under the Applicable Regulations:  (A) in the case of an optional redemption due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date; or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(c) if and to the extent then required under the Applicable Regulations, either: (A) LBG having replaced the New Notes with instruments qualifying as own funds of equal or higher quality on terms that are

Preference Shares	New Notes

sustainable for the income capacity of LBG; or (B) (save in the case of sub-paragraph (d)(A) below) LBG demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption, purchase, substitution or variation exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the date of issuance of the New Notes, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) LBG having, before or at the same time as such purchase, replaced the New Notes with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant New Notes being purchased for market-making purposes in accordance with the Applicable Regulations.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Preference Shares	New Notes
Agreement with Respect to the Exercise of U.K. Bail-in Power	No contractual provision; however, the Preference Shares could be subject to the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the New Notes by acquiring or holding the New Notes, each holder (including each beneficial owner) of the New Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined under “Description of the New Notes—Agreement with Respect to the Exercise of the U.K. Bail-in Power”) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the New Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the New Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the New Notes; and/or (iii) the amendment or alteration of the maturity of the New Notes, or amendment of the amount of interest due on the New Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the New Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and

Preference Shares	New Notes

interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the New Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the New Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant

Preference Shares	New Notes

to which any right in a contract governing such obligations may be deemed to have been exercised (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the New Notes having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the New Notes would be treated equally in respect of the exercise of the U.K. bail-in power with all other claims that would rank pari passu with the New Notes upon an insolvency of LBG.

No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the New Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the New Notes or the conversion thereof into another security or obligation of

Preference Shares	New Notes

LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes will be a default or an event of default for any purpose.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Subordinated Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power	No contractual provision.	No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the New Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”
Non-payment of Dividends / Interest	If the Board of Directors or the Committee decides not to declare a dividend payable on a dividend payment date or declares that it shall be payable only in part, then the rights of holders of the Preference Shares to receive the dividend in respect of the preceding dividend period will be lost either entirely or as to the part not declared, as applicable, and LBG will have no obligation in respect of the	See “Events of Default; Default; Limitation of Remedies” below

Preference Shares	New Notes
amount of dividend not declared either to pay the dividend accrued for such period or to pay interest thereon, whether or not dividends on the Preference Shares are declared for any future dividend period.
Events of Default; Default; Limitation of Remedies	Not applicable.

An “Event of Default” with respect to the New Notes shall result if either:

·    a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

·    an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute an Event of Default.

If an Event of Default occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the New Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, any accrued but unpaid payments. However, after such declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the New Notes may rescind or annul the declaration of acceleration and its consequences, but only if all Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Preference Shares	New Notes

In addition to Events of Default, the Indenture also separately provides for Defaults. It shall be a “Default” with respect to the New Notes if:

·    any installment of interest upon any New Notes is not paid on or before the date specified for its payment in the Indenture and such failure continues for 14 days; or

·    all or any part of the principal of the New Notes is not paid when it becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs and is continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.

However, a failure to make any payment on the New Notes shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an opinion of counsel to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the New Notes.

By accepting the New Notes, each holder and the Trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the New Notes or the

Preference Shares	New Notes

Indenture (or between obligations which LBG may have under or in respect of any New Notes and any liability owed by a holder or the Trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

The holder or holders of not less than a majority in aggregate principal amount of the New Notes may waive any past Event of Default or Default with respect to the New Notes, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any New Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of New Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs and is continuing with respect to the New Notes, the Trustee will be under no obligation to take direction from any holder or holders of the New Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding New Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the New Notes, if the direction is not in conflict with any rule of law or with the

Preference Shares	New Notes

Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the New Notes of such series not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default with respect to the New Notes, give to each holder of the New Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived; provided that the Trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the New Notes.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Denomination	The Preference Shares have a liquidation preference of U.S.$1,000 per share. Since each ADR represents 100 Preference Shares, each ADR may, solely for trading and settlement purposes, be considered to have a “denomination” or “principal amount” of U.S.$100,000	Book-entry interests in the New Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.
Governing Law	Laws of Scotland.	The Subordinated Indenture, the Ninth Supplemental Indenture and the New Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the New Notes, which are governed by, and construed in accordance with, the laws of Scotland.

Preference Shares	New Notes
Listing and Trading	London Stock Exchange.	New York Stock Exchange.
Form and Depositary

The Preference Shares will be represented by a share warrant to bearer in the form of a single global share warrant to bearer which will be deposited with the Depositary under the Deposit Agreements.

“Depositary” means The Bank of New York Mellon.

“Deposit Agreements” means the Rule 144A deposit agreement and the Regulation S deposit agreement, in each case originally dated 29 September 2005, as amended, supplemented or restated on or around the issue date, between the Company and the Depositary (as amended, supplemented or restated, from time to time).

The New Notes shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with DTC, and will be registered in the name of such depositary or its nominee.

Beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream, Luxembourg.

Registrar/Trustee and Principal Paying Agent	LBG’s company secretarial department will maintain the register and LBG will act as Registrar and Paying Agent.	The Bank of New York Mellon, acting through its London Branch, will act as Trustee and Paying Agent. The Bank of New York Mellon SA/NV, Dublin Branch, will act as Subordinated Debt Security Registrar.

Comparison of Certain Material Terms of the Series 1 Existing Subordinated Notes and the New Notes

The following is a summary comparison of the material terms of the Series 1 Existing Subordinated Notes and the New Notes. This summary does not purport to be complete and is subject to, and qualified by reference to, the “Description of the New Notes” section above, all of the definitions and provisions of the Indenture.

	Series 1 Existing Subordinated Notes	New Notes
Issuer	HBOS plc (“HBOS”)	Lloyds Banking Group plc
Securities	6.00% Subordinated Notes due 2033	Fixed Rate Reset Subordinated Debt Securities
Maturity Date	November 1, 2033	December 14, 2046
Interest Payments	Interest will accrue on the Series 1 Existing Subordinated Notes from October 30, 2003, at a rate of 6.00% per annum.

Interest will accrue on the New Notes from (and including) the Issue Date to (but excluding) the Reset Date, at a rate per annum equal to (a) the yield, rounded to three decimal places when expressed as a percentage and calculated by the Dealer Managers in accordance with standard market practice, that corresponds to the bid-side price of 1.750% U.S. Treasury Notes due August 15, 2041 as of the Pricing Time as displayed on the Bloomberg Government Pricing Monitor page FIT1 (or any recognized quotation source selected by LBG in its sole discretion if such quotation report is not available or is manifestly erroneous) plus (b) a fixed spread of 150 basis points, and (2) from (and including) the Reset Date to (but excluding) the Maturity Date, at a rate per annum calculated by the Calculation Agent on the Reset Determination Date as being equal to the sum of the applicable U.S. Treasury Rate and 1.50%, such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down).

Reset Dates for Interest Rate	Not applicable.	December 14, 2041
Interest Payment Dates	May 1 and November 1 of each year, commencing on May 1, 2004.	June 14 and December 14 in each year from (and including) June 14, 2022 to (and including) the Maturity Date.

Series 1 Existing Subordinated Notes	New Notes
Ranking/Subordination

The Series 1 Existing Subordinated Notes are unsecured subordinated obligations of HBOS and rank pari passu among themselves. The Series 1 Existing Subordinated Notes are intended to constitute Tier 2 Capital in accordance with the requirements of the U.K. Financial Services Authority.

The rights and claims of the trustee and the holders of the Series 1 Existing Subordinated Notes against the HBOS are subordinated to the claims of Senior Creditors (as defined below), so that amounts due and payable under the Subordinated Indenture and any such Series 1 Existing Subordinated Note issued by HBOS shall be due and payable by HBOS in such bankruptcy, winding up or liquidation only if and to the extent that such Issuer could make payment thereof rateably with the claims of other Subordinated Creditors of the Issuer (as defined below) and still be solvent immediately thereafter. For this purpose, HBOS shall be considered to be solvent if it is able to pay its debts to its Senior Creditors of HBOS in full.

For purposes of the foregoing description: (a) “Senior Creditors” means all creditors of HBOS who are unsubordinated creditors of such Issuer; and (b) “Subordinated Creditors”' means creditors of HBOS (including, without limitation, holders of the Series 1 Existing Subordinated Notes) whose claims against HBOS are subordinated in the event of the bankruptcy, winding up or liquidation of HBOS in any manner to the claims of any unsecured and unsubordinated creditors of HBOS but excluding those subordinated creditors of HBOS (if any) whose claims rank or are expressed to rank junior to (i) the claims of the trustee and holders of the Series 1

The New Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of LBG. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the New Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the New Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of LBG.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Series 1 Existing Subordinated Notes	New Notes

Existing Subordinated Notes and/or (ii) the claims of any other creditors of HBOS whose claims rank or are expressed to rank pari passu with the claims of the trustee and holders of the Series 1 Existing Subordinated Notes.

“Subordinated Indenture” means the Amended and Restated Indenture dated as of April 30, 2003 (as amended, supplemented or otherwise modified and in effect from time to time) among HBOS, Bank of Scotland, SIF No. 2 and The Bank of New York, as Trustee, in connection with the Series 1 Existing Subordinated Notes.

Additional Issuances	Additional notes may be issued with the same terms as the Series 1 Existing Subordinated Notes without the consent of any holder, which will be consolidated and form one series with the Series 1 Existing Subordinated Notes.	We may, without the consent of the holders of the New Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the New Notes described in this prospectus except for the price to the public, issue date and first Interest Payment Date, provided however that such additional notes that form part of the same series as the New Notes must be fungible with the outstanding New Notes for U.S. federal income tax purposes. Any such additional notes, together with the New Notes offered by this prospectus, will constitute a single series of securities under the Indenture. There is no limitation on the amount of New Notes or other debt securities that we may issue under the Indenture.
No Set-off	See “Events of Default; Default; Limitation of Remedies” below.	Subject to applicable law, no holder or beneficial owner of the New Notes may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with the New Notes and each holder and beneficial owner of the New

Series 1 Existing Subordinated Notes	New Notes
Notes shall, by virtue of its holding of any New Notes, be deemed to have waived any right of set-off, counterclaim, or combination of accounts, compensation and retention with respect to such New Note or the Indenture (or between our obligations under or in respect of any New Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any New Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.
Optional Redemption

Series 1 Existing Subordinated Notes are not redeemable at the option of the Issuer thereof, except for the reasons set forth in “Tax Redemption” below. In the event that Series 1 Existing Subordinated are so redeemable, notice of redemption will be provided by mailing a notice of such redemption to each holder of such Notes by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each such holder as that address appears upon the books maintained by the Paying Agent. The Series 1 Existing Subordinated Notes will not be subject to any sinking fund.

Optional redemption, or redemption pursuant to a sinking fund or analogous provision, of the

The New Notes will, subject to the satisfaction of the conditions described under “Description of the New Notes—Conditions to Redemption, Purchase, Substitution or Variation”, be redeemable in whole, but not in part, at the option of LBG on any day falling in the period commencing on (and including) September 14, 2041 and ending on (and including) the Reset Date at 100% of their principal amount, together with Accrued Interest to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the New Notes will be given to holders not less than 15 nor more than 30 calendar days prior to the date fixed for redemption in accordance with “Description of the New Notes —Conditions to

Series 1 Existing Subordinated Notes	New Notes

Series 1 Existing Subordinated Notes by HBOS under the requirements of the Financial Services Authority at the date of their issuance relating to Tier 2 Capital, shall not be permitted in whole or in part prior to the date falling five years and one day after the original issue date of the Series 1 Existing Subordinated Notes.

Under the requirements of the Financial Services Authority at the date of their issuance relating to Tier 2 Capital, any optional redemption, or redemption pursuant to a sinking fund or analogous provision, of the Series 1 Existing Subordinated Notes would require the prior consent of the Financial Services Authority.

Redemption, Purchase, Substitution or Variation”, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.
Capital Disqualification Event Redemption	Not applicable.

We may redeem the New Notes, in whole but not in part, at any time, upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the New Notes, if at any time immediately prior to the giving of the notice referred to above a Capital Disqualification Event (as defined under “Description of the New Notes”) has occurred. In the event of such a redemption, the redemption price of the New Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the

Series 1 Existing Subordinated Notes	New Notes
relevant change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the New Notes.
Tax Redemption

If at any time HBOS shall determine that as a result of a change in or amendment to the laws of its taxing jurisdiction affecting taxation, or any change in an application or interpretation of such laws, which change, amendment, application or interpretation becomes effective on or after the original issue date of the Series 1 Existing Subordinated Notes

(i) in making any payment under a Subordinated Guarantee or the Subordinated Indenture HBOS  would be required to pay additional amounts with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the taxing jurisdiction, (ii) any tax would be imposed (whether by way of deduction or withholding or otherwise) or relief from tax would be withdrawn by the taxing jurisdiction, upon or with respect to any interest payments received or receivable by HBOS laws of, the United Kingdom, or  (iii) based upon an opinion of legal advisors to HBOS, as a result of any action taken by any taxing authority of, or any action brought in a court of competent jurisdiction in, the taxing jurisdiction (whether or not such action was taken or brought with respect to HBOS), which action is taken or brought on or after the relevant date, there is a substantial probability that the

If at any time a Tax Event (as defined below) has occurred, LBG may, subject to the satisfaction of the conditions described under “Description of the New Notes—Conditions to Redemption, Purchase, Substitution or Variation”, redeem the New Notes, in whole but not in part, at any time, at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1) as a result of a Tax Law Change, in making any payments on the New Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “Description of the New Notes—Payment of Additional Amounts” and/or

(2) a Tax Law Change would:

·      result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the New Notes in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

Series 1 Existing Subordinated Notes	New Notes

circumstances described in clause (i) or (ii) would exist, the Series 1 Existing Subordinated Notes will be redeemable as a whole at the option of HBOS upon not less than 30 nor more than 60 days’ notice given as provided in the indenture at any time, at a redemption price equal to 100% of the principal amount thereof, together with any accrued interest to the date fixed for redemption.

Under the requirements of the Financial Services Authority at the date of the applicable offering memorandum relating to Tier 2 Capital, any optional tax redemption of the Series 1 Existing Subordinated Notes would require the prior consent of the Financial Services Authority.

“Subordinated Guarantees” mean the guarantees contained in the Subordinated Indenture.

·      prevent the New Notes from being treated as loan relationships for United Kingdom tax purposes;

·      as a result of the New Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

·      result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the New Notes or the conversion of the New Notes into shares or other obligations of LBG (including, pursuant to the terms and conditions of the New Notes or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

·      result in a New Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes, in each case, provided that, LBG could not avoid the foregoing in connection with the New Notes by taking measures reasonably available to it.

Series 1 Existing Subordinated Notes	New Notes

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Notice of any redemption of the New Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the relevant redemption date in accordance with “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Substitution or Variation	Not applicable.	If a Capital Disqualification Event has occurred and is continuing, then LBG may, subject to “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”, but without any requirement for the consent or approval of the holders of the New Notes, at any time (whether before, on or following the Reset Date) either substitute all (but not

Series 1 Existing Subordinated Notes	New Notes
some only) of the New Notes for, or vary the terms of the New Notes so that they remain or, as appropriate, become, Compliant Securities (as defined under “Description of the New Notes—Substitution or Variation”), and the Trustee shall (subject to “Description of the New Notes—Substitution or Variation”) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the New Notes, as the case may be.
Purchases	Under the requirements of the Financial Services Authority at the date of the applicable offering memorandum relating to Tier 2 Capital, the Series 1 Existing Subordinated Notes intended to constitute Tier 2 Capital may not at any time be repaid at the option of the Holder thereof. HBOS may purchase Notes at any price in the open market or otherwise. Notes so purchased by HBOS may, at the discretion of HBOS be held or resold or surrendered to the Trustee for cancellation. The Series 1 Existing Subordinated Notes may not be purchased in whole or in part by HBOS prior to the date falling five years and one day from their original issue date. Under the requirements of the Financial Services Authority at the date of the applicable offering memorandum relating to Tier 2 Capital, any purchase of the Series 1 Existing Subordinated Notes by HBOS would require the prior consent of the Financial Services Authority.	We may at any time, and from time to time, purchase New Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. New Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all New Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”.
Conditions to Redemption, Purchase, Substitution or Variation	Optional redemption of the Series 1 Existing Subordinated Notes by HBOS under the requirements of the Financial Services Authority at the date of their issuance relating to Tier 2 Capital, shall not be permitted prior to five years and one day after the original issue date

Any redemption, purchase, substitution or variation of the New Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem,

Series 1 Existing Subordinated Notes	New Notes
of the Series 1 Existing Subordinated Notes. The Series 1 Existing Subordinated Notes may not at any time be repaid at the option of the holder thereof. The Series 1 Existing Subordinated Notes intended to constitute Tier 2 Capital in accordance with the requirements of the Financial Services Authority may not be issued on terms that they are redeemable at the option of the holder thereof. Under the requirements of the Financial Services Authority at the date of their issuance relating to Tier 2 Capital, any optional tax redemption of Subordinated Notes would require the prior consent of the Financial Services Authority.

purchase, substitute or vary the New Notes, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations); and

(b) in respect of any redemption of the New Notes proposed to be made prior to the fifth anniversary of the date of issuance of the New Notes, if and to the extent then required under the Applicable Regulations:  (A) in the case of an optional redemption due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date; or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(c) if and to the extent then required under the Applicable Regulations, either: (A) LBG having replaced the New Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG; or (B) (save in the case of sub-paragraph (d)(A) below) LBG demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption, purchase, substitution or variation exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the date of issuance of the New Notes,

Series 1 Existing Subordinated Notes	New Notes

in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) LBG having, before or at the same time as such purchase, replaced the New Notes with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant New Notes being purchased for market-making purposes in accordance with the Applicable Regulations.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Agreement with Respect to the Exercise of U.K. Bail-in Power	No contractual provision; however, the Series 1 Existing Subordinated Notes could be subject to the exercise of the U.K. Ball-in Power by the relevant U.K. resolution authority.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the New Notes by acquiring or holding the New Notes, each holder (including each beneficial owner) of the New Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined under “Description of the New Notes—Agreement with Respect to the Exercise of the U.K. Bail-in Power”) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the New Notes; (ii) the

Series 1 Existing Subordinated Notes	New Notes

conversion of all, or a portion, of the principal amount of, or interest on, the New Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the New Notes; and/or (iii) the amendment or alteration of the maturity of the New Notes, or amendment of the amount of interest due on the New Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the New Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the New Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the New Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment

Series 1 Existing Subordinated Notes	New Notes

firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the New Notes having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the New Notes would be treated equally in respect of the exercise of the U.K. bail-in power with all other claims that would rank pari passu with the New Notes upon an insolvency of LBG.

No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and

Series 1 Existing Subordinated Notes	New Notes

payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the New Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the New Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes will be a default or an event of default for any purpose.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Subordinated Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power	No contractual provision.	No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be

Series 1 Existing Subordinated Notes	New Notes
permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the New Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”
Events of Default; Default; Limitation of Remedies

An Event of Default shall occur only in the case of the winding up, liquidation or sequestration of HBOS (other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency). If an Event of Default shall occur, the principal amount of the Series 1 Existing Subordinated Notes shall, without any act by the trustee or the holders of the Series 1 Existing Subordinated Notes, become immediately due and payable without presentment, demand, protest or other notice of any kind. There will be no other right of acceleration of the maturity of the outstanding Series 1 Existing Subordinated Notes, whether upon a default in the making of any payment of principal or interest with respect to the Series 1 Existing Subordinated Notes or in the performance of any covenant of HBOS or otherwise. The trustee may, however, petition for the winding up, liquidation or sequestration of HBOS upon the occurrence of a Default, as described below.

The following shall be a Default with respect to the Series 1 Existing Subordinated Notes: (a) failure by the HBOS to pay any interest on any Series 1 Existing Subordinated Notes when due, continued for 30 days, or (b) failure by HBOS to pay principal or the redemption price of any Series 1 Existing Subordinated Note when due. If a Default occurs, HBOS shall, upon demand of the

An “Event of Default” with respect to the New Notes shall result if either:

·      a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

·      an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute an Event of Default.

If an Event of Default occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the New Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, any accrued but unpaid payments. However, after such declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the New Notes may rescind or annul the declaration of acceleration and its consequences, but only if all Events of Default have been cured or waived and all payments due, other than those due as a result of

Series 1 Existing Subordinated Notes	New Notes
trustee, pay to the trustee for the benefit of the holders the amount then due and payable on such Series 1 Existing Subordinated Notes, and if HBOS fails to pay such amounts forthwith upon such demand, the remedies of the trustee shall be limited to petitioning for the winding up, liquidation or sequestration of HBOS and proving the amounts due and payable and claiming in such winding up, liquidation or sequestration; provided that the trustee or any holder may not, by virtue of a Default, accelerate the maturity of any of the outstanding Series 1 Existing Subordinated Notes. Upon the occurrence of a Default with respect to the Series 1 Existing Subordinated Notes, the holders shall not at any time be entitled to exercise any right of set-off or counterclaim which may be available to a Holder against amounts owing by the Issuer in respect of the Series 1 Existing Subordinated Notes. If, notwithstanding the provisions of the preceding sentence, any of the rights and claims of any holder is discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to HBOS or, if applicable, the liquidator or trustee or receiver in bankruptcy of HBOS to be held on trust for the unsubordinated creditors of the Issuer and until such time as payment is made will hold a sum equal to such amount in trust for HBOS or, if applicable, the liquidator or trustee or receiver in bankruptcy of the Issuer. Accordingly, such discharge will be deemed not to have taken place.

acceleration, have been made.

In addition to Events of Default, the Indenture also separately provides for Defaults. It shall be a “Default” with respect to the New Notes if:

·      any installment of interest upon any New Notes is not paid on or before the date specified for its payment in the Indenture and such failure continues for 14 days; or

·      all or any part of the principal of the New Notes is not paid when it becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs and is continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.

However, a failure to make any payment on the New Notes shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an opinion of counsel to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the New Notes.

By accepting the New Notes, each holder and the Trustee will be deemed to have waived any right of set-off, counterclaim or

Series 1 Existing Subordinated Notes	New Notes

combination of accounts with respect to the New Notes or the Indenture (or between obligations which LBG may have under or in respect of any New Notes and any liability owed by a holder or the Trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

The holder or holders of not less than a majority in aggregate principal amount of the New Notes may waive any past Event of Default or Default with respect to the New Notes, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any New Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of New Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs and is continuing with respect to the New Notes, the Trustee will be under no obligation to take direction from any holder or holders of the New Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding New Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the New Notes, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the

Series 1 Existing Subordinated Notes	New Notes

action would not be unjustly prejudicial to the holder or holders of the New Notes of such series not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default with respect to the New Notes, give to each holder of the New Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived; provided that the Trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the New Notes.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Denomination	The Series 1 Existing Subordinated Notes will be sold in denominations of $1,000 and integral multiples of $l,000 in excess thereof (or, in the case of any sale to an “accredited investor” as defined in Regulation D promulgated under the Securities Act, in minimum amounts of $250,000 and integral multiples of $1,000 in excess thereof).	Book-entry interests in the New Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.
Governing Law	The indenture governing the Series 1 Existing Subordinated Notes is governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions relating to the Series 1 Existing Subordinated Notes, which are governed by the laws of England.	The Subordinated Indenture, the Ninth Supplemental Indenture and the New Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the New Notes, which are governed by, and construed in accordance with, the laws of Scotland.

Series 1 Existing Subordinated Notes	New Notes
Listing and Trading	London Stock Exchange	New York Stock Exchange
Form and Depositary

The Series 1 Existing Subordinated Notes sold to qualified institutional buyers in reliance on Rule 144A, were initially be represented by interests in one or more global notes in registered form. The Series 1 Existing Subordinated Notes sold to investors in reliance on Regulation S under the Securities Act were initially be represented by interests in one or more global notes in registered form. On the closing date, the global notes were deposited with the Trustee as custodian for DTC, in New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC.

Beneficial interests in the Rule 144A global notes may not be exchanged for beneficial interests in the Regulation S global notes at any time, except in limited circumstances.

The New Notes shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with DTC, and will be registered in the name of such depositary or its nominee.

Beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream, Luxembourg.

Trustee and Principal Paying Agent	Trustee: The Bank of New York. Principal Paying Agent: Citibank N.A., acting through its London Branch.	The Bank of New York Mellon, acting through its London Branch will act as Trustee and Paying Agent.
Business Day Convention	Following, unadjusted	Following, unadjusted
Day Count Basis	30/360 (in case of an incomplete month, based on actual number of days elapsed in such period)	30/360 (in case of an incomplete month, based on actual number of days elapsed in such period)

Comparison of Certain Material Terms of the Capped Offer Notes and the New Notes

The following is a summary comparison of the material terms of the Capped Offer Notes and the New Notes. This summary does not purport to be complete and is subject to, and qualified by reference to, the “Description of the New Notes” section above, all of the definitions and provisions of the Indenture.

	Capped Offer Notes	New Notes
Issuer	Lloyds Banking Group plc	Lloyds Banking Group plc
Securities	Series 2 Existing Subordinated Notes: 4.500% Fixed Rate Subordinated Debt Securities due 2024; and Series 3 Existing Subordinated Notes: 4.582% Subordinated Debt Securities due 2025.	Fixed Rate Reset Subordinated Debt Securities
Maturity Date	Series 2 Existing Subordinated Notes: November 4, 2024 Series 3 Existing Subordinated Notes: December 10, 2025	December 14, 2046
Interest Payments

Series 2 Existing Subordinated Notes: Interest will accrue on the Series 2 Existing Subordinated Notes at a rate of 4.500% per annum.

Series 3 Existing Subordinated Notes: Interest will accrue on the Series 3 Existing Subordinated Notes at a rate of 4.582% per annum.

Interest will accrue on the New Notes from (and including) the Issue Date to (but excluding) the Reset Date, at a rate per annum equal to (a) the yield, rounded to three decimal places when expressed as a percentage and calculated in accordance with standard market practice, that corresponds to the bid-side price of 1.750% U.S. Treasury Notes due August 15, 2041 as of the Pricing Time as displayed on the Bloomberg Government Pricing Monitor page FIT1 (or any recognized quotation source selected by LBG in its sole discretion if such quotation report is not available or is manifestly erroneous) plus (b) a fixed spread of 150 basis points, and (2) from (and including) the Reset Date to (but excluding) the Maturity Date, at a rate per annum calculated by the Calculation Agent on the Reset Determination Date as being equal to the sum of the applicable U.S. Treasury Rate and 1.50%, such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down).

Capped Offer Notes	New Notes
Reset Dates for Interest Rate	Not applicable.	December 14, 2041
Interest Payment Dates

Series 2 Existing Subordinated Notes: May 4 and November 4 of each year, commencing on May 4, 2015.

Series 3 Existing Subordinated Notes: June 10 and December 10 of each year. Interest has accrued from the most recent Interest Payment Date for which interest has been paid with respect to the relevant series of Old Notes.

“Old Notes” are the 4.582% Subordinated Debt Securities due 2025 and the 5.300% Subordinated Debt Securities due 2045 which were outstanding at the moment of the issuance of the Series 3 Existing Subordinated Notes and which were offered for exchange with the Series 3 Existing Subordinated Notes.

June 14 and December 14 in each year from (and including) June 14, 2022 to (and including) the Maturity Date.
Ranking/Subordination

The Capped Offer Notes constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Capped

The New Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of LBG. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the New

Capped Offer Notes	New Notes

Offer Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

“Senior Creditors” means in respect of LBG (i) creditors of LBG whose claims are admitted to proof in the winding-up or administration of LBG and who are unsubordinated creditors of LBG and (ii) creditors of LBG whose claims are or are expressed to be subordinated to the claims of other creditors of LBG (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of LBG, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the Capped Offer Notes).

In relation to the Series 3 Existing Subordinated Notes, the rights and claims of the holders of the Capped Offer Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of the LBG.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the New Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of LBG.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Capped Offer Notes	New Notes
Additional Issuances	Substantially the same as for the New Notes.	We may, without the consent of the holders of the New Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the New Notes described in this prospectus except for the price to the public, issue date and first Interest Payment Date, provided however that such additional notes that form part of the same series as the New Notes must be fungible with the outstanding New Notes for U.S. federal income tax purposes. Any such additional notes, together with the New Notes offered by this prospectus, will constitute a single series of securities under the Indenture. There is no limitation on the amount of New Notes or other debt securities that we may issue under the Indenture.
No Set-off

Series 2 Existing Subordinated Notes: Each holder of the Series 2 Existing Subordinated Notes will be deemed to have waived any right of set-off, counterclaim, combination of accounts, with respect to such Series 2 Existing Subordinated Notes or the relevant Indenture (or between our obligations under or in respect of the Series 2 Existing Subordinated Notes and any liability owed by a holder or the Trustee to LBG) that they might otherwise have against LBG, whether before or during LBG’s winding up.

Series 3 Existing Subordinated Notes: Subject to applicable law, no holder of Series 3 Existing Subordinated Notes may exercise or claim any right of set-off, counterclaim,

Subject to applicable law, no holder or beneficial owner of the New Notes may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with the New Notes and each holder and beneficial owner of the New Notes shall, by virtue of its holding of any New Notes, be deemed to have waived any right of set-off, counterclaim, or combination of accounts, compensation and retention with respect to such New Note or the Indenture (or between our obligations under or in respect of any New Note and any liability owed by a holder

Capped Offer Notes	New Notes
	combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Series 3 Existing Subordinated Notes. By accepting a Series 3 Existing Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to such Series 3 Existing Subordinated Note or the relevant indenture (or between LBG’s obligations under or in respect of the Series 3 Existing Subordinated Note and any liability owed by a holder or the Trustee to LBG) that they might otherwise have against LBG, whether before or during LBG’s winding up.	or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any New Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.
Optional Redemption	Not applicable.

The New Notes will, subject to the satisfaction of the conditions described under “Description of the New Notes—Conditions to Redemption, Purchase, Substitution or Variation”, be redeemable in whole, but not in part, at the option of LBG on any day falling in the period commencing on (and including) September 14, 2041 and ending on (and including) the Reset Date at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the New Notes will be given to holders not less than 15 nor more than 30 calendar days prior to the date fixed for redemption in accordance with “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Capped Offer Notes	New Notes
Capital Disqualification Event Redemption	Substantially the same as for the New Notes.

We may redeem the New Notes, in whole but not in part, at any time, upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the New Notes, if at any time immediately prior to the giving of the notice referred to above a Capital Disqualification Event (as defined under “Description of the New Notes”) has occurred. In the event of such a redemption, the redemption price of the New Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the New Notes.

Capped Offer Notes	New Notes
Tax Redemption

Substantially the same as for the New Notes, except that notice of any redemption of the Capped Offer Notes due to the occurrence of a Tax Event will be given to the trustee at least ten (10) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the trustee.

If at any time a Tax Event (as defined below) has occurred, LBG may, subject to the satisfaction of the conditions described under “Description of the New Notes—Conditions to Redemption, Purchase, Substitution or Variation”, redeem the New Notes, in whole but not in part, at any time, at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1) as a result of a Tax Law Change, in making any payments on the New Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “Description of the New Notes—Payment of Additional Amounts” and/or

(2) a Tax Law Change would:

·     result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the New Notes in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

·     prevent the New Notes from being treated as loan relationships for United Kingdom tax purposes;

·     as a result of the New Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped

Capped Offer Notes	New Notes

·     for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

·     result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the New Notes or the conversion of the New Notes into shares or other obligations of LBG (including, pursuant to the terms and conditions of the New Notes or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

·     result in a New Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes, in each case, provided that, LBG could not avoid the foregoing in connection with the New Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of

Capped Offer Notes	New Notes

such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Notice of any redemption of the New Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the relevant redemption date in accordance with “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Substitution or Variation	Not applicable.	If a Capital Disqualification Event has occurred and is continuing, then LBG may, subject to “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”, but without any requirement for the consent or approval of the holders of the New Notes, at any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the New Notes for, or vary the terms of the New Notes so that they remain or, as appropriate, become, Compliant Securities (as defined under “Description of the New Notes—Substitution or Variation”), and the Trustee shall (subject to the “Description of the New

Capped Offer Notes	New Notes
Notes—Substitution or Variation”) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the New Notes, as the case may be.
Purchases	Substantially the same as for the New Notes.	We may at any time, and from time to time, purchase New Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. New Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all New Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “Description of the New Notes —Conditions to Redemption, Purchase, Substitution or Variation”.
Conditions to Redemption, Purchase, Substitution or Variation

Series 2 Existing Subordinated Notes: Any redemption or repurchase of the Series 2 Existing Subordinated Notes prior to the maturity date is subject to:

(A)  LBG giving notice to the Relevant Regulator (as defined below) and the Relevant Regulator granting permission to LBG to redeem or purchase the Series 2 Existing Subordinated Notes (in each case to the extent, and in the manner, required by the relevant Regulatory Capital Requirements, as defined below);

(B)  in respect of any redemption of the Series 2 Existing Subordinated Notes proposed to be made prior to the

Any redemption, purchase, substitution or variation of the New Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the New Notes, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations); and

(b) in respect of any redemption of the New Notes proposed to be made prior to the fifth anniversary of the date of issuance of the New Notes, if and to the extent then required under the Applicable Regulations:  (A) in the case of an optional redemption due to a

Capped Offer Notes	New Notes

fifth anniversary of the date of issuance of the Series 2 Existing Subordinated Notes, if and to the extent then required under the relevant Regulatory Capital Requirements (a) in the case of redemption following the occurrence of a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the issue date or (b) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the issue date; and

(C)  compliance by LBG with any alternative or additional pre-conditions to redemption or purchase, as applicable, set out in the relevant Regulatory Capital Requirements for the time being.

Article 78(1) of the CRD IV (as defined below) Regulation provides that the Relevant Regulator shall, subject as provided in Article 78 and below, grant permission to redeem or purchase Subordinated Notes prior to the maturity date where either:

(a)  on or before the relevant redemption date or purchase date, as applicable, LBG replaces the Subordinated Notes with instruments  qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG; or

(b)  LBG has demonstrated to the satisfaction of the Relevant Regulator that its Tier 1 capital

Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date; or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(c) if and to the extent then required under the Applicable Regulations, either: (A) LBG having replaced the New Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG; or (B) (save in the case of sub-paragraph (d)(A) below) LBG demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption, purchase, substitution or variation exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the date of issuance of the New Notes, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) LBG having, before or at the same time as such purchase, replaced the New Notes with own funds instruments of equal or higher quality at terms that are sustainable for the income

Capped Offer Notes	New Notes

(as defined below) and Tier 2 capital (as defined below) would, following such redemption, exceed the capital ratios required under CRD IV by a margin that the Relevant Regulator may consider necessary on the basis set out in the CRD IV Directive.

Further, Article 78(4) provides that the Relevant Regulator may only permit LBG to redeem the Series 2 Existing Subordinated Notes before five years after the date of issuance of the Series 2 Existing Subordinated Notes not only if either of the conditions referred to in paragraphs (1) or (2) above is met, but also:

(a)   in the case of redemption due to the occurrence of a Capital Disqualification Event, (i) the Relevant Regulator considers such change to be sufficiently certain and (ii) LBG demonstrates to the satisfaction of the Relevant Regulator that the Capital Disqualification Event was not reasonably foreseeable at the time of issuance of the Subordinated Notes; or

(b)  in the case of redemption due to the occurrence of a Tax Event, LBG demonstrates to the satisfaction of the Relevant Regulator that such change is material and was not reasonably foreseeable at the time of issuance of the Subordinated Notes.

The rules under CRD IV may be modified from time to time after the date of issuance of the Series 2 Existing Subordinated Notes and LBG may be required to comply with any additional or alternative preconditions set out in the relevant Capital Regulations and/or required by the Relevant Regulator as a capacity of LBG, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant New Notes being purchased for market-making purposes in accordance with the Applicable Regulations.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Capped Offer Notes	New Notes

prerequisite to its consent to such redemptions or repurchases, at the time.

Series 3 Existing Subordinated Notes: Any redemption or repurchase with respect to the Series 3 Existing Subordinated Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem or purchase the New Notes of such series; and

(b) in respect of any redemption of The Series 3 Existing Subordinated Notes proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the relevant Regulatory Capital Requirements (A) in the case of an optional redemption of the Series 3 Existing Subordinated Notes due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the applicable Issue Date, or (B) in the case of redemption of the Series 3 Existing Subordinated Notes following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the applicable Issue Date; and

(c) if and to the extent then required by the relevant Regulatory Capital Requirements (A) on or before the relevant redemption or purchase date, LBG replacing the Series 3 Existing

Capped Offer Notes	New Notes

Subordinated Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG or (B) LBG demonstrating to the satisfaction of the Relevant Regulator that its Tier 1 Capital and Tier 2 Capital would, following such redemption or purchase of such Series 3 Existing Subordinated Notes exceed its minimum capital requirements by a margin that the Relevant Regulator may consider necessary at such time based on the Regulatory Capital Requirements.

Notwithstanding the above conditions, if, at the time of any redemption or purchase with respect to the Series 3 Existing Subordinated Notes, the prevailing Regulatory Capital Requirements permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

“Relevant Regulator” means the U.K. Prudential Regulation Authority or such other governmental authority in the United Kingdom (or if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the Issuer and/or the Group.

“Regulatory Capital Requirements” means any applicable minimum capital or capital requirements specified for banks or financial groups by the Relevant Regulator.

Capped Offer Notes	New Notes

“CRD IV” means, taken together, (i) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive (the “CRD IV Directive”), (ii) Regulation(EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No 648/2012, and any successor regulation (the “CRD IV Regulation”) and (iii) applicable capital adequacy banking regulations then in effect in the United Kingdom.

“Tier 1 Capital” has the meaning given to it by the Regulatory Capital Requirements from time to time.

“Tier 2 Capital” has the meaning given to it by the Regulatory Capital Requirements from time to time.

Agreement with Respect to the Exercise of U.K. Bail-in Power

By purchasing the Capped Offer Notes, each holder (including each beneficial owner) of the Capped Offer Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Capped Offer Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the New Notes by acquiring or holding the New Notes, each holder (including each beneficial owner) of the New Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion,

Capped Offer Notes	New Notes

interest on, the Capped Offer Notes into shares or other securities or other obligations of LBG or another person, and/or (iii) for the Series 3 Existing Subordinated Notes, the amendment or alteration of the maturity of the Series 3 Existing Subordinated Notes, or amendment of the amount of interest due on the Series 3 Existing Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Capped Offer Notes solely to give effect to the above. With respect to (i) and (ii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder (including each beneficial owner) of the Capped Offer Notes further acknowledges and agrees that the rights of the holders under the Capped Offer Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United of the principal amount of, or interest on, the New Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the New Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the New Notes; and/or (iii) the amendment or alteration of the maturity of the New Notes, or amendment of the amount of interest due on the New Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the New Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the New Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the New Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power

Capped Offer Notes	New Notes

Kingdom in effect and applicable in the United Kingdom to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act 2009 as the same may be amended from time to time (whether pursuant to the Banking Reform Act 2013 or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Capped Offer Notes having regard to the hierarchy of creditor claims upon an insolvency of LBG (with the exception of excluded liabilities) and that the claims of holders of the Capped Offer Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the New Notes having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the New Notes would be treated equally in respect of the exercise of the U.K. bail-in power with all other claims that

Capped Offer Notes	New Notes
pari passu with the Capped Offer Notes upon an insolvency of LBG.

would rank pari passu with the New Notes upon an insolvency of LBG.

No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the New Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the New Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes will be a default or an event of default for any purpose.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Subordinated Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes.

Capped Offer Notes	New Notes
Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power

Series 2 Existing Subordinated Notes: Substantially the same as for the New Notes.

Series 3 Existing Subordinated Notes: No repayment of the principal amount of the Series 3 Existing Subordinated Notes or payment of interest on the Series 3 Existing Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the U.K. and the European Union applicable to us and the Group.

No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the New Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”
Events of Default; Default; Limitation of Remedies	Substantially the same as for the New Notes.

An “Event of Default” with respect to the New Notes shall result if either:

·     a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

·     an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute an Event of Default.

If an Event of Default occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the New Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, any

Capped Offer Notes	New Notes

accrued but unpaid payments. However, after such declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the New Notes may rescind or annul the declaration of acceleration and its consequences, but only if all Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

In addition to Events of Default, the Indenture also separately provides for Defaults. It shall be a “Default” with respect to the New Notes if:

·     any installment of interest upon any New Notes is not paid on or before the date specified for its payment in the Indenture and such failure continues for 14 days; or

·     all or any part of the principal of the New Notes is not paid when it becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs and is continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.

However, a failure to make any payment on the New Notes shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an opinion of counsel to the Trustee with that

Capped Offer Notes	New Notes

conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the New Notes.

By accepting the New Notes, each holder and the Trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the New Notes or the Indenture (or between obligations which LBG may have under or in respect of any New Notes and any liability owed by a holder or the Trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

The holder or holders of not less than a majority in aggregate principal amount of the New Notes may waive any past Event of Default or Default with respect to the New Notes, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any New Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of New Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs and is continuing with respect to the New Notes, the Trustee will be under no obligation to take direction from any holder or holders of the New Notes, unless they have offered

Capped Offer Notes	New Notes

reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding New Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the New Notes, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the New Notes of such series not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default with respect to the New Notes, give to each holder of the New Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived; provided that the Trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the New Notes.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Capped Offer Notes	New Notes
Denomination	Substantially the same as for the New Notes.	Book-entry interests in the New Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.
Governing Law	The indentures governing the Capped Offer Notes and the Capped Offer Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Capped Offer Notes, which are governed by the laws of Scotland.	The Subordinated Indenture, the Ninth Supplemental Indenture and the New Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the New Notes, which are governed by, and construed in accordance with, the laws of Scotland.
Listing and Trading	New York Stock Exchange	New York Stock Exchange
Form and Depositary	Substantially the same as for the New Notes.

The New Notes shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with DTC, and will be registered in the name of such depositary or its nominee.

Beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream, Luxembourg.

Trustee and Paying Agent	The Bank of New York Mellon, acting through its London Branch.	The Bank of New York Mellon, acting through its London Branch.
Business Day Convention Day Count Basis	Following, unadjusted 30/360 (in case of an incomplete month, based on actual number of days elapsed in such period)	Following, unadjusted 30/360 (in case of an incomplete month, based on actual number of days elapsed in such period)

Taxation Considerations

U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax consequences of the Exchange Offer and the ownership and disposition of the New Notes to the U.S. Holders described below. This discussion applies to you only if you hold your Existing Securities, and will hold the New Notes, as capital assets for U.S. federal income tax purposes. This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to your decision to participate in the Exchange Offer or your ownership of the New Notes. Furthermore, it does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including any special tax accounting rules under Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”), alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences applicable to you if you are one of special classes of U.S. Holders, such as:

· a financial institution;

· an insurance company;

· a regulated investment company;

· a dealer or an electing trader in securities that uses a market-to-market method of accounting for U.S. federal income tax purposes;

· a person that holds Existing Securities or will hold New Notes as part of a straddle, conversion or other integrated transaction;

· a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

· a tax-exempt entity, “individual retirement account” or “Roth IRA”;

· a person that owns, or is deemed to own, directly, indirectly or constructively 5% or more (by vote or value) of our equity interests;

· a person that holds Existing Securities, or that will hold New Notes, in connection with a trade or business conducted outside of the United States; or

· a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes owns Existing Securities or New Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Existing Securities and partners in such partnerships should consult their tax advisers regarding the particular U.S. federal income tax consequences to them of the Exchange Offer and the ownership and disposition of New Notes.

This discussion is based on tax laws of the United States including the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which may affect the tax consequences described herein, possibly with retroactive effect.  This discussion does not address any aspect of state, local or non-U.S. taxation or any U.S. federal taxes other than income taxes (such as estate or gift taxes).

You are a “U.S. Holder” if you acquire New Notes pursuant to this Offer to Exchange and, for U.S. federal income tax purposes, you are a beneficial owner of Existing Securities and:

· a citizen or an individual resident of the United States;

· a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state therein or the District of Columbia; or

· an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

You should consult your tax adviser regarding the U.S. federal, state, local and non-U.S. tax consequences of participating in the Exchange Offer and of owning and disposing of New Notes in your particular circumstances.

Tax Characterization of the Existing Subordinated Notes and the New Notes

There is no direct legal authority as to the proper U.S. federal income tax treatment of an instrument that is denominated as a debt instrument and has significant debt features, but is subject to statutory bail-in powers such as the U.K. bail-in power. As indicated in the offering documents for the Existing Subordinated Notes, their respective issuers took the position that these notes were treated as debt for U.S. federal income tax purposes, and the remainder of this discussion assumes that this treatment is respected. We believe that the New Notes should be treated as debt for U.S. federal income tax purposes. If the New Notes are treated as debt, although the matter is not entirely clear, we believe the New Notes should be treated as “variable rate debt instruments.” We intend to take the position that for the purpose of determining whether and to what extent the New Notes will have original issue discount, the new Notes provide for stated interest at a single fixed rate from (and including) the Issue Date to (but excluding) the Reset Date, followed by a qualified floating rate (a “QFR”) from (and including) the Reset Date to (but excluding) the Maturity Date for U.S. federal income tax purposes. The remainder of this discussion assumes that the positions set forth above are respected.

U.S. Federal Income Tax Consequences of the Any and All Offer

Exchange of ADSs

The exchange of ADSs of any series for New Notes and cash pursuant to the Any and All Offer (the “ADS Exchange”) should be treated as a redemption of the ADSs for U.S. federal income tax purposes. Under Section 302 of the Code, a corporation’s redemption of its equity securities (such as the ADSs) may be treated for U.S. federal income tax purposes either as a sale of the securities by the owner thereof, or as a distribution from the issuing corporation to the owner, depending on the facts. The redemption of the ADSs will generally be treated as a sale of the ADSs by you (rather than a distribution by us to you) provided that, after the application of certain constructive ownership attribution rules, the redemption either (i) results in a “complete redemption” of your interest in our equity or (ii) is “not essentially equivalent to a dividend”, each within the meaning of Section 302(b) of the Code. In general, a redemption of equity securities will not be essentially equivalent to a dividend with respect to you if the redemption results in a “meaningful reduction” in your equity interest in us. The Internal Revenue Service (“IRS”) has indicated in published guidance that if certain conditions are met, a redemption of nonvoting, non-convertible preferred equity securities, or of shares held by a small minority shareholder in a publicly and widely held corporation who exercises no control over the issuer’s corporate affairs, would generally be treated as not essentially equivalent to a dividend. Based on this guidance, and taking into account the terms of the ADSs and our ownership structure, we expect that the exchange of ADSs pursuant to the ADS Exchange generally will be treated as a sale of the ADSs to us, and the remainder of this discussion so assumes. However, you should consult your tax adviser regarding the application of the rules set forth in Section 302 of the Code in your specific circumstances, particularly if you also own our ordinary shares or American Depositary Shares representing our ordinary shares.

      Subject to the discussion regarding the passive foreign investment company (“PFIC”) rules below, you should generally recognize capital gain or loss on the sale of your ADSs to us in an amount equal to the difference between (i) your adjusted tax basis in the ADSs and (ii) the sum of the “issue price” of the New Notes (determined as described below under “—Taxation of the New Notes—Issue Price”) and any cash received with respect to the sold ADSs. Generally, capital gains or losses will be long-term if the ADSs have been held for more than one year. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be treated as U.S. source for foreign tax credit purposes.  Your initial tax basis in the New Notes received in the ADS Exchange should equal the issue price of the New Notes, and the holding period of the New Notes should begin on the day after the ADS Exchange.

In general, a non-U.S. corporation will be a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules”, either (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. Although interest income is generally passive, under proposed Treasury regulations (that under current guidance from Treasury taxpayers can rely on prior to their finalization) certain banking income of licensed active banks is treated as non-passive. We believe that we were not a PFIC for our 2020 taxable year, and we do not expect to be a PFIC for our current taxable year. However, the proposed Treasury regulations may not be finalized in their current form. Moreover, our PFIC status for any taxable year depends on the composition of our income and assets, the value of our assets and the manner in which we operate our business, and cannot be determined until the end of the taxable year.  Accordingly, there can be no assurance that we were not a PFIC for any prior taxable year or that we will not be a PFIC for the current taxable year.  If we were a PFIC for any taxable year during which you owned ADSs, we would generally continue to be treated as a PFIC with respect to you even if we ceased to be a PFIC for subsequent taxable years (unless a certain purging election was made). If we are or were a PFIC for any taxable year during your holding period of the ADSs, you would be subject to adverse U.S. federal income tax consequences, including increased tax liability on gains from the disposition of ADSs. You should consult your tax adviser regarding our PFIC status for any taxable year during which you owned ADSs and the potential application of the PFIC rules to the disposition of the ADSs.

Exchange of Series 1 Existing Subordinated Notes

The Series 1 Existing Subordinated Notes were not issued by LBG. Therefore, the exchange of Series 1 Existing Subordinated Notes for New Notes and cash pursuant to the Any and All Offer (the “Series 1 Exchange”) will be a taxable transaction for U.S. federal income tax purposes. You will recognize gain or loss, if any, equal to the difference between the amount realized on the exchange and your adjusted tax basis in the Series 1 Existing Subordinated Notes. The amount realized on the exchange of your Series 1 Existing Subordinated Notes should equal the “issue price” of the New Notes received (determined as described below under “—Taxation of the New Notes—Issue Price”) and any cash payment received on the Series 1 Exchange (except to the extent attributable to accrued and unpaid interest). Your adjusted tax basis in the Series 1 Existing Subordinated Notes generally equals your purchase price for the Series 1 Existing Subordinated Notes, increased by any market discount on the Series 1 Existing Subordinated Notes previously included in gross income and reduced by any bond premium on the Series 1 Existing Subordinated Notes previously amortized.  Your initial tax basis in the New Notes received in the Series 1 Exchange will equal their issue price, and the holding period of the New Notes will begin on the day after the Series 1 Exchange.

Any gain or loss recognized with respect to a Series 1 Exchange generally will be capital gain or loss and will be long-term capital gain or loss if you held the Series 1 Existing Subordinated Notes for more than one year at the time of the exchange. Long-term capital gain recognized by non-corporate U.S. Holders is generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Amounts received with respect to accrued and unpaid interest on the Series 1 Existing Subordinated Notes will not form part of the amount realized on the exchange and will be taxed in the same manner as stated interest on the Series 1 Existing Subordinated Notes.

If you acquired your Series 1 Existing Subordinated Notes at a “market discount” (generally, a non-de minimis discount from their issue price), any gain recognized on the Series 1 Exchange would be taxed as ordinary interest income to the extent of accrued market discount that you had not previously elected to include in your income.

U.S. Federal Income Tax Consequences of the Capped Offer

The tax treatment of the exchange of the Series 2 Existing Subordinated Notes and/or the Series 3 Existing Subordinated Notes for New Notes and cash pursuant to the Capped Offer (a “Capped Exchange”) depends, in part, on whether the Capped Exchange is treated as resulting in a “significant modification” of the Capped Offer Notes, and if so, on whether the Capped Exchange is treated as a “recapitalization” for U.S. federal income tax purposes. We believe that each Capped Exchange should constitute a “significant modification” of the relevant Capped Offer Notes and the remainder of this discussion so assumes.

The extent to which you would be taxed on the gain realized with respect to a Capped Exchange depends on whether the Capped Exchange qualifies as a “recapitalization” for U.S. federal income tax purposes. In general, for the Capped Exchange to qualify as a recapitalization, the relevant series of Capped Offer Notes and the New Notes must be treated as “securities” for U.S. federal income tax purposes. Whether a debt instrument is a security is determined based on all the facts, including the term of the debt instrument. Generally, debt instruments with a term of ten years or more are considered securities. We intend to take the position that each Capped Exchange should be treated as a recapitalization for U.S. federal income tax purposes and the remainder of this discussion so assumes. You should consult your tax adviser regarding the consequences of a Capped Exchange if it does not qualify as a recapitalization for U.S. federal income tax purposes.

If the Capped Exchange is treated as a recapitalization, you will not recognize any loss on the Capped Exchange. The amount of gain you will recognize with respect to a Capped Exchange should be the lower of (i) the amount of gain realized in the Capped Exchange (as described below) and (ii) the sum of (x) the Cash Consideration Amount received with respect to the Capped Exchange and, if applicable, (y) the excess of the principal amount of New Notes received in the Capped Exchange (including any fractional New Notes deemed received, as described below) over the principal amount of the exchanged Capped Offer Notes (the amount described in (ii) above is referred to herein as “Boot”). We believe that for this purpose, the term “principal amount” as applied to the New Notes means their stated principal amount. However, it is possible that the IRS could assert that for this purpose the principal amount of the New Notes means their issue price. For purposes of this computation, the gain realized on a Capped Exchange should equal the difference between the amount realized and your adjusted tax basis in the relevant Capped Offer Notes. The amount realized should in turn equal the “issue price” of the New Notes received (and fractional New Notes deemed received) with respect to the exchanged Capped Offer Notes (determined as described below under “—Taxation of the New Notes—Issue Price”) and the applicable Cash Consideration Amount.  Your adjusted tax basis in the Capped Offer Notes will generally equal your purchase price, increased by any market discount on the exchanged Capped Offer Notes previously included in gross income and reduced by any bond premium on the exchanged Capped Offer Notes previously amortized.

If you receive cash in lieu of fractional New Notes, you should generally be treated as having received the fractional New Notes pursuant to the Capped Offer and then as having had those fractional New Notes sold for cash. As a result, you will generally recognize gain or loss on the receipt of cash in lieu of fractional New Notes, which gain or loss will generally be determined as described below under “—Taxation of the New Notes—Sale, Exchange or Redemption.”

Your initial tax basis in the New Notes received (and fractional New Notes deemed received) with respect to any relevant Capped Offer Notes, to the extent the principal amount thereof does not exceed the principal amount of the exchanged Capped Offer Notes, will equal your adjusted tax basis in the latter, increased by any gain recognized on the Capped Exchange of the Capped Offer Notes and decreased by the amount of Boot received with respect to the Capped Exchange. Your tax basis in fractional New Notes will be determined by allocating your tax basis between the New Notes actually received and the fractional New Notes deemed received in accordance with their respective fair market values. Your holding period in these New Notes will include your holding period for the Capped Offer Notes exchanged therefor.

Your tax basis in any New Notes having a principal amount in excess of the principal amount of the Capped Offer Notes exchanged therefor will be the fair market value of these New Notes on the Settlement Date, and your holding period of these New Notes will begin on the day after the Settlement Date.

Any gain or loss recognized with respect to a Capped Exchange generally will be capital gain or loss (except to the extent of any accrued market discount, as discussed below) and should be long-term capital gain or loss if the relevant Existing Subordinated Notes have been held for more than one year. Long-term capital gain recognized by non-corporate U.S. Holders is generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Amounts received with respect to accrued and unpaid interest on the Capped Offer Notes will not form part of the amount realized on their exchanges and will be taxed in the same manner as stated interest on the Capped Offer Notes.

If you acquired your Capped Offer Notes at a “market discount” (generally, a non-de minimis discount from their issue price), any gain recognized on their exchange would be taxed as ordinary interest income to the extent of accrued market discount that you had not previously elected to include in your income. In addition, any accrued market discount not taken into account due to the Capped Exchange being treated as a recapitalization will carry over to the New Notes received.

Tax Considerations for Existing Securities Not Exchanged

The Exchange Offer will not result in a taxable event for you with respect to Existing Securities that are not exchanged pursuant to the Exchange Offer. If you do not exchange your Existing Securities you will continue to have the same adjusted tax basis in and holding period for your Existing Securities that you had immediately prior to the Exchange Offer.

Taxation of the New Notes

Issue Price

If the New Notes are “publicly traded” for U.S. federal income tax purposes, their issue price will equal their fair market value on the Settlement Date. If the New Notes are not publicly traded but a substantial amount of them are issued in exchange for Existing Securities that are publicly traded, the issue price of the New Notes will be determined by reference to the fair market value of the publicly traded Existing Securities on the Settlement Date.  If neither the New Notes nor any Existing Securities exchanged therefor are publicly traded, the issue price of the New Notes will generally be their stated principal amount. We expect that the New Notes will be publicly traded for this purpose but there can be no assurance in this regard.

Under the applicable Treasury regulations, we are required to determine whether the New Notes are publicly traded (or whether any Existing Securities are publicly traded if the New Notes are not) and the issue price of the New Notes, and make these determinations available to you in a commercially reasonable fashion, including by electronic publication, within 90 days of the issue date of the New Notes. We intend to make this information available on our website. Our determination is binding on you, unless you explicitly disclose on your tax return that your determination is different and explain how you made that different determination.

Interest and Original Issue Discount

For U.S. federal income tax purposes if the “stated redemption price at maturity” of a debt instrument exceeds its issue price, and the excess equals or exceeds a prescribed de minimis threshold, the debt instrument will be treated as having been issued with original issue discount (“OID”). The stated redemption price at maturity is the sum of all payments required to be made under the debt instrument, other than payments of “qualified stated interest” (“QSI”). QSI is generally stated interest unconditionally payable at least annually during the entire term of the debt instrument. Under Treasury regulations applicable to variable rate debt instruments that provide for an initial fixed rate followed by a QFR, in order to determine the amount of QSI and any OID in respect of the New Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the New Notes, and (ii) second, each QFR (including the QFR determined under clause (i) above) is converted to a fixed rate substitute (which generally will be the value of that QFR as of the issue date of the New Notes). The QSI on the New Notes generally will be the lowest rate of interest in effect at any time under the equivalent fixed rate debt instrument, and any interest in excess of that rate generally will be treated as part of the stated redemption price at maturity and, therefore, as possibly giving rise to OID.  If the New Notes are not treated as issued with OID, all stated interest should be treated as QSI.  Whether the New Notes will be treated as issued with OID will depend in part on market conditions, and thus cannot be determined before the Settlement Date.

QSI on the New Notes will be includable in your income as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes. You will be required to include OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest. The amount of OID allocable to an accrual period equals the excess of (a) the product of the equivalent fixed rate note’s adjusted issue price at the beginning of the accrual period and the equivalent fixed rate note’s yield to maturity over (b) the sum of the payments of QSI on the equivalent fixed rate note allocable to the accrual period. The “adjusted issue price” of the equivalent fixed rate note at the beginning of any accrual period is the issue price of the New Note, increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the equivalent fixed rate notes that were not QSI. QSI or OID allocable to an accrual period must be increased (or decreased) if the interest actually accrued or paid on the New Notes during an accrual period exceeds (or is less than) the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument.

Interest income (including OID) will constitute foreign-source income, which may be relevant to you in calculating your foreign tax credit limitation.

You may make an election to include in income all interest that accrues on a New Note (including QSI, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, as described below) in accordance with a constant-yield method based on the compounding of interest.

Amortizable Bond Premium

If your initial tax basis in the New Notes (determined as described under “U.S. Federal Income Tax Consequences of the Exchange Offer”) exceeds the stated redemption price at maturity of the equivalent fixed rate notes described above, the New Notes will be considered to have amortizable bond premium. In general, the amortizable bond premium with respect to New Notes will be the excess, if any, of your tax basis over the stated redemption price at maturity of the equivalent fixed rate notes and you may elect to amortize this bond premium, using a constant-yield method, over the term of the New Notes. You generally may use the amortizable bond premium allocable to an accrual period to offset qualified stated interest otherwise required to be included in income with respect to the New Notes in that accrual period. In addition, you will generally not be required to include any OID in your income with respect to the Notes.  An election to amortize bond premium applies to all taxable debt obligations then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “—Stated Interest and Original Issue Discount”) for a New Note with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium, and may be revoked only with the consent of the IRS with respect to debt instruments acquired after revocation.

Acquisition Premium

If your initial tax basis in the New Notes is greater than the New Notes’ issue price but less than or equal to the sum of all amounts payable on the New Notes other than QSI, you will be considered to have acquired the New Notes with acquisition premium. Under the acquisition premium rules, the amount of OID (if any) that you must include in gross income with respect to the New Notes for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

Market Discount

As described above, any accrued market discount not recognized on a Capped Exchange will carry over to the New Notes received in the Capped Exchange. In addition, your New Notes will be treated as acquired with market discount if the issue price of the New Notes exceeds your initial tax basis in the New Notes by more than a prescribed de minimis amount. If your New Notes have market discount, you will be required to treat any gain on the sale, exchange or retirement of such New Notes as ordinary income to the extent of the market discount that is treated as having accrued on such New Notes at the time of the sale, exchange or retirement, and which you have not previously elected to include in your income. Any market discount will be considered to accrue ratably during the period from the Settlement Date to the maturity date of the New Notes unless you elect to accrue on a constant yield method. You may elect to include market discount in income currently as it accrues, in which case any gain recognized on the disposition of the New Notes will not be recharacterized as ordinary income.

Sale, Exchange or Redemption

Upon the sale, exchange or redemption of a New Note, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (not including amounts attributable to accrued interest not previously included in income, which will be treated as stated interest as described in “—Interest and Original Issue Discount” above) and your adjusted tax basis in the New Note. Your adjusted tax basis in a New Note will equal your initial tax basis in the New Note (determined as described under “U.S. Federal Income Tax Consequences of the Exchange Offer”), increased by the amounts of any OID or market discount previously included in income with respect to the New Note and reduced by any amortized premium and any payments other than QSI received by you. Any gain or loss on the sale, exchange or redemption of a New Note generally will be capital gain or loss (except to the extent of any accrued market discount, as discussed in the preceding paragraph) and should be long-term capital gain or loss if the New Notes have been held for more than one year at the time of the disposition. Long-term capital gain recognized by non-corporate U.S. Holders is generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitation. Any gain or loss will generally be treated as U.S. source for foreign tax credit purposes.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments (including the delivery of New Notes) under the Exchange Offer, payments or accrual of any OID on the New Notes, and the proceeds from a sale or other disposition of the New Notes. You may be subject to backup withholding on these payments and proceeds if you fail to provide your taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding.  The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals and certain specified entities may be required to report information relating to non-U.S. accounts through which they hold New Notes (or information on the New Notes if the New Notes are not held through any financial institution). You should consult your tax advisers regarding your reporting obligations with respect to the New Notes.

U.K. Tax Consequences for U.S. Holders

The following is a description of certain U.K. tax consequences of the Exchange Offer, and ownership and disposal of New Notes, for U.S. Holders (as defined in “Taxation Considerations — U.S. Federal Income Tax Considerations”) who are resident in the U.S. for U.S. federal income tax purposes, are not resident in the U.K. for U.K. tax purposes, and do not at any relevant time (i) carry on a trade, profession or vocation in the U.K. through a branch or agency to which their Existing Securities or New Notes are attributable, or (ii) in the case of a corporate U.S. Holder, carry on a trade in the U.K. through a permanent establishment in the U.K. to which their Existing Securities or New Notes are attributable.

The comments below are of a general nature based on current U.K. tax law as applied in England and Wales and HM Revenue & Customs (“HMRC”) practice (which may not be binding on HMRC). They are not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each U.S. Holder. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. Except to the extent expressly stated to the contrary, they relate only to the position of U.S. Holders who are the absolute beneficial owners of their New Notes and do not apply to certain classes of persons (such as dealers, individuals who have temporarily ceased to be resident in the U.K., and persons who are connected to us) to whom special rules may apply.

You should satisfy yourself as to the tax consequences in your own particular circumstances relating to the Exchange Offer. In particular, holders within the charge to U.K. income tax must take their own professional tax advice on the consequences of a disposal of their Existing Securities pursuant to the Exchange Offer.

The Exchange Offer

Disposal. A U.S. Holder will not, upon disposal of Existing Securities or acquisition of New Notes pursuant to the Exchange Offer, be liable for U.K. taxation on gains realized, unless at the time of the disposal the U.S. Holder is resident for tax purposes in the U.K., carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which their Existing Securities are attributable or, in the case of a corporate U.S. Holder, if the U.S. Holder carries on a trade in the U.K. through a permanent establishment in the U.K. to which their Existing Securities are attributable.

Payment of accrued interest will be made without withholding for or deduction of U.K. income tax, provided that the relevant Existing Subordinated Notes remain listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007 (the “Act”). The New York Stock Exchange is currently a recognised stock exchange for these purposes. Payments of accrued dividend and other cash payments made pursuant to the Exchange Offer will be made without withholding for or deduction of U.K. income tax.

Payments in respect of accrued interest and accrued dividends on the Existing Securities will constitute U.K. source income for U.K. tax purposes and, as such, may be subject to U.K. income tax by direct assessment irrespective of the residence of the holder. However, where the payments are made without withholding or deduction on account of U.K. tax (as will be the case in respect of the Existing Securities as described above), the payments will not be assessed to U.K. income tax (other than in the hands of certain trustees) if you are not resident in the U.K. for tax purposes, except if you carry on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the payments are received or to which the Existing Securities are attributable (or in the case of a corporate U.S. Holder, if you carry on a trade in the U.K. through a permanent establishment in the U.K. in connection with which the payments are received or to which Existing Securities are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the U.K. branch or agency (or permanent establishment).

Stamp Duty and Stamp Duty Reserve Tax. No U.K. stamp duty or stamp duty reserve tax will be payable by holders on purchase of their Existing Securities pursuant to the Exchange Offer.

New Notes

Payments.  Interest that we pay on the New Notes will be paid without withholding for or deduction of U.K. income tax, provided that the New Notes carry a right to interest and are and remain listed on a “recognised stock exchange” within the meaning of Section 1005 of the Act.  The New York Stock Exchange is currently a recognised stock exchange for these purposes.  The New Notes will be treated as listed on the New York Stock Exchange if they are officially listed in the United States in accordance with provisions corresponding to those generally applicable in EEA states and are admitted to trading on the New York Stock Exchange.

In all other cases, an amount on account of U.K. income tax must generally be withheld at the basic rate (currently 20%), unless one of certain exceptions relating to the status of the holder applies.  In particular, certain U.S. Holders will be entitled to receive payments free of withholding of U.K. income tax under the Treaty and will under current HMRC administrative procedures be able to make a claim for the issuance of a direction by HMRC to this effect.  However, such directions will be issued only on prior application to the relevant tax authorities by the holder in question.  If the New Notes are not listed on a recognised stock exchange, and such a direction is not given, we will be required to withhold tax, although a U.S. Holder entitled to relief under the Treaty may subsequently claim the amount withheld from HMRC.

Interest on the New Notes constitutes U.K. source income for U.K. tax purposes and, as such, may be subject to U.K. income tax by direct assessment irrespective of the residence of the holder.  However, where the payments are made without withholding or deduction on account of U.K. tax, the payments will not be assessed to U.K. income tax (other than in the hands of certain trustees) if you are not resident in the U.K. for tax purposes, except if you carry on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the payments are received or to which the New Notes are attributable (or in the case of a corporate U.S. Holder, if you carry on a trade in the U.K. through a permanent establishment in the U.K. in connection with which the payments are received or to which the New Notes are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the U.K. branch or agency (or permanent establishment).

Information relating to securities may be required to be provided to HMRC in certain circumstances.  This may include the value of the New Notes, details of the holders or beneficial owners of the New Notes (or the persons for whom the New Notes are held), details of the persons to whom payments derived from the New Notes are or may be paid and information and documents in connection with transactions relating to the New Notes.  Information may be required to be provided by, amongst others, the holders of the New Notes, persons by (or via) whom payments derived from the New Notes are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to the New Notes on behalf of others and certain registrars or administrators.  In certain circumstances, the information obtained by HMRC may be provided to tax authorities in other countries.

Disposal (including Redemption).  Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a U.S. Holder will not, upon disposal (including redemption) of a New Note, be liable for U.K. taxation on gains realized, unless at the relevant time the U.S. Holder is resident for tax purposes in the U.K., carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the New Notes are attributable or, in the case of a corporate U.S. Holder, if the U.S. Holder carries on a trade in the U.K. through a permanent establishment in the U.K. to which the New Notes are attributable.

 A U.S. Holder who is an individual and who has ceased to be resident for tax purposes in the U.K. for a period of five years or less before again becoming resident for tax purposes in the U.K. and who disposes of a New Note during that period may be liable to U.K. tax on chargeable gains arising during the period of absence in respect of the disposal (including redemption), subject to any available exemption or relief.

 A U.S. Holder who is an individual or other non-corporation taxpayer will not, upon transfer or redemption of a New Note, be subject to any U.K. income tax charge on accrued but unpaid payments of interest, unless the U.S. Holder at any time in the relevant tax year was resident in the United Kingdom or carried on a trade, profession or vocation in the U.K. through a branch or agency to which the New Note is attributable.

 Annual Tax Charges.  Corporate U.S. Holders who are not resident in the U.K. and do not carry on a trade in the U.K. through a permanent establishment in the U.K. to which the New Notes are attributable will not be liable to U.K. tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the New Notes.

Stamp Duty and Stamp Duty Reserve Tax. The following paragraph is drafted on the basis, as is expected to be the case, that the New Notes are “exempt loan capital” (that is, that section 79(4) of the Finance Act 1986 applies to the New Notes).

No U.K. stamp duty or stamp duty reserve tax should be payable on the issue, transfer or redemption of the New Notes.

Certain Benefit Plan Investor Considerations

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) imposes fiduciary standards and certain other requirements on employee benefit plans subject to Title I of ERISA, including collective investment funds, separate accounts, and other entities or accounts whose underlying assets are treated as assets of such plans pursuant to the U.S. Department of Labor “plan assets” regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan. The prudence of a particular investment will be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed in “Risk Factors” and the fact that in the future there may be no market in which the fiduciary will be able to sell or otherwise dispose of the New Notes.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans, accounts or other arrangements that are not subject to ERISA but which are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under the Code) having certain relationships to such Plans, unless a statutory or administrative exemption applies to the transaction. In particular, a sale or exchange of property or an extension of credit between a Plan and a “party in interest” or “disqualified person” may constitute a prohibited transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction with a Plan may be subject to excise taxes or other liabilities under ERISA and the Code. In addition, a fiduciary of the Plan who caused the Plan to engage in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

While it cannot be free from doubt, for the reasons discussed in “Tax Considerations—U.S. Federal Income Tax Consequences”, the New Notes may be considered to have substantial equity features under the Plan Assets Regulation and, as a result, may be treated as equity interests in LBG for purposes of ERISA.

LBG, because of its business, directly or through its affiliates, may be considered a party in interest or disqualified person with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if the New Notes are acquired by a Plan with respect to which LBG or an affiliate is a party in interest or a disqualified person, unless the New Notes are acquired pursuant to and in accordance with an applicable exemption. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply depending in part on the type of Plan fiduciary making the decision to acquire the New Notes and the circumstances under which that decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts) and PTCE 96-23 (relating to transactions determined by an in-house asset manager). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more than “adequate consideration” (within the meaning of ERISA Section 408(b)(17) and Section 4975(f)(10) of the Code) in connection with the transaction (the “service provider exemption”). There can be no assurance that any of these exemptions or any other exemption will be available with respect to transactions involving the Existing Securities and/or the New Notes.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to federal, state, local or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA and/or Section 4975 of the Code (“Similar Laws”). Fiduciaries of any such plans should consult with their counsel before tendering the Existing Securities and acquiring the New Notes.

BY ITS TENDER OF THE EXISTING SECURITIES AND ACQUISITION AND HOLDING OF THE NEW NOTES, EACH HOLDER AND EACH TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) EITHER (i) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA AND SUBJECT TO TITLE I OF ERISA, OR A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN SUBJECT TO ANY SIMILAR LAW, OR AN ENTITY WHOSE ASSETS ARE TREATED AS ASSETS OF ANY SUCH PLAN OR (ii) ITS TENDER OF THE EXISTING SECURITIES AND ACQUISITION, HOLDING AND DISPOSITION OF THE NEW NOTES (OR ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, VIOLATE ANY SIMILAR LAW OR BE SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NEW NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO ANY SIMILAR LAW AND (B) NEITHER LBG, THE DEALER MANAGERS NOR ANY OF THEIR AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA, SECTION 4975 OF THE CODE, ANY SIMILAR LAW OR OTHERWISE) AS A RESULT OF THE TENDER OF THE EXISTING SECURITIES OR ACQUISITION, HOLDING AND DISPOSITION OF THE NEW NOTES (OR ANY INTEREST THEREIN) BY ANY PLAN.

Any fiduciary of a Plan or plan subject Similar Law that proposes to cause such Plan or plan to tender the Existing Securities and acquire the New Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and to confirm that such investment will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or any Similar Law.

The transfer of any New Notes to a Plan or plan subject to Similar Law is in no respect a representation by LBG or any of its affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans or plans subject to Similar Law generally or any particular Plan or plan subject to Similar Law, or that such an investment is appropriate for Plans or plan subject to Similar Law generally or any particular Plan or plan subject to Similar Law. Neither this discussion nor anything provided in this prospectus is or is intended to be investment advice directed at any Plan or plan subject to Similar Law concerning the Exchange Offer.

Validity of the New Notes

Our U.S. counsel, Davis Polk & Wardwell London LLP, will pass upon certain United States legal matters relating to the validity of the New Notes.  Our Scottish solicitors, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters of Scots law relating to the validity of the New Notes. Allen & Overy LLP will pass upon certain matters of U.S. law on behalf of the Dealer Managers.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report of Lloyds Banking Group plc on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Index to Financial Statements

Please refer to page F-1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 and our Form 6-Ks containing our unaudited consolidated half-year results for the half-year ended 30 June 2021 and our interim results for the nine months ended September 30, 2021.

Annex A—Formula to Determine the Total Exchange Consideration and New Notes Exchange Consideration

YLD	=	The exchange yield for the relevant series of Existing Securities, which equals the sum of (x) the Reference UST Yield for such Series and (y) the applicable Fixed Spread, expressed as a decimal number.
CPN	=	The contractual annual rate of interest or dividend, as applicable, payable on the relevant series of Existing Securities, expressed as a decimal number. The calculation is based on the assumption that all dividends are paid in full and when scheduled.
N	=	The number of scheduled semi-annual interest or dividend payments, as applicable, from (but not including) the Settlement Date to (and including) the first call date (in respect of the Preference Shares) or Maturity Date (in respect of the Existing Subordinated Notes), as applicable. The calculation is based on the assumption that all dividends are paid in full and when scheduled.
S	=	The number of days from (and including) the semi-annual dividend or interest payment, as applicable, date immediately preceding the Settlement Date, up to (but not including) the Settlement Date. The number of days is computed using the 30/360 day-count method.
/	=	Divide. The term immediately to the left of the division symbol is divided by the term immediately to the right of the division symbol before any addition or subtraction operations are performed.
exp	=	Exponentiate. The term to the left of “exp” is raised to the power indicated by the term to the right of “exp.”
	=	Summate. The term in the brackets to the right of the summation symbol is separately calculated “N” times k = 1 (substituting for “k” in that term each whole number between 1 and N, inclusive), and the separate calculations are then added together.
Accrued Interest / Accrued Dividend	=	$1,000(CPN/2) (S/180).
Total Exchange Consideration	=	The price per $1,000 principal amount of the Existing Securities being priced (excluding accrued interest). A tendering holder will receive a total amount per $1,000 principal amount (rounded to the nearest cent) equal to the Total Exchange Consideration plus accrued interest. The Total Exchange Consideration consists of the New Notes Exchange Consideration and, if applicable, the Cash Consideration Amount.
Formula for Total Exchange Consideration	=
New Notes Exchange Consideration	=	The Total Exchange Consideration minus the Cash Consideration Amount (where applicable).

Annex B—Formula to Determine the Interest Rate on New Notes

Reference Yield	=

The bid-side yield, as calculated by the Dealer Managers in accordance with standard market practice, that corresponds to the bid-side price on the Benchmark Security set forth with respect to the New Notes on the front cover of this prospectus.

The bid-side price for the Benchmark Security will be the bid-side price appearing at the Pricing Time on the Bloomberg Reference Page appearing on the front cover of this prospectus (or any other recognized quotation source selected by LBG in consultation with the Dealer Managers if such quotation report is not available or manifestly erroneous), rounded to three decimal places, with 0.0005 rounded down.

Spread to Benchmark Security	=	The Spread to Benchmark Security set forth with respect to the New Notes on the front cover of this prospectus.
Interest Rate on New Notes	=	The sum of (i) Reference Yield and (ii) the Spread to Benchmark Security.

Annex C—Hypothetical Calculation of Total Exchange Consideration and New Notes Exchange Consideration

Target Bond	ADSs representing 6.413% Non-Cumulative Fixed to Floating Rate Preference Shares	ADSs representing 6.657% Non-Cumulative Fixed to Floating Rate Preference Shares	Subordinated Notes due 2033	4.500% Fixed Rate Subordinated Debt Securities due 2024	4.582% Subordinated Debt Securities due 2025
CPN	6.413%	6.657%	6.000%	4.500%	4.582%
First Call Date or Maturity Date	1-Oct-35	21-May-37	1-Nov-33	4-Nov-24	10-Dec-25
Reference UST Security	1.250% U.S. Treasury due August 15, 2031	1.750% U.S. Treasury due August 15, 2041	1.250% U.S. Treasury due August 15, 2031	0.750% U.S. Treasury due November 15, 2024	1.125% U.S. Treasury due October 31, 2026
Hypothetical Price Determination Time	6:00 AM Eastern Time, November 9, 2021	6:00 AM Eastern Time, November 9, 2021	6:00 AM Eastern Time, November 9, 2021	6:00 AM Eastern Time, November 9, 2021	6:00 AM Eastern Time, November 9, 2021
Hypothetical Price Determination Time Bloomberg Reference Page	FIT1	FIT1	FIT1	FIT1	FIT1
Hypothetical Settlement Date	14-Dec-21	14-Dec-21	14-Dec-21	14-Dec-21	14-Dec-21
Hypothetical Reference UST Yield at Hypothetical Price Determination Time	1.460%	1.872%	1.460%	0.718%	1.083%
Fixed Spread	+107	+83	+100	+50	+50
YLD	2.530%	2.702%	2.460%	1.218%	1.583%
N	28	31	24	6	8
S	73	23	43	40	4
Total Exchange Consideration - Components of Formula(1)
	$706.89	$660.81	$747.91	$965.53	$939.04
	$755.93	$839.91	$622.00	$132.35	$176.95
- $1,000(CPN/2) (S/180)	-$13.00	-$4.25	-$7.17	-$5.00	-$0.51

Total Exchange Consideration	$1,449.81	$1,496.46	$1,362.74	$1,092.88	$1,115.48
Cash Consideration Amount	$146.00	$110.00	$145.00	$0.00	$0.00
New Notes Exchange Consideration	$1,303.81	$1,386.46	$1,217.74	$1,092.88	$1,115.48
Accrued Interest / Accrued Dividend	$13.00	$4.25	$7.17	$5.00	$0.51
(1) Shown rounded to the nearest cent however unrounded values are used for the purposes of the calculation

Annex D—Hypothetical Calculation of the Interest Rate Applicable to the New Notes

New Notes	Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041
Reference UST Security	1.750% U.S. Treasury due August 15, 2041
Hypothetical Price Determination Time	6:00 AM Eastern Time, November 9, 2021
Hypothetical Price Determination Time Bloomberg Reference Page	FIT1
Hypothetical Reference UST Yield at Hypothetical Price Determination Time	1.872%
Spread to Benchmark Security	+150
Interest Rate on New Notes	3.372%

ISSUER

Lloyds Banking Group plc
25 Gresham Street
London EC2V 7HN

United Kingdom

EXCHANGE AGENT

Lucid Issuer Services Limited
The Shard
32 London Bridge Street
London SE1 9SG
United Kingdom

Tel: +44 207 704 0880

Attention: Owen Morris / David Shilson
email: lbg@lucid-is.com
Website: https://deals.lucid-is.com/lbg-us

Any questions or requests for assistance or additional copies of this prospectus may be directed to the Exchange Agent and any questions regarding the terms of the Exchange Offer may be directed to the Dealer Managers listed below.

GLOBAL COORDINATORS AND JOINT LEAD DEALER MANAGERS

BofA Securities, Inc.

620 South Tryon Street, 20th Floor

Charlotte, North Carolina 28255

Attention: Liability Management Group

Telephone (London): +44-20-7996-5420

Telephone (U.S. Toll Free): +1 (888) 292-0070

Telephone (U.S.): +1 (980) 387-3907

Email: DG.LM-EMEA@bofa.com

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Attn: Liability Management Group

Tel (London): +44 20 7883 8763

Tel (US): +1 (212) 538-2147

Tel (US toll free): +1 (800) 820-1653

Email: liability.management@credit-suisse.com

Lloyds Securities Inc. 1095 Avenue of the Americas New York, NY 10036 Attention: Bond Syndicate Telephone (U.S.): +1 (212) 827-3145 Email: NALSIBondSyndicate@lbusa.com

LEGAL ADVISERS

To Lloyds Banking Group plc

As to U.S. law Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR United Kingdom	As to English law Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom	As to Scots law CMS Cameron McKenna Nabarro Olswang LLP Saltire Court 20 Castle Terrace Edinburgh EH1 2EN Scotland

To the Dealer Managers

As to U.S. law

Allen & Overy LLP

52 avenue Hoche

75008 Paris

France

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Except as hereinafter set forth, there is no provision of the Memorandum and Articles of Association of LBG, or any contract, arrangement, agreement or statute under which any director or officer of LBG is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Deeds of Indemnity

LBG has entered into Deeds of Indemnity with the directors and certain officers of LBG that, subject to certain conditions precedent and limitations, in consideration for such director or officer continuing in or accepting office as a director or officer of (i) LBG, (ii) a subsidiary undertaking or holding company of LBG, or a subsidiary undertaking of LBG’s holding company or (iii) any undertaking in which such director or officer is acting as officer, employee, trustee or agent at LBG’s request, LBG will indemnify the director or officer against any liability, including (without limitation) any costs and expenses, incurred by, or attaching to, the director or officer in connection with any negligence, default, breach of duty or breach of trust by the director in relation to LBG or any associated company (as described in clauses (ii) and (iii) above) or in the actual or purported execution and/or discharge of his duties and/or the actual or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office as an employee, officer, trustee or agent of LBG or any associated company (as described in clauses (ii) and (iii) above).

Articles 140, 141 and 142 of LBG’s Articles of Association provide:

Article 140 Indemnity

140.1 Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, any person who is or was at any time a director, officer, employee or trustee of LBG or of any associated company or organization may be indemnified by LBG out of its own funds against (a) any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to LBG or any associated company or organization; and (b) any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or offices.

140.2 Where any such person is indemnified against any liability in accordance with article 140.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

Article 141 Insurance

141.1 Without prejudice to article 140 above, the directors shall have power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a director, officer, employee or trustee of LBG or of any associated company or organization, including insurance against any liability incurred by or attaching to him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or offices in relation to LBG or any associated company or organization (and all costs, charges, losses, expenses and liabilities incurred by him in relation thereto).

Article 142 Defense Expenditure

142.1 Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, LBG (i) may provide any person who is or was at any time a director, officer, employee or trustee of LBG or of any associated company or organization with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to LBG or any associated company or organization or in connection with any application for relief from liability under the statutes, and (ii) may do anything to enable any such a person to avoid incurring such expenditure.

142.2 Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, LBG (i) may provide any person who is or was at any time a director, officer, employee or trustee of LBG or of any associated company or organization with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to LBG or any associated company or organization, and (ii) may do anything to enable any such a person to avoid incurring such expenditure.

142.3 For the purpose of articles 140 to 142 an “associated company or organization” is any company or other body, whether or not incorporated, (i) which is LBG’s holding company or (ii) in which LBG or its holding company or any of the predecessors of LBG or of such holding company has any interest, whether direct or indirect, or (iii) which is in any way allied to or associated with LBG or its holding company or any of the predecessors of LBG or of such holding company (including any pension fund or employees’ share scheme in which any employees of LBG or of any associated company or organization are interested and any company acting as trustee for such pension fund or share scheme) or (iv) which is a subsidiary undertaking of any person mentioned in (iii) or (v) to which directors, officers, employees or trustees of LBG or of any subsidiary undertaking or any holding company of LBG are permitted by LBG or any subsidiary undertaking or any holding company of LBG to lend their services; and “person” shall include any natural person, partnership, other unincorporated association or body corporate.

Section 232 of the Companies Act 2006 provides:

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by–

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 233 of the Companies Act 2006 provides:

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

Section 234 of the Companies Act 2006 provides:

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against:

(a) any liability of the director to pay:

(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director:

(i) in defending criminal proceedings in which he is convicted, or

(ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose:

(a) a conviction, judgment or refusal of relief becomes final:

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of:

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 1157 of the Companies Act 2006 provides:

(1) If in proceedings for negligence, default, breach of duty or breach of trust against:

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust–

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

In addition, LBG has obtained directors’ and officers’ insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse LBG for amounts that it may be required or permitted by law to pay directors or officers of LBG and its consolidated subsidiaries.

LBG will agree to indemnify our authorized representative in the United States from and against certain directors’ and officers’ liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling LBG pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibits and Financial Statement Schedules.

Reference is made to the Exhibit Index and the Index to Financial Statements included herewith which are incorporated herein by reference.

Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)       The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form F-4, within one Business Day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)       The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Lloyds Banking Group plc has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 10th day of November, 2021.

LLOYDS BANKING GROUP plc

By:	/s/ Claire-Elizabeth Padley
	Name:	Claire-Elizabeth Padley
	Title:	Head of Capital, HOLDCO and RRP

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Shrimpton, Claire-Elizabeth Padley and Marian Galley and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title

/s/ Charlie Nunn
Charlie Nunn	(Executive Director, Group Chief Executive Officer)

/s/ William Chalmers
William Chalmers	(Executive Director, Group Chief Financial Officer)

/s/ Robin Budenberg
Robin Budenberg	(Chairman)

/s/ Alan Dickinson
Alan Dickinson	(Deputy Chairman and Senior Independent Director)

/s/ Sarah Legg
Sarah Legg	(Independent Director)

Signature	Title

/s/ Lord Lupton
Lord Lupton	(Independent Director)

/s/ Amanda Mackenzie
Amanda Mackenzie	(Independent Director)

/s/ Stuart Sinclair
Stuart Sinclair	(Independent Director)

/s/ Catherine Woods
Catherine Woods	(Independent Director)

Harmeen Mehta	(Independent Director)

/s/ Adriana Maestas
Adriana Maestas	(U.S. authorized representative)

EXHIBIT INDEX

Number	Description
3.1*	Memorandum and articles of association of Lloyds Banking Group plc (previously filed with the SEC on Form 20-F for the year ended December 31, 2009, dated May 13, 2010)
4.1*	Subordinated Debt Securities Indenture among Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of November 4, 2014 (previously filed as Exhibit 4.1 to Form 6-K on November 4, 2014)
4.2	Form of Ninth Supplemental Indenture to the Subordinated Debt Securities Indenture among Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee
4.3	Form of Securities for the Subordinated Debt Securities (included in Exhibit 4.2)
5.1	Opinion of CMS Cameron McKenna LLP, Scottish solicitors to Lloyds Banking Group plc regarding the validity of the New Notes
5.2	Opinion of Davis Polk & Wardwell London LLP, U.S. counsel to Lloyds Banking Group plc regarding the validity of the New Notes
10.1	The resolutions adopted by a committee of the Board of Directors of HBOS plc passed on September 13, 2005, related to the Series 1 Preference Shares
10.2	The resolutions adopted by a committee of the Board of Directors of HBOS plc passed on May 3, 2007, related to the Series 2 Preference Shares
10.3	The resolutions adopted by a committee of the Board of Directors of Lloyds TSB Group plc passed on November 13, 2008, related to, among others, the Series 1 Preference Shares and Series 2 Preference Shares
10.4	Amended and Restated Rule 144A Deposit Agreement dated as of February 18, 2020 among LBG, The Bank of New York Mellon, as Depositary and owners ad beneficial owners of Rule 144A American Depositary Shares, in respect of the Series 1 Preference Shares
10.5	Amended and Restated Regulation S Deposit Agreement dated as of February 18, 2020 among LBG, The Bank of New York Mellon, as Depositary and owners ad beneficial owners of Regulation S American Depositary Shares, in respect of the Series 1 Preference Shares
10.6	Amended and Restated Rule 144A Deposit Agreement dated as of February 18, 2020 among LBG, The Bank of New York Mellon, as Depositary and owners ad beneficial owners of Rule 144A American Depositary Shares, in respect of the Series 2 Preference Shares
10.7	Amended and Restated Regulation S Deposit Agreement dated as of February 18, 2020 among LBG, The Bank of New York Mellon, as Depositary and owners ad beneficial owners of Regulation S American Depositary Shares, in respect of the Series 1 Preference Shares
10.8	Amended and Restated Indenture dated as of April 30, 2003 among HBOS plc, Bank of Scotland, SIF No. 2 and The Bank of New York, as Trustee, in respect of the Series 1 Existing Subordinated Notes
10.9	Supplemental Indenture to Amended and Restated Indenture dated October 30, 2003 between HBOS plc and The Bank of New York as Trustee, in respect of the Series 1 Existing Subordinated Notes
10.10*	First Supplemental Indenture between Lloyds Banking Group plc and The Bank of New York Mellon, as Trustee, dated as of November 4, 2014 to the Subordinated Debt Securities Indenture dated as of November 4, 2014 referenced above as Exhibit 4.1, in respect of the Series 2 Existing Subordinated Notes (previously filed as Exhibit 4.2 to Form 6-K on November 4, 2014)

10.11	Fifth Supplemental Indenture between Lloyds Banking Group plc and The Bank of New York Mellon, as Trustee, dated as of November 14, 2016 to the Subordinated Debt Securities Indenture dated as of November 4, 2014 referenced above as Exhibit 4.1, in respect of the Series 3 Existing Subordinated Notes
23.1	Consent of CMS Cameron McKenna LLP (contained in their opinion filed as Exhibit 5.1)
23.2	Consent of Davis Polk & Wardwell London LLP (contained in their opinion filed as Exhibit 5.2)
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Powers of Attorney regarding Lloyds Banking Group plc (included on signature page to the registration statement)

25.1	Statement of Eligibility, dated as of November 10, 2021, for the Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Indenture Trustee and referenced above as Exhibit 4.1

*	Incorporated by reference.